Exhibit 4.b.1


        TRUST INDENTURE AND SECURITY AGREEMENT


      (FEDERAL EXPRESS CORPORATION TRUST  ____)


                     Dated as of


                    March 1, 1994


                       BETWEEN


  FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                    Owner Trustee,


                         AND


    NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION,
                  Indenture Trustee


     COVERING ONE AIRBUS MODEL A310-203 AIRCRAFT
                SERIAL NO. ___________





                  TABLE OF CONTENTS


                                                  Page


RECITALS  . . . . . . . . . . . . . . . . . . . .   1
GRANTING CLAUSE . . . . . . . . . . . . . . . . .   2
HABENDUM CLAUSE . . . . . . . . . . . . . . . . .   6


                      Article I

                     DEFINITIONS

SECTION 1.01.  Definitions  . . . . . . . . . . .   9


                      Article II

              ISSUE, EXECUTION, FORM AND
             REGISTRATION OF CERTIFICATES

SECTION 2.01.  Authentication and Delivery of
                 Certificates . . . . . . . . . .   9
SECTION 2.02.  Execution of Certificates  . . . .   9
SECTION 2.03.  Certificate of Authentication  . .  10
SECTION 2.04.  Form and Terms of Certificates;
                 Payments of Principal, Make-Whole
                 Premium and Interest . . . . . .  10
SECTION 2.05.  Payments from Trust Indenture
                 Estate Only  . . . . . . . . . .  12
SECTION 2.06.  Registration, Transfer and Exchange 13
SECTION 2.07.  Mutilated, Defaced, Destroyed, Lost
                 and Stolen Certificates  . . . .  14
SECTION 2.08.  Cancellation of Certificates;
                 Destruction Thereof  . . . . . .  16
SECTION 2.09.  Temporary Certificates . . . . . .  16
SECTION 2.10.  Termination of Interest in
                 Trust Indenture Estate . . . . .  17
SECTION 2.11.  Certificates in Respect of
                 Replacement Engines  . . . . . .  17
SECTION 2.12   Assumption of Obligations Under
                 Certificates and Other Operative
                 Agreements . . . . . . . . . . .  17


                     Article III

                      COVENANTS

SECTION 3.01.  Payment of Principal, Make-Whole
                 Premium and Interest . . . . . .  17
SECTION 3.02.  Offices for Payments, etc. . . . .  18
SECTION 3.03.  Appointment to Fill a Vacancy in
                 Office of Indenture Trustee  . .  18
SECTION 3.04.  Paying Agents  . . . . . . . . . .  18
SECTION 3.05.  Covenants of First Security
                 and the Owner Trustee  . . . . .  19
SECTION 3.06.  Intentionally Left Blank . . . . .  20
SECTION 3.07.  Disposal of Trust Indenture
                 Estate . . . . . . . . . . . . .  20
SECTION 3.08.  No Representations or Warranties as
                 to Aircraft or Documents . . . .  20
SECTION 3.09.  Further Assurances; Financing
                 Statements . . . . . . . . . . .  21


                      Article IV

                     HOLDER LISTS

SECTION 4.01.  Holder Lists; Ownership
                 of Certificates  . . . . . . . .  22


                      Article V

       RECEIPT, DISTRIBUTION AND APPLICATION OF
        INCOME FROM THE TRUST INDENTURE ESTATE


SECTION 5.01.  Basic Rent and Other Debt
                 Service Distribution . . . . . .  22
SECTION 5.02.  Pre-Funding Event of Loss or Event
               of Loss; Prepayment  . . . . . . .  23
SECTION 5.03.  Payment After Indenture Event
                 of Default, etc. . . . . . . . .  24
SECTION 5.04.  Certain Payments . . . . . . . . .  25
SECTION 5.05.  Other Payments . . . . . . . . . .  25
SECTION 5.06.  Payments to Owner Trustee  . . . .  26
SECTION 5.07.  Application of Payments  . . . . .  26
SECTION 5.08.  Investment of Amounts Held by
                 Indenture Trustee  . . . . . . .  26
SECTION 5.09.  Withholding Taxes  . . . . . . . .  27


                      Article VI

              PREPAYMENT OF CERTIFICATES

SECTION 6.01.  No Prepayment Prior to Maturity  .  28
SECTION 6.02.  Prepayment of Certificates . . . .  28
SECTION 6.03.  Notice of Prepayment to Holders  .  30
SECTION 6.04.  Deposit of Prepayment Price and
                 Sinking Fund Redemption Price  .  30
SECTION 6.05.  Certificates Payable on
                 Prepayment Date  . . . . . . . .  31
SECTION 6.06.  Mandatory Sinking Fund
                 Redemption . . . . . . . . . . .  31


                     Article VII

        INDENTURE EVENTS OF DEFAULT; REMEDIES
           OF INDENTURE TRUSTEE AND HOLDERS

SECTION 7.01.   Indenture Event of Default  . . .  33
SECTION 7.02.   Remedies  . . . . . . . . . . . .  37
SECTION 7.03.   Return of Trust Indenture
                  Estate, etc.  . . . . . . . . .  40
SECTION 7.04.   Indenture Trustee May Prove Debt   45
SECTION 7.05.   Remedies Cumulative . . . . . . .  47
SECTION 7.06.   Suits for Enforcement . . . . . .  47
SECTION 7.07.   Discontinuance of Proceedings . .  47
SECTION 7.08.   Limitations on Suits by
                  Holders . . . . . . . . . . . .  48
SECTION 7.09.   Unconditional Right of Holders
                  to Receive Principal, Interest
                  and Make-Whole Premium, and to
                  Institute Certain Suits . . . .  49
SECTION 7.10.   Control by Holders  . . . . . . .  49
SECTION 7.11.   Waiver of Past Indenture Default   50
SECTION 7.12.   Notice of Indenture Default . . .  50
SECTION 7.13.   Waiver of Appraisement, etc.; Laws 50

                     Article VIII

RIGHTS OF THE OWNER TRUSTEE AND THE OWNER PARTICIPANT

SECTION 8.01.  Certain Rights of Owner Trustee
                 and Owner Participant  . . . . .  51
SECTION 8.02.  Owner Participant's Right to Elect
                 to Prepay or Purchase the
                 Certificates . . . . . . . . . .  55
SECTION 8.03.  Certain Rights of Owner Participant 57


                      Article IX

           CONCERNING THE INDENTURE TRUSTEE

SECTION 9.01.  Acceptance of Trusts . . . . . . .  59
SECTION 9.02.  Duties and Responsibilities of the
                 Indenture Trustee; During an
                 Indenture Event of Default;
                 Prior to an Indenture
                 Event of Default . . . . . . . .  59
SECTION 9.03.  Certain Rights of the Indenture
                 Trustee  . . . . . . . . . . . .  62
SECTION 9.04.  Indenture Trustee Not Responsible
                 for Recitals, Disposition of
                 Certificates or Application of
                 Proceeds Thereof . . . . . . . .  63
SECTION 9.05.  Indenture Trustee and Agents May
                 Hold Certificates; Collections,
                 etc. . . . . . . . . . . . . . .  63
SECTION 9.06.  Moneys Held by Indenture Trustee .  64
SECTION 9.07.  Right of Indenture Trustee to Rely
                 on Officers' Certificate, etc. .  64
SECTION 9.08.  Replacement Engines  . . . . . . .  64
SECTION 9.09.  Indenture and Security Agreement
                 Supplement for Replacements  . .  66
SECTION 9.10.  Effect of Replacement  . . . . . .  67
SECTION 9.11.  Compensation . . . . . . . . . . .  67


                      Article X

                CONCERNING THE HOLDERS

SECTION 10.01.  Evidence of Action Taken by
                  Holders . . . . . . . . . . . .  68
SECTION 10.02.  Proof of Execution of Instruments
                  and of Holding of Certificates   68
SECTION 10.03.  Holders to Be Treated as Owners .  68
SECTION 10.04.  Certificates Owned by Owner
                  Trustee and the Lessee Deemed
                  Not Outstanding . . . . . . . .  69
SECTION 10.05.  Right of Revocation of Action
                  Taken . . . . . . . . . . . . .  70
SECTION 10.06.  ERISA Plan Prohibition  . . . . .  70


                      Article XI

             INDEMNIFICATION OF INDENTURE TRUSTEE
             BY OWNER TRUSTEE   . . . . . . . . .  71


                     Article XII

                  SUCCESSOR TRUSTEES

SECTION 12.01.  Notice of Successor Owner Trustee  72
SECTION 12.02.  Resignation and Removal of
                  Indenture Trustee; Appointment
                  of Successor  . . . . . . . . .  72
SECTION 12.03.  Persons Eligible for Appointment
                  as Indenture Trustee  . . . . .  74
SECTION 12.04.  Acceptance of Appointment by
                  Successor Trustee . . . . . . .  74
SECTION 12.05.  Merger, Conversion, Consolidation
                  or Succession to Business of
                  Indenture Trustee . . . . . . .  75
SECTION 12.06.  Appointment of Separate Trustees   76


                     Article XIII

          SUPPLEMENTS AND AMENDMENTS TO THIS
         TRUST INDENTURE AND OTHER DOCUMENTS

SECTION 13.01.  Supplemental Indentures Without
                  Consent of Holders  . . . . . .  78
SECTION 13.02.  Supplemental Indentures With
                  Consent of Holders  . . . . . .  80
SECTION 13.03.  Effect of Supplemental Indenture   81
SECTION 13.04.  Documents to Be Given to Indenture
                  Trustee . . . . . . . . . . . .  82
SECTION 13.05.  Notation on Certificates in Respect
                  of Supplemental Indentures  . .  82
SECTION 13.06.  No Request Necessary for Lease
                  Supplement or Indenture and
                  Security Agreement Supplement .  82


                     Article XIV

       SATISFACTION AND DISCHARGE OF INDENTURE;
                   UNCLAIMED MONEYS

SECTION 14.01.  Satisfaction and Discharge of
                  Indenture; Termination of
                  Indenture . . . . . . . . . . .  83
SECTION 14.02.  Application by Indenture Trustee of
                  Funds Deposited for Payment of
                  Certificates  . . . . . . . . .  85
SECTION 14.03.  Repayment of Moneys Held by Paying
                  Agent . . . . . . . . . . . . .  85
SECTION 14.04.  Transfer of Moneys Held by
                  Indenture Trustee and Paying
                  Agent Unclaimed for Two Years
                  and Eleven Months . . . . . . .  85


                      Article XV

                    MISCELLANEOUS

SECTION 15.01.  Capacity in Which Acting  . . . .  86
SECTION 15.02.  No Legal Title to Trust Indenture
                  Estate in Holders . . . . . . .  86
SECTION 15.03.  Sale of Trust Indenture Estate by
                  Indenture Trustee is Binding  .  86
SECTION 15.04.  Indenture for Benefit of Owner
                  Trustee, Indenture Trustee, Owner
                  Participant and Holders . . . .  86
SECTION 15.05.  No Action Contrary to the Lessee's
                  Rights Under the Lease  . . . .  86
SECTION 15.06.  Notices . . . . . . . . . . . . .  87
SECTION 15.07.  Officers' Certificates and Opinions
                  of Counsel; Statements to Be
                  Contained Therein . . . . . . .  88
SECTION 15.08   Severability  . . . . . . . . . .  89
SECTION 15.09.  No Oral Modifications or Continuing
                  Waivers . . . . . . . . . . . .  89
SECTION 15.10.  Successors and Assigns  . . . . .  89
SECTION 15.11.  Headings  . . . . . . . . . . . .  90
SECTION 15.12.  Normal Commercial Relations . . .  90
SECTION 15.13.  Governing Law; Counterpart Form .  90


EXHIBIT A - Form of Indenture and Security           A-1
             Agreement Supplement
EXHIBIT B - Form of Certificate                      A-2

Schedule I   - Intentionally Left Blank
Schedule II  - Definitions
Appendix A   - Sinking Fund Redemption Date Information



        TRUST INDENTURE AND SECURITY AGREEMENT
       (Federal Express Corporation Trust ____)


         TRUST INDENTURE AND SECURITY AGREEMENT
(FEDERAL EXPRESS CORPORATION TRUST _____), dated as of
March 1, 1994, between First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity, except as otherwise specifically set forth herein (when acting in such individual capacity, "First Security"), but solely as owner trustee (the "Owner Trustee") under the Trust
Agreement, as defined herein, and NationsBank of Georgia, National Association, a national banking association, as Indenture Trustee hereunder (the
"Indenture Trustee").

                 W I T N E S S E T H:

         WHEREAS, capitalized terms used herein shall have the respective meanings ascribed to them in
Article I hereof;

         WHEREAS, the parties hereto desire to enter into this Indenture in order to provide, among other things, (i) for the issuance by the Owner Trustee of the Certificates, the proceeds of which will be used by the Owner Trustee to pay a portion of the Purchase
Price, the Modification Cost and Parts Cost for the
Aircraft and an allocable amount of the Pass Through
Closing Expenses, and (ii) for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture
Estate hereunder of the Owner Trustee's right, title and interest in the Liquid Collateral, Demand Note
Collateral and the Agreement to Lease, and after the Exchange Date for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Trust Indenture Estate hereunder, of certain of the Owner Trustee's right, title and interest, present or future (so long as the Lien of this Indenture is outstanding), in and to, among other things, the Aircraft, the Lease and payments and other amounts received hereunder or thereunder in accordance with the terms hereof (other than Excepted Payments), as security for the Owner Trustee's obligations to the Holders and for the ratable benefit and security of such Holders;

         WHEREAS, the Owner Participant and First
Security, prior to the execution and delivery of this Indenture, entered into the Trust Agreement whereby, among other things, the Owner Trustee has declared a certain trust for the use and benefit of the Owner
Participant, subject, however, to the Lien of this Indenture, and pursuant to which, among other things, the Owner Trustee is authorized and directed to execute and deliver this Indenture;

         WHEREAS, all things have been done to make the Certificates, when executed, issued and delivered by the Owner Trustee and authenticated and delivered by the Indenture Trustee hereunder, the valid obligations of the Owner Trustee; and

         WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trustee, enforceable in accordance with its terms, have been done and performed and have happened;


                   GRANTING CLAUSE

         NOW, THEREFORE, in consideration of the
mutual promises contained herein and to secure (i) the prompt payment of the principal of and Make-Whole
Premium, if any, and interest on, and all other amounts due with respect to, all Certificates from time to time outstanding under this Indenture and all other amounts due hereunder or under the Collateral
Agreement and (ii) the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Holders of the Certificates or the Indenture Trustee contained in this Indenture, in the Certificates, in the Participation Agreement, in the Collateral Agreement and in the Lease, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee or the Owner Participant to the Holders or the Indenture
Trustee or by the Lessee to the Indenture Trustee, as the case may be (the obligations referred to in clauses (i) and (ii), the "Secured Obligations"), and for the uses and purposes and subject to the terms and provisions of this Indenture, and in consideration of the premises and of the covenants in this Indenture and in the Certificates and of the purchase of the Certificates by their Holders, and of the sum of $1 paid to the Owner Trustee by the Indenture Trustee at or before the delivery of this Indenture, the receipt and sufficiency of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm to the Indenture Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders from time to time of the Certificates, a first priority security interest in and first Lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights and privileges other than Excepted Payments, which collectively, excluding Excepted Payments and subject to the rights granted to the Owner Trustee or the Owner Participant hereunder, including without limitation, the rights of the Owner Participant and the Owner Trustee under Sections 2.05, 7.02, 8.01, 8.02, 8.03, 13.01 and 13.02 hereof but including all property specifically subjected to the Lien of this Indenture by the terms hereof, by any Indenture and Security Agreement
Supplement or any mortgage supplemental to this Indenture, are included within the Trust Indenture
Estate:

         (1)  On and after the Exchange Date, the
Airframe, as the same is more particularly described in the Indenture and Security Agreement Supplement;
the Engines, as the same are more particularly described in the Indenture and Security Agreement
Supplement, whether or not such Engines shall be installed in or attached to the Airframe or any other airframe, and any Replacement Engine(s) therefor; and all Parts in respect of the Airframe and the Engines and all records, logs and other documents at any time maintained with respect to the foregoing property;

         (2)  On and after the Exchange Date, the
Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent and Supplemental
Rent, and payments of any kind thereunder and including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of the Lease or to accept any surrender of the Aircraft or any part thereof as well as any rights, powers or remedies on the part of the Owner Trustee, whether arising under the Lease or by statute or at law or in equity or otherwise arising out of any Event of Default (except to the extent relating to Excepted
Payments);

         (3)  On and after the Exchange Date, rights
of the Owner Trustee under the Sales Agreement (to the extent relating to the Aircraft), the Modification
Agreement (to the extent relating to the Aircraft), the Parts and Services Agreement (to the extent relating to the Aircraft), the Bills of Sale, including all rights of the Owner Trustee under any such documents to execute any election or option, to make or pursue any claim, or to give or receive any notice, consent, waiver or approval thereunder or in respect thereof;

         (4)  Rights of the Owner Trustee under the
Participation Agreement (to the extent of amounts payable to the Owner Trustee thereunder), including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect thereof;

         (5)  Until the Commencement Date, rights of
the Owner Trustee under the Agreement to Lease (to the extent relating to the Aircraft), including all rights of the Owner Trustee to execute any election or option or to give or receive any notice, consent, waiver or approval thereunder or in respect thereof (except to the extent relating to Excepted Payments);

         (6)  All the tolls, rents, issues, profits,
products, revenues and other income (including sales proceeds) of the property subjected or required to be subjected to the Lien of this Indenture, and all of the estate, right, title and interest of the Owner
Trustee in and to the same and every part of said property;

         (7)  All moneys and securities (including
Permitted Investments) now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Agreement, except the Tax Indemnity
Agreement, and held or required to be held by the Indenture Trustee hereunder;

         (8)  On and after the Exchange Date, all
requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease) and all insurance proceeds with respect to the Aircraft or any part thereof from insurance required to be maintained by the Lessee under Article 13 of the Lease, but excluding any insurance maintained by the Lessee and not required under Article 13 of the Lease;

         (9)  On and after the Exchange Date, all
amounts, subleases or other property from time to time held as security for the Lessee's obligations pursuant to the Lease;

        (10)  All proceeds of the foregoing; and

        (11)  The Liquid Collateral and the Demand
Note Collateral.

         Notwithstanding the foregoing provisions:

         (a) there shall be excluded from the
security interest granted by this Indenture all Excepted Payments;

         (b) (i)  The Owner Trustee and the Owner
Participant shall at all times retain the right, to the exclusion of the Indenture Trustee, (A) to Excepted Payments and to commence an action at law to obtain such Excepted Payments, (B) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to, Excepted Payments, (C) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft, pursuant to Article 10 of the Lease, (D) to retain the right of "Lessor" to determine the Fair
Market Rental or Fair Market Value pursuant to
Article 4 of the Lease, (E) to retain all rights with respect to insurance maintained for its own account which Section 13.05 of the Lease specifically confers on the "Lessor" and (F) to exercise, to the extent necessary to enable it to exercise its rights under
Section 8.03 hereof, the rights of the "Lessor" under
Section 17.04 of the Lease;

        (ii)  At all times each of the Owner Trustee
and the Indenture Trustee shall have the right, separately but not to the exclusion of the other,
(A) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel, copies of all documents and all information which the Lessee is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner
Trustee pursuant to any other Operative Agreement,
(B) to exercise inspection rights pursuant to Section
14.01 of the Lease, (C) to maintain separate insurance pursuant to Section 13.05 of the Lease and to retain all rights with respect to such insurance maintained for its own account, (D) to give any notice of a Default or an Event of Default under Section 17.01 of the Lease, (E) to cause the Lessee to take any action and execute and deliver such documents and assurances as the "Lessor" may from time to time reasonably request pursuant to Section 19.01 of the Lease; and
(F) the right to consent to changes to the list of countries on Schedule III to the Participation
Agreement;

       (iii) So long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 8.01 hereof), the Owner
Trustee shall retain the right, to the exclusion of the Indenture Trustee, and jointly with the Indenture
Trustee during the continuation of any Indenture Event of Default (the action of both being required), to exercise the following rights of the "Lessor" under the Lease: the right to approve as satisfactory any accountants, engineers, appraisers or counsel to render services for or issue appraisals, reports, certificates or opinions to the Owner Trustee pursuant to express provisions of the Operative Agreements;

         (c) the leasehold interest granted to the Lessee by the Lease shall not be subject to the security interest granted by this Indenture and nothing in this Indenture shall affect the rights of the Lessee under the Lease so long as no Event of Default has occurred and is continuing; and

         (d) as between the Owner Trustee and the Indenture Trustee, nothing contained in this Granting
Clause shall, at any time on or after the Commencement
Date prevent the Owner Trustee, as the "Lessor" under the Lease, from seeking specific performance of the covenants of the Lessee under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft and from maintaining separate insurance with respect to the Aircraft to the extent permitted by Article 13 of the Lease.

         None of the payments and rights described in the foregoing clauses (a), (b)(i) and (d) above shall be included in the Trust Indenture Estate.

                   HABENDUM CLAUSE

         TO HAVE AND TO HOLD the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the equal and ratable benefit and security of the Holders from time to time of the Certificates, without any priority of any one
Certificate over any other and for the uses and purposes and subject to the terms and conditions set forth in this Indenture.

         It is expressly agreed that anything
contained in this Indenture to the contrary notwithstanding, the Owner Trustee shall remain liable under the Indenture Documents to perform all of the obligations assumed by it under any of those documents, all in accordance with and pursuant to the terms and provisions of those documents, and the Indenture Trustee and the Holders of the Certificates shall have no obligation or liability under the Indenture Documents by reason of or arising out of the assignment under this Indenture, nor shall the Indenture Trustee or the Holders of the Certificates be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under or pursuant to the Indenture Documents or, except as expressly provided in this Indenture, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         The Owner Trustee hereby constitutes the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise), subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all Basic Rent, Supplemental
Rent payable to the Owner Trustee, Stipulated Loss
Value and Termination Value payments, insurance proceeds and any and all moneys and claims for moneys due and to become due under or arising out of the Lease (subject to Section 8.01 hereof) or the other
Indenture Documents (other than Excepted Payments), to endorse any checks or other instruments or orders in connection with the same and to file any claims, take any action or institute any proceeding which the Indenture Trustee may deem to be necessary or advisable in the premises.

         Under the Lease the Lessee will be directed to make all payments of Rent on or after the Exchange
Date (other than Excepted Payments) payable to the Owner Trustee and all other amounts (other than Excepted Payments) which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address in the United States of America as the Indenture Trustee shall specify for application as provided in this Indenture. The Owner Trustee agrees that if, notwithstanding such provision, it shall have received any such amounts, promptly on receipt of any such payment, it will transfer to the Indenture Trustee any and all moneys from time to time received by the Owner
Trustee constituting part of the Trust Indenture
Estate for distribution by the Indenture Trustee pursuant to this Indenture, except that the Owner
Trustee shall accept for distribution pursuant to the Trust Agreement (i) any amounts distributed to it by the Indenture Trustee under this Indenture, and (ii) any Excepted Payments.

         The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided, however, that the Owner
Trustee shall have no obligation to execute and deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner
Trustee or the Owner Participant or would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery pursuant to any Operative Agreement.

         The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to anyone other than the Indenture Trustee, and that it will not, except as provided in or permitted by this Indenture, accept any payment from the Lessee, enter into an agreement amending or supplementing any of the Operative Agreements, execute any waiver or modification of, or consent under the terms of any of the Operative Agreements, settle or compromise any claim (other than claims in respect of Excepted Payments) against the Lessee arising under any of the Operative Agreements, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Agreements, to arbitration thereunder.

         Concurrently with the delivery of this
Indenture the Owner Trustee has delivered to the Indenture Trustee executed counterparts of the Trust
Agreement, the Agreement to Lease and the sole original counterparts of the Demand Notes, and executed counterparts or certified copies of the Sales
Agreement, the Modification Agreement and the Parts and Services Agreement. On the Commencement Date, the
Owner Trustee will deliver to the Indenture Trustee executed copies of the Trust Agreement Supplement. On the Exchange Date, the Owner Trustee will deliver to the Indenture Trustee in New York the chattel paper original counterparts of the Lease and the Lease
Supplement.

         It is hereby further covenanted and agreed by and between the parties as follows: (i) subject to the satisfaction or waiver of the conditions precedent to commencement of the Lease and to the Indenture
Trustee's obligations set forth in Section 4 of the Agreement to Lease and Sections 4.02 and 4.03, as the case may be, of the Participation Agreement (such satisfaction or waiver to be confirmed by a certificate of the Owner Participant), on the Exchange
Date the Indenture Trustee shall release from the Collateral Account any Demand Note Collateral then held by the Indenture Trustee, and (ii) the Indenture
Trustee shall not demand any payment under the Demand
Notes except as under circumstances set forth in the Collateral Agreement or as contemplated by Section
7.02 or 7.03 hereof.


                      Article I

                     DEFINITIONS

         SECTION 1.01.  Definitions. Unless the
context otherwise requires, capitalized terms utilized herein shall have the meanings set forth in Schedule
II hereto for all purposes of this Indenture and shall be equally applicable to both the singular and plural forms of the terms defined.


                      Article II

              ISSUE, EXECUTION, FORM AND
             REGISTRATION OF CERTIFICATES

         SECTION 2.01.  Authentication and Delivery of
Certificates. Forthwith upon the execution and delivery of this Indenture, and from time to time thereafter, Certificates in an aggregate principal amount not in excess of the amount specified in
Section 2.04 hereof (except as otherwise provided in Sections 2.06 and 2.07 hereof) shall be executed by the Owner Trustee and delivered to the Indenture
Trustee for authentication, and the Indenture Trustee shall thereupon authenticate and deliver said
Certificates to or upon the oral or written order of the Owner Trustee, signed, if written, by an authorized officer of the Owner Trustee, without any further action by the Owner Trustee.

         SECTION 2.02.  Execution of Certificates.
The Certificates shall be signed on behalf of the Owner Trustee by an authorized officer of First
Security. Such signatures may be the manual or facsimile signatures of such officer and minor errors or defects in any reproduction of any such signature shall not affect the validity or enforceability of any Certificate which has been duly authenticated and delivered by the Indenture Trustee.

         In case any officer of First Security who shall have signed any of the Certificates shall cease to be such officer before the Certificate so signed shall be authenticated and delivered by the Indenture
Trustee or disposed of by First Security, such Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Certificate had not ceased to be such officer of the Owner Trustee; and any Certificate may be signed on behalf of the Owner Trustee by such person or persons as, at the actual date of the execution of such Certificate, shall be the proper officers of First Security, although at the date of the execution and delivery of this Indenture any such person was not such an officer. Certificates bearing the facsimile signatures of individuals who were authorized officers of First Security at the time such Certificates were issued shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the respective dates of such Certificates.

         SECTION 2.03.  Certificate of Authentication.
Only such Certificates as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit B, executed by the Indenture
Trustee by manual signature of one of its authorized officers, shall be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Indenture
Trustee upon any Certificate executed by the Owner
Trustee shall be conclusive evidence that the Certifi-cate so authenticated has been duly authenticated and delivered hereunder and that the Holder, as evidenced on the Register, is entitled to the security and benefits of this Indenture.

         SECTION 2.04.  Form and Terms of
Certificates; Payments of Principal, Make-Whole
Premium and Interest.  The Certificates and the
Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. Certificates may differ with respect to Maturity and as to other terms. The
Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Owner Trustee executing the same may determine with the approval of the Indenture Trustee.

         The aggregate principal amount of
Certificates that may be authenticated and delivered under this Indenture is limited as provided in the form of Certificate attached as Exhibit B hereto. The
Certificates shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof, shall be dated the Closing Date, and shall be issued in the Maturities and principal amounts, and shall bear interest at the rates per annum, specified in the form of Certificate set forth in Exhibit B.

         Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.

         Each Certificate shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid and duly provided for, as the case may be, which shall be payable on the dates specified on the face of the form of Certificate set forth in Exhibit B hereto until the principal thereof is paid. Interest shall be calculated on the basis of a 360-day year of twelve
30-day months.

         Notwithstanding the preceding paragraph, each
Certificate shall bear interest at the Past Due Rate on any principal, interest and any other amount payable hereunder or under such Certificate, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

         The principal of, and Make-Whole Premium, if any, and interest on, the Certificates shall be payable at the Corporate Trust Office of the Indenture
Trustee or at any office or agency maintained for such purpose pursuant to Section 3.02 hereof; provided, however, that interest may be payable at the option of the Indenture Trustee or its Paying Agent, as defined in Section 3.04, by mailing checks for such interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the Register;
provided further, however, that notwithstanding the foregoing to the contrary, interest payable with respect to the Certificates as to which the Pass
Through Trustee is the Holder shall be sent by wire transfer of immediately available funds to an account or accounts in the United States previously specified by the Pass Through Trustee to the Indenture Trustee.

         The Holder at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest if any payable on such Interest Payment Date notwithstanding any transfer or exchange of such Certificate subsequent to the Record Date and prior to such Interest Payment Date, except if and to the extent the Owner Trustee shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record
Date (which shall be not less than five (5) or more than fifteen (15) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Owner
Trustee to the Holders not less than fifteen (15) days preceding such subsequent Record Date.

         SECTION 2.05.  Payments from Trust Indenture
Estate Only.  All payments to be made by the Owner
Trustee under this Indenture shall be made only from the income and the proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate and from any other amounts (i) of the type described in Section 5.01 hereof to the extent actually received by the Indenture Trustee and (ii) from the Letter of Credit, and only to the extent that the Owner Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust
Indenture Estate (and such other amounts) to enable the Indenture Trustee to make distributions of the amounts due in respect of the Certificates in accordance with the terms hereof and thereof. Each
Holder by its acceptance of a Certificate agrees that it will look solely to the income and proceeds from the Trust Indenture Estate (and such other amounts of the type contemplated by clause (i) and (ii) above) to the extent actually received by the Indenture Trustee and available for distribution to it as provided herein and that neither the Owner Participant, the Owner Trustee, First Security nor the Indenture
Trustee is personally liable to such Holder for any amounts payable under this Indenture or such Certificate or for any amounts payable or liability under any Certificate or this Indenture, except as expressly provided herein in the case of First
Security, the Owner Trustee or the Indenture Trustee, or in the case of the Owner Participant, except as expressly provided in the Participation Agreement.

         First Security is not personally liable to any Holder, the Lessee, the Owner Participant or the Indenture Trustee for any amounts payable under this Indenture or for any liability under this Indenture or the Certificates, except as a result of First
Security's gross negligence or willful misconduct, or as otherwise expressly provided herein or in the Participation Agreement.

         If (1) all or any part of the Lessor's Estate becomes the property of a debtor subject to the reorganization provisions of the Bankruptcy Code,
(2) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, the Owner Participant is required, by reason of First
Security or the Owner Participant being held to have recourse liability to the Indenture Trustee or any Holder, directly or indirectly, to make payment on account of any amount payable as principal of or interest, Make-Whole Premium or other amounts payable on the Certificates and (3) the Indenture Trustee actually receives any Recourse Amount which reflects any payment by the Owner Participant on account of (2) above, then, to the extent permitted by applicable law, and subject to the receipt by the Indenture
Trustee prior to its disbursement of such Recourse
Amount of written notice from the Owner Participant or the Owner Trustee reasonably relating to the refund obligation in this sentence, the Indenture Trustee shall promptly refund to the Owner Participant such Recourse Amount. The Indenture Trustee hereby waives to the fullest extent permitted by law the benefit of the provisions of Section 1111(b) of the Bankruptcy
Code with respect to recourse against First Security and the Owner Participant on account of any amount payable as principal of or interest, Make-Whole
Premium or other amounts payable on the Certificates.
Nothing contained in this paragraph shall prevent the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement, this
Indenture (other than referred to in clause (2) above), the Trust Agreement (and any exhibits or annexes thereto) or any other Operative Agreement, or from retaining any amount paid by the Owner Participant under Sections 5.01,
8.02 and 8.03 hereof. Nothing contained herein shall be construed as requiring any Holder to refund any amount distributed to such Holder pursuant to this Indenture.

         SECTION 2.06.  Registration, Transfer and
Exchange. The Indenture Trustee will keep, on behalf of the Owner Trustee, at each office or agency to be maintained for the purpose as provided in Section 3.02 hereof a Register or Registers on which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Certificates as provided in this Article. Such
Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.

         Upon due presentation for registration of transfer of any Certificate at any such office or agency, the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new
Certificate or Certificates of the same Maturity and interest rate and in authorized denominations for an equal aggregate principal amount.

         Any Certificate or Certificates may be
exchanged for a Certificate or Certificates of the same Maturity and interest rate but in other authorized denominations, in an equal aggregate principal amount. Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Indenture Trustee for the purpose as provided in Section 3.02 hereof, and the Owner Trustee shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor the Certificate or Certificates which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.

         All Certificates presented for registration of transfer, exchange, prepayment or payment shall (if so required by the Owner Trustee or the Indenture
Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Owner Trustee and the Indenture
Trustee duly executed by the Holder or its attorney duly authorized in writing and (except in the case of transfers pursuant to Section 15 of the Participation
Agreement) the Indenture Trustee may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act.

         The Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Certificates. No service charge shall be levied for any such transaction.

         The Indenture Trustee shall not be required to exchange or register a transfer of any Certificates
(a) for a period of fifteen (15) days immediately preceding the first mailing of notice of prepayment of such Certificates or (b) with respect to which notice of prepayment has been given pursuant to Section 6.03 hereof and such notice has not been revoked.

         All Certificates issued upon any transfer or exchange of Certificates shall be valid obligations of the Owner Trustee, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Certificates surrendered upon such transfer or exchange.

         SECTION 2.07.  Mutilated, Defaced, Destroyed,
Lost and Stolen Certificates. In case any temporary or definitive Certificate shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Owner Trustee in its discretion may execute, and upon the oral or written request of any officer of First Security, the Indenture Trustee shall authenticate and deliver, a new Certificate of like
Maturity, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Certificate, or in lieu of and substitution for the Certificate so apparently destroyed, lost or stolen. In case of any Certificate so apparently destroyed, lost or stolen, the applicant for a substitute Certificate shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as may be reasonably required by them to indemnify and defend and to save each of them harmless from issuance of such substitute Certificate
(in the case of the Pass Through Trustee, a personal agreement to indemnify shall be sufficient for this purpose) and, in any case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

         Upon the issuance of any substitute
Certificate, the Owner Trustee or the Indenture
Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. In case any Certificate which has matured or is about to mature, or has been called for prepayment in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Owner Trustee may, instead of issuing a substitute Certificate, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced
Certificate), if the applicant of any Certificate so apparently destroyed, lost or stolen, for such payment shall furnish to the Owner Trustee and to the Indenture Trustee such security or indemnity as any of them may require to save each of them harmless and the applicant shall also furnish to the Owner Trustee and the Indenture Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Certificate and of the ownership thereof.

         Every substitute Certificate issued pursuant to the provisions of this Section by virtue of the fact that any Certificate is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Owner Trustee, whether or not the apparently destroyed, lost or stolen
Certificate shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Certificates duly authenticated and delivered hereunder. All
Certificates shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Certificates and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

         SECTION 2.08.  Cancellation of Certificates;
Destruction Thereof. All Certificates surrendered for payment, prepayment, registration of transfer or exchange, if surrendered to the Owner Trustee or any agent of the Owner Trustee or the Indenture Trustee, shall be delivered to the Indenture Trustee for cancellation or, if surrendered to the Indenture
Trustee, shall be cancelled by it; and no Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.
The Indenture Trustee shall deliver the cancelled
Certificates to the Owner Trustee for destruction. If the Owner Trustee shall acquire any of the Certificates, such acquisition shall not operate as a prepayment or satisfaction of the indebtedness represented by such Certificates unless and until the same are delivered to the Indenture Trustee for cancellation.

         SECTION 2.09.  Temporary Certificates.
Pending the preparation of definitive Certificates, the Owner Trustee may execute and, upon the oral or written request of an officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Indenture Trustee).
Temporary Certificates shall be issuable as registered
Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Owner Trustee with the concurrence of the Indenture Trustee. Temporary Certificates may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Certificate shall be executed by the Owner Trustee and, upon the oral or written request of an authorized officer of the Owner
Trustee, be authenticated by the Indenture Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive
Certificates.  Without unreasonable delay the Owner
Trustee shall execute and shall furnish definitive
Certificates and thereupon temporary Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Indenture Trustee for the purpose pursuant to Section
3.02 hereof, and, upon the oral or written request of an authorized officer of the Owner Trustee, the Indenture Trustee shall authenticate and deliver in exchange for such temporary Certificates an equal aggregate principal amount of definitive Certificates of the same Maturities and interest rates and in authorized denominations. Until so exchanged, tempo-rary Certificates shall be entitled to the same security and benefits under this Indenture as definitive Certificates.

         SECTION 2.10.  Termination of Interest in
Trust Indenture Estate. A Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Indenture Estate when and if the principal amount of and Make-Whole Premium, if any, and interest on and other amounts due under all Certificates held by such Holder and all other sums payable to such Holder hereunder and under such Certificates shall have been paid in full.

         SECTION 2.11.  Certificates in Respect of
Replacement Engines. Upon the execution and delivery of an Indenture and Security Agreement Supplement covering a Replacement Engine, as provided in Section
9.09 hereof, each Certificate shall be deemed to have been issued in connection with such Replacement Engine and each Certificate issued thereafter upon a transfer or exchange of, or as a replacement for, a Certificate, shall be designated as having been issued in connection with such Replacement Engine, but without any other change therein except as provided for in this Article II.

         SECTION 2.12.  Assumption of Obligations
Under Certificates and Other Operative Agreements.
If, in accordance with and subject to the satisfaction of the conditions set forth in Section 7.12 of the Participation Agreement, after the Exchange Date the
Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Certificates and all other Operative Agreements, the Owner Participant and the Owner Trustee shall be released and discharged from any further obligations hereunder and under the Certificates and all other Operative Agreements
(except any obligations that have accrued prior to such assumption).


                     Article III

                      COVENANTS

         SECTION 3.01.  Payment of Principal, Make-
Whole Premium and Interest. The Owner Trustee covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest and Make-Whole Premium, if any, and all other amounts due on, each of the Certificates and under this Indenture at the place or places, at the respective times and in the manner provided in this Indenture and in the Certificates.

         Principal and interest and other amounts due hereunder or under the Certificates shall be payable in Dollars on the due date thereof, to the Indenture
Trustee at the Corporate Trust Office (or such other account at such other financial institution as the Indenture Trustee may designate for the purpose). If any amount payable under the Certificates or under this Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         SECTION 3.02.  Offices for Payments, etc.  So
long as any of the Certificates remain outstanding, the Indenture Trustee will maintain the following:
(a) an office or agency where the Certificates may be presented for payment or prepayment and (b) a facility or agency in New York, New York where the Certificates may be presented for registration of transfer and for exchange as provided in this Indenture (the
"Registrar").  The Registrar shall keep a register
(the "Register") with respect to the Certificates and their transfer and exchange. The Indenture Trustee may appoint one or more co-registrars
("Co-Registrars") for the Certificates and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.

         The Indenture Trustee shall initially act as Registrar.

         SECTION 3.03.  Appointment to Fill a Vacancy
in Office of Indenture Trustee. The Owner Trustee, whenever necessary to avoid or fill a vacancy in the office of Indenture Trustee, will, with the consent of the Lessee, appoint, in the manner provided in Section
12.02 hereof, an Indenture Trustee, so that there shall at all times be an Indenture Trustee hereunder.

         SECTION 3.04.  Paying Agents.  Whenever the
Indenture Trustee in its sole discretion shall appoint a paying agent (the "Paying Agent"), it will cause the Paying Agent to execute and deliver an instrument in which the Paying Agent shall agree with the Indenture
Trustee, subject to the provisions of this Section:

         (a)  that it will hold all sums received by
    it as such agent for the payment of the principal of, and interest and Make-Whole Premium, if any, on the Certificates (whether such sums have been paid to it by the Indenture Trustee or the Owner
    Trustee) in trust for the benefit of the Holders or of the Indenture Trustee, and

         (b)  that it will give the Indenture Trustee
    notice of any failure by the Owner Trustee to make any payment of the principal of or interest or Make-Whole Premium, if any, on the Certificates when the same shall be due and payable.

         Anything in this Section to the contrary not-withstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Sections 14.03 and 14.04 hereof.

         SECTION 3.05.  Covenants of First Security
and the Owner Trustee.

         (a)  First Security hereby covenants and
agrees as follows:

         (i)  First Security will perform its
    covenants set forth in Sections 7.04(b) and 7.04(c) of the Participation Agreement; and

        (ii)  First Security will not directly or
    indirectly create, incur, assume or suffer to exist any Lessor's Liens attributable to it or to the consolidated group of taxpayers of which it is a part.

         (b)  The Owner Trustee hereby covenants and
agrees as follows:

         (i)  in the event a Responsible Officer of
    the Owner Trustee shall have actual knowledge of an Indenture Event of Default, an Indenture
    Default, a Pre-Funding Event of Loss or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default, Indenture Default, Pre-Funding Event of
    Loss or Event of Loss to the Indenture Trustee, the Lessee and the Owner Participant;

        (ii)  the Owner Trustee will furnish to the
    Indenture Trustee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Agreement to Lease or the Lease, including, without limitation, a copy of each report or notice received pursuant to
    Section 11 of the Lease, to the extent that the same shall not have been furnished to the Indenture Trustee;

       (iii)  the Owner Trustee will not enter into
    any business or other activity other than the business of owning the Aircraft, the leasing thereof to the Lessee and the carrying out of the transactions contemplated hereby and by the Agreement to Lease, the Lease, the Participation
    Agreement, the Trust Agreement and the other
    Indenture Documents; and

        (iv)  except as contemplated by the Operative
    Agreements, the Owner Trustee will not contract for, create, incur, assume or permit to exist any debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the debt of any other Person.

         SECTION 3.06.  Intentionally Left Blank.

         SECTION 3.07.  Disposal of Trust Indenture
Estate. At any time and from time to time any part of the Trust Indenture Estate may be sold or disposed of in accordance with the provisions of this Indenture and the Lease. The Indenture Trustee shall, from time to time, release any part of the Trust Indenture
Estate so sold or disposed of or as to which an Event of Loss has occurred or as to which the Lease has been terminated from the Lien of this Indenture. In addition, to the extent that such property constitutes an Engine, the further requirements of Section 9.08 hereof shall be complied with.

         SECTION 3.08.  No Representations or
Warranties as to Aircraft or Documents.  NEITHER THE
LESSOR, THE INDENTURE TRUSTEE NOR THE OWNER
PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE
MADE, AND EACH HAS AND WILL HAVE BEEN DEEMED TO HAVE
EXPRESSLY DISCLAIMED, ANY WARRANTY OR REPRESENTATION
EITHER EXPRESS OR IMPLIED, AS TO (A) THE TITLE
(EXCEPT, WITH RESPECT TO THE OWNER TRUSTEE, AS
EXPRESSLY SET FORTH IN SECTION 7.04(a)(vii) OF THE
PARTICIPATION AGREEMENT AND SECTION 7(c)(v) OF THE
AGREEMENT TO LEASE), AIRWORTHINESS (EXCEPT WITH
RESPECT TO THE OWNER PARTICIPANT AS EXPRESSLY SET
FORTH IN SECTION 7.03(a)(xiii) OF THE PARTICIPATION
AGREEMENT, WORKMANSHIP, CONDITION, VALUE, FITNESS FOR
ANY PARTICULAR USE OR PURPOSE, DESIGN, OPERATION OR
MERCHANTABILITY OF THE AIRFRAME, ANY ENGINE OR ANY
PART THEREOF, (B) THE ABSENCE OF LATENT OR OTHER
DEFECTS, WHETHER OR NOT DISCOVERABLE, (C) THE ABSENCE
OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR
COPYRIGHT, (D) THE ABSENCE OF OBLIGATIONS BASED ON
STRICT LIABILITY IN TORT, OR (E) ANY OTHER MATTER
WHATSOEVER.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
CONTAINED IN THE FOREGOING, IT IS HEREBY AGREED AND
UNDERSTOOD BETWEEN THE PARTIES HERETO THAT, THE LESSOR
SHALL BEAR THE SOLE RESPONSIBILITY FOR ALL RISKS,
COSTS, EXPENSES AND LIABILITIES ARISING OUT OF THE
OWNERSHIP, USE, OPERATION, MAINTENANCE OR LEASE OF THE
AIRCRAFT DURING THE PERIOD PRIOR TO THE EXECUTION OF
THE LEASE SUPPLEMENT ON THE COMMENCEMENT DATE BY THE
LESSEE AND THAT THE LESSEE SHALL NOT BE RESPONSIBLE
FOR ANY SUCH RISKS, COSTS, EXPENSES AND LIABILITIES.
FOR THE AVOIDANCE OF DOUBT, IT IS FURTHER AGREED
BETWEEN THE PARTIES THAT THE LESSOR SHALL BE
RESPONSIBLE FOR ANY SUCH RISKS, COSTS, EXPENSES AND
LIABILITIES WHICH ARISE SUBSEQUENT TO THE EXECUTION OF
SUCH LEASE SUPPLEMENT BY THE LESSEE TO THE EXTENT THEY
ARISE OUT OF ANY ACT OR OMISSION PRIOR TO SUCH
EXECUTION BY THE LESSEE. First Security further warrants that on the Closing Date, the Commencement Date and the Exchange Date the Aircraft shall be free and clear of Lessor's Liens attributable to First Security. Neither First Security, the
Indenture Trustee nor the Owner Participant makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Trust Agreement, the Certificates or any Indenture Document or as to the correctness of any statement contained in any thereof, except for the representations and warranties of First Security, the Indenture Trustee and the Owner
Participant made under this Indenture, in the Collateral Agreement or in the Participation
Agreement.

         SECTION 3.09.  Further Assurances; Financing
Statements. At any time and from time to time, upon the request of the Indenture Trustee or the Lessee, the Owner Trustee shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or advisable to perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture
Trustee the full benefit of the specific rights and powers granted herein, including, without limitation, the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.


                      Article IV

                    HOLDER LISTS

         SECTION 4.01.  Holder Lists; Ownership of
Certificates. (a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Indenture Trustee is not the Registrar, the Registrar shall furnish to the Indenture Trustee semi-annually not more than fifteen (15) days after each Record
Date, as of such Record Date, or at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturities of the Certificates held by such Holders.

         (b)  Ownership of the Certificates shall be
proved by the Register kept by the Registrar.


                      Article V

       RECEIPT, DISTRIBUTION AND APPLICATION OF
        INCOME FROM THE TRUST INDENTURE ESTATE

         SECTION 5.01.  Basic Rent and Other Debt
Service Distribution. (a) Except as otherwise provided in Section 5.03 hereof, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent and any payment received by the Indenture Trustee pursuant to Section 8.03(a) hereof shall be promptly distributed in the following order of priority: first, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal and interest and other amounts (as well as any interest on overdue principal and, to the extent permitted by law, on Make-Whole Premium, if any, interest and other amounts) then due under all Certificates shall be distributed to the Holders ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Certificate bears to the aggregate amount of the payments then due under all such Certificates, and, second, the balance if any of such installment or payment remaining thereafter shall be distributed to the Owner Trustee, or as the Owner Trustee may request, for distribution pursuant to the Trust Agreement; provided, however, that if an Indenture Default shall have occurred and be continuing, then such balance shall not be distributed as provided in this clause "second" but shall be held by the Indenture Trustee as part of the Trust
Indenture Estate until whichever of the following shall first occur: (i) all Indenture Defaults shall have been cured, in which event such balance shall be distributed as provided in this clause "second",
(ii) such Indenture Default shall have continued for a period of 120 days, in which event such balance shall be distributed as provided in this clause "second", or
(iii) Section 5.03 hereof shall be applicable, in which event such balance shall be distributed in accordance with the provisions thereof.

         (b)  Any amount received or withdrawn by the
Indenture Trustee pursuant to Section 7(a), 7(b) or
7(d) of the Collateral Agreement shall be promptly distributed in accordance with clause "first" above.

         SECTION 5.02.  Pre-Funding Event of Loss or
Event of Loss; Prepayment. (a) Except as otherwise provided in Section 5.03 hereof, any payment received by the Indenture Trustee as the result of or in connection with (i) a Pre-Funding Event of Loss or an Event of Loss with respect to the Aircraft (ii) any Deemed Event of Loss or (iii) any event under the Lease giving rise to a prepayment pursuant to Section
6.02 hereof, shall be promptly distributed by the Indenture Trustee in the following order of priority:
first, to reimburse the Indenture Trustee for any costs or expenses reasonably incurred in connection with such prepayment, second, as provided in clause
"second" of Section 5.03 hereof, and third, as provided in clause "third" of Section 5.03 hereof.
Any amount received or withdrawn by the Indenture
Trustee pursuant to Section 7(c) of the Collateral
Agreement shall be promptly distributed by the Indenture Trustee in accordance with clause "second" of this Section 5.02(a).

         (b)  Except as otherwise provided in Section
5.03 hereof, any amounts received directly or indirectly from any governmental authority, insurer or other party pursuant to any provision of Articles 11 or 13 of the Lease as the result of loss or damage not constituting an Event of Loss with respect to the Aircraft, or as a result of such loss or damage constituting an Event of Loss if and to the extent that such amounts would at the time be required to be paid to the Lessee pursuant to said Article 11 or 13 but for the fact that a Default or an Event of Default shall have occurred and be continuing, shall be held by the Indenture Trustee as security for the obligations of the Lessee under the Lease and the Participation Agreement and shall be invested in accordance with the terms of Section 5.08 hereof and at such time as the conditions for payment to the Lessee specified in said Article 11 or 13, as the case may be, shall be fulfilled and there shall not be continuing any Default or Event of Default, such amount, and the proceeds of any investment thereof, shall, to the extent not theretofore applied, be paid to the Lessee to the extent provided in the Lease.

         SECTION 5.03.  Payment After Indenture Event
of Default, etc. Except as otherwise provided in Sec-tions 5.02(b), 5.04(b), 5.04(c) and 5.05(b) hereof, all payments received and all amounts held or realized by the Indenture Trustee (a) after an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing, and after the Indenture Trustee has received a request in accordance with Section 7.10 hereof, (b) after the Certificates shall have become due and payable as provided in Section 7.02(b) or (c) hereof, or
(c) after the Indenture Trustee shall foreclose upon the Trust Indenture Estate shall be promptly distributed by the Indenture Trustee in the following order of priority:

         first, so much of such payments or amounts as shall be required to reimburse the Indenture
    Trustee for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Trust
    Indenture Estate pursuant to Section 7.03(b) hereof) incurred by the Indenture Trustee (to the extent not previously reimbursed) (including, without limitation, the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon such Indenture
    Event of Default) shall be applied by the Indenture Trustee in reimbursement of such expenses;

         second, so much of such payments or amounts as shall be required to pay in full the aggregate unpaid principal amount of all outstanding
    Certificates, all accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder (but without Make-Whole Premium, except to the extent otherwise payable pursuant to Section 6.02 hereof), shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay all such amounts in full as aforesaid, then such amount shall be distributed ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Certificates held by each such Holder, the accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder
    (but without Make-Whole Premium, except to the extent otherwise payable pursuant to Section 6.02 hereof), bears to the aggregate unpaid principal amount of all outstanding Certificates, plus accrued but unpaid interest thereon to the date of distribution and all other amounts due hereunder and thereunder (but without Make-Whole
    Premium, except to the extent otherwise payable pursuant to Section 6.02 hereof); and

         third, the balance, if any of such payments or amounts remaining thereafter shall be distributed to the Owner Trustee for distribution pursuant to the Trust Agreement.

         SECTION 5.04.  Certain Payments.  (a)  Except
as otherwise provided in this Indenture, any payments received by the Indenture Trustee which are to be applied according to any provision in any other
Indenture Document shall be applied thereunder in accordance therewith.

         (b)  The Indenture Trustee will distribute,
promptly upon receipt thereof, any indemnity or other payment received by it from the Owner Trustee or the Lessee pursuant to Article 8 or Article 9 of the Participation Agreement or as Supplemental Rent, directly to the Person (which may include the Indenture Trustee) entitled thereto.

         (c) Notwithstanding anything to the contrary contained herein, any sums received by the Indenture
Trustee which constitute Excepted Payments shall be distributed promptly upon receipt by the Indenture
Trustee directly to the Person or Persons entitled thereto.

         SECTION 5.05.  Other Payments.  Any payments
received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Indenture
Document shall be distributed by the Indenture Trustee
(a) to the extent received or realized at any time prior to the payment in full of all obligations to the Holders secured by the Lien of this Indenture, in the order of priority specified in Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders secured by the Lien of this Indenture, in the following order of priority: first, in the manner provided in clause "first" of Section 5.03 hereof and second, in the manner provided in clause "third" of
Section 5.03 hereof.

         SECTION 5.06.  Payments to Owner Trustee.
Any amounts distributed hereunder by the Indenture
Trustee to the Owner Trustee shall be paid, subject to the proviso to Section 5.01 no later than 2:00 p.m.
New York Time on the date of receipt thereof (so long as such amounts have been received by the Indenture
Trustee in accordance with Section 3.03 of the Lease and the time periods specified therein), to the Owner
Trustee by wire transfer of immediately available funds of the type received by the Indenture Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trustee to the Indenture Trustee from time to time. The Owner Trustee hereby notifies the Indenture Trustee that unless and until the Indenture
Trustee receives notice to the contrary from the Owner
Trustee, all amounts to be distributed to the Owner
Trustee hereunder for distribution in accordance with the Trust Agreement shall be distributed by wire transfer of immediately available funds of the type received by the Indenture Trustee to such account of the Owner Participant as may be specified pursuant to
Section 2.06 of the Trust Agreement.

         SECTION 5.07.  Application of Payments.  Each
payment of principal of and interest or other amounts due on each Certificate shall, except as otherwise provided herein, be applied, first, to the payment of interest on such Certificate due and payable to the date of such payment, as provided in such Certificate, as well as any interest on overdue principal and Make-
Whole Premium, if any, and, to the extent permitted by law, interest and other amounts due thereunder, second, to the payment of any other amount (other than the principal of such Certificate) due hereunder to the Holder of such Certificate or under such Certificate, third, to the payment of the principal of such Certificate if then due hereunder or under such Certificate and fourth, the balance, if any remaining thereafter, to the payment of the principal of such Certificate remaining unpaid (provided that such Certificate shall not be subject to prepayment without the consent of the affected Holder except as permitted by Sections 6.02, 6.06 and 8.02 hereof).

         SECTION 5.08.  Investment of Amounts Held by
Indenture Trustee.  Amounts held by the Indenture
Trustee pursuant to Section 5.02(b) hereof or pursuant to any provision of any Indenture Document providing for investment of sums pursuant to Section 23.01 of the Lease or this Section 5.08 shall be invested by the Indenture Trustee from time to time in securities selected by (i) so long as no Event of Default shall have occurred and be continuing, the Lessee or (ii) so long as an Event of Default shall have occurred and be continuing, the Indenture Trustee and in each case shall be of the type listed in clauses (i) through
(iv) of Section 23.01 of the Lease. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Indenture Trustee's reasonable fees and expenses in making such investment, shall be held and applied by the Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Lessee shall be responsible for and will promptly pay to the Indenture
Trustee or the Lessor, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other costs and expenses, if any, incurred by the Indenture Trustee or the Lessor in connection with such investment), such amount to be disposed of in accordance with the terms hereof or the Lease, as the case may be. The Indenture Trustee shall not be liable for any loss resulting from any investment made by it under this Indenture in accordance with instructions from the Lessee other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Indenture Trustee without instructions whenever the Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.

         Unless otherwise confirmed in writing, an account statement delivered by the Indenture Trustee to the Owner Trustee (with a copy to the Lessee) shall be deemed written confirmation by the Owner Trustee that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by or on behalf of the Owner
Trustee, unless the Owner Trustee (or the Lessee on its behalf) notifies the Indenture Trustee in writing to the contrary within 30 days of the date of receipt of such statement.

         SECTION 5.09.  Withholding Taxes.  The
Indenture Trustee shall withhold any Taxes required to be withheld, except to the extent that the Holder has furnished evidence satisfactory to the Indenture
Trustee of any exemption from withholding claimed by such Holder, and under no circumstances shall the failure of any such Holder to receive any amounts so withheld constitute an Indenture Event of Default.


                      Article VI

              PREPAYMENT OF CERTIFICATES

         SECTION 6.01.  No Prepayment Prior to
Maturity. Except as provided in Sections 6.02, 6.06 and 8.02 hereof, the Certificates may not be prepaid prior to their respective Maturities.

         SECTION 6.02.  Prepayment of Certificates.
(a) The outstanding Certificates shall be prepaid in full (and not in part):

         (i)  If an Event of Loss occurs with respect
    to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless such Event of Loss relates to the Engines and, pursuant to Section 11.04 of the Lease and Section 9.08 hereof, Replacement
    Engine(s) are substituted therefor).

        (ii)  If the Lessee, pursuant to Section
    4.02(a)(C) or 4.02(a)(D) of the Lease, gives notice of purchase of the Aircraft (and Section
    2.12 hereof shall not be applicable in connection with such purchase).

       (iii)  If the Owner Participant or the Owner
    Trustee on behalf of the Owner Participant gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 hereof.

        (iv)  If the Lessee, pursuant to Section
    10.01 of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) below.

         (v)  [Intentionally Omitted]

        (vi)  If (A) a Deemed Event of Loss occurs,
    or (B) a Pre-Funding Event of Loss occurs.

         (b)  In the event of a prepayment of the
Certificates pursuant to Section 6.02(a)(ii) or 6.02(a)(iv) above, the Owner Trustee, having received notice from the Lessee in accordance with and subject to the terms of Section 4.02(a) or Section 10.01 of the Lease, shall give irrevocable written notice to the Indenture Trustee and to the Holders of all of the Certificates specifying the Business Day on which the Certificates shall be prepaid. In the case of a prepayment of the Certificates pursuant to Section
6.02(a)(i) above, the Certificates shall be prepaid in full on the Loss Payment Date as defined in Section
11.02 of the Lease. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(iii) above, the Certificates shall be prepaid in full on the Business Day so designated in the notice referred to in Section 8.02 hereof. In the case of a prepayment of the Certificates pursuant to
Section 6.02(a)(ii) or (iv) above, the Certificates shall be prepaid in full on the Termination Date. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(vi)(A) above, the Certificates shall be prepaid on the fourth Frankfurt Business Day following the Cut-off Date. In the case of a prepayment of the Certificates pursuant to
Section 6.02(a)(vi)(B) above, the Certificates shall be prepaid (i) in the case of a Pre-Funding Event of Loss, notice of which is received by the Indenture
Trustee at least five Frankfurt Business Days prior to the Scheduled Commencement Date, on the Scheduled
Commencement Date, or (ii) in the case of any other
Pre-Funding Event of Loss on the fourth Frankfurt
Business Day following the Cut-off Date. The day on which the Certificates are to be prepaid pursuant to this Section 6.02(b) is herein referred to as the "Prepayment Date".

         On or prior to the Prepayment Date,
immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Certificates equal to:

    (1)  in the event of a prepayment of the
    Certificates pursuant to Section 6.02(a)(i),
    6.02(a)(iii) (if clause (B) of Section 8.02(a) hereof is applicable), or 6.02(a)(vi) above, the sum of (A) the aggregate principal amount of Certificates then outstanding, (B) accrued interest on the Certificates to the Prepayment
    Date and (C) all other aggregate sums due any Holder or the Indenture Trustee hereunder or under the Participation Agreement or the Lease, or

    (2)  in the event of a prepayment of the
    Certificates pursuant to Section 6.02(a)(ii),
    6.02(a)(iii) (if clause (A) of Section 8.02(a) hereof is applicable), or 6.02(a)(iv) above, the sum of the amounts specified in clauses (A), (B) and (C) of the preceding clause (1) plus any Make-Whole Premium payable in respect of all Certificates

(the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

         (c)  If, pursuant to the last sentence of
Section 10.01(f) of the Lease, no Termination Date shall occur, the Owner Trustee shall give notice thereof to the Indenture Trustee, and the prepayment to be effected in respect of the Prepayment Date associated with such Termination Date shall not occur.

         SECTION 6.03.  Notice of Prepayment to
Holders. In order to effect any prepayment set forth in Section 6.02(a) hereof, the Indenture Trustee shall give prompt notice by first class mail of prepayment to each Holder of an outstanding Certificate. Such notice may be revoked by the Owner Trustee at any time on or before the Prepayment Date by prompt written notice to the Holders and Indenture Trustee except as otherwise provided in this Indenture, the Lease, or the Participation Agreement.

         All notices of prepayment shall state:

         (1)  the Prepayment Date,

         (2) the applicable basis for determining the Prepayment Price,

         (3)  that on the Prepayment Date, subject to
    the provisions hereof, the Prepayment Price will become due and payable, and that interest on the Certificates shall cease to accrue on and after such Prepayment Date, and

         (4)  the place or places where such
    Certificates are to be surrendered for payment.

         SECTION 6.04.  Deposit of Prepayment Price
and Sinking Fund Redemption Price.  On the Prepayment
Date or the Sinking Fund Redemption Date (as defined in Section 6.06 hereof), the Owner Trustee shall, to the extent that, after the Pre-Funding Period, an amount equal to the Prepayment Price or the Sinking
Fund Redemption Price (as defined in Section 6.06 hereof) as the case may be, shall not then be held in the Trust Indenture Estate, deposit with the Indenture
Trustee in immediately available funds, an amount equal to the difference between (a) the amount then held in the Trust Indenture Estate and (b) the Prepayment Price or the Sinking Fund Redemption Price, as the case may be. If there shall so be on deposit and/or deposited the applicable Prepayment Price or Sinking Fund Redemption Price on or prior to a Prepayment Date or Sinking Fund Redemption Date, interest shall cease to accrue in respect of all or, in the case of a mandatory sinking fund redemption, the relevant portion being prepaid of, the outstanding
Certificates on and after such Prepayment Date or such Sinking Fund Redemption Date.

         SECTION 6.05.  Certificates Payable on
Prepayment Date. On the Prepayment Date, the outstanding Certificates shall (except if the Owner
Trustee has requested the Indenture Trustee to revoke such notice of prepayment in accordance with Section
6.03 hereof) become due and payable and from and after such Prepayment Date (unless there shall be a default in the payment of the Prepayment Price) such Certificates shall cease to bear interest. Upon surrender by any Holder of its Certificate for prepayment in accordance with said notice, such Holder shall be paid the principal amount of its Certificate then outstanding, accrued interest thereon to the Prepayment Date, all other sums due to such Holder hereunder, under the Participation Agreement or the Lease, plus, if a Make-Whole Premium is payable pursuant to Section 6.02(b) hereof, the Make-Whole
Premium in respect of such Certificate.

         If any Certificate called for prepayment shall not be so paid upon surrender thereof for prepayment, the principal shall, until paid, continue to bear interest from the Prepayment Date at the interest rate applicable to such Certificate.

         SECTION 6.06.  Mandatory Sinking Fund
Redemption.  The Certificates with a Maturity of
September 23, 2006, the Certificates with a Maturity of
September 23, 2008, and the Certificates with a Maturity of March 23, 2010 shall be subject to partial redemption, on a pro rata basis on each date specified in this Section (a "Sinking Fund Redemption Date"). The Owner
Trustee shall deposit funds sufficient to pay the Sinking Fund Redemption Price with the Indenture
Trustee as provided in Section 6.04 hereof.  The
Indenture Trustee shall pay from the amounts so deposited on each applicable Sinking Fund Redemption
Date to the Holders of each Certificate then outstanding on a pro rata basis the aggregate principal amount set forth below, together with accrued interest to such Sinking Fund Redemption Date, but without Make-Whole Premium (the "Sinking Fund
Redemption Price"):

                               Principal Amount
                      ------------------------------------
                 Certificates with    Certificates with    Certificates with
 Sinking Fund    a Maturity of        a Maturity of        a Maturity of
Redemption Date  September 23, 2006   Sepember 23, 2008    March 23, 2010
- ---------------  ------------------   -----------------    ----------------



        [See Appendix A for Sinking Fund Redemption Date information for the relating thirteen (13) Aircraft]


                 ==================   =================    ================
       TOTAL



                     Article VII

        INDENTURE EVENTS OF DEFAULT; REMEDIES
           OF INDENTURE TRUSTEE AND HOLDERS

         SECTION 7.01.  Indenture Event of Default.
(a) "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i)  any Event of Default specified in
    Article 16 of the Lease (other than an Event of Default arising solely as the result of the failure to make an Excepted Payment unless the Owner Participant shall acquiesce in the treatment of such failure as an Event of Default) shall have occurred and be continuing; or

        (ii)  any failure by the Owner Trustee to
    observe or perform any covenant or obligation of the Owner Trustee in this Indenture (other than any such failure arising by reason of an Event of Default or other than the failure of the Owner Trustee to provide notice pursuant to Section 3.05(b)(i) or to furnish the Indenture Trustee documents as provided under
    Section 3.05(b)(ii)) and the continuance of such failure for a period of thirty (30) days after written notice thereof identified as a "Notice of Indenture Event of Default" to the Owner Trustee and the Owner Participant by the Indenture Trustee or by Certificate
    Holders of not less than 25% in aggregate principal amount of Outstanding Certificates specifying such failure to so observe or perform and requiring it to be remedied (or if such default is curable the continuance of such failure for up to 120 days after such notice if during such 120-day period the Lessor shall be diligently attempting to cure such breach); or

       (iii)  (A)(i) to the extent not resulting
    from an Event of Default, any failure by the Owner Trustee to pay principal, interest or Make-Whole Premium, if any, with respect to any Certificate when due, or (ii) any failure of the LC Bank to make any payment under the Letter of Credit when such payment is due, or
    (iii) any failure of Lufthansa to make (or any failure of the named Payee or any assignee with respect to a Demand Note (other than the Indenture Trustee), to the extent payment has been received by such Payee or assignee to pass on to the Indenture Trustee) any payment, when such payment is due, in accordance with any demand made under any Demand Note, in each case if such failure shall continue unremedied for a period of five (5) Business Days or (B) to the extent not resulting from an Event of Default, any failure to pay any other amounts hereunder or under the Certificates when due, if such failure shall continue for a period of thirty
    (30) days; or

        (iv)  (A) any representation or warranty
    made by First Security, the Owner Trustee, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant in Article 7 of the Participation
    Agreement, in Section 5.01 of the Lease or in any certificate of First Security, the Owner
    Trustee, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant furnished to the Indenture
    Trustee or any Holder in connection herewith or therewith or pursuant hereto or thereto shall prove to have been incorrect when made and was and remains material in any respect to the rights and remedies of the Holders under this Indenture, the Certificates, the Collateral Agreement, the Participation
    Agreement, the Lease or any other Indenture
    Document and if such misrepresentation is capable of being corrected as of a subsequent date and if such correction is being sought diligently, such misrepresentation shall not have been corrected within 30 days following notice thereof identified as a "Notice of Indenture Event of Default" being given to First Security, the Owner Trustee and the
    Owner Participant by the Indenture Trustee or by Certificate Holders of not less than 25% in aggregate principal amount of Outstanding
    Certificates; or

         (B)  any covenant made by First
    Security, the Owner Trustee, the Owner
    Participant, or any Person guaranteeing the obligations of the Owner Participant in
    Article 7 of the Participation Agreement shall be breached in any respect and was and remains material to the rights and remedies of the Holders under this Indenture, the Certificates, the Participation Agreement or the Lease and such breach shall remain unremedied for a period of thirty (30) days after there has been given to the Owner
    Trustee and the Owner Participant by the Indenture Trustee or by Certificate Holders of not less than 25% in aggregate principal amount of Outstanding Certificates a written notice identified as a "Notice of Indenture
    Event of Default" specifying such breach and requiring it to be remedied; or

         (v)  the Owner Trustee, the Lessor's
    Estate, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant shall (i) be unable, or admit in writing its inability, to pay its debts generally as they become due within the meaning of Title 11 of the United States
    Code, (ii) file any petition or answer
    seeking for itself or consenting to any
    reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, (iii) make an assignment for the benefit of its creditors, or (iv) take corporate or comparable action for the purpose of any of the foregoing; provided that an event referred to in this Section
    7.01(v) with respect to the Owner Participant shall not constitute an Indenture Event of Default if (a) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable, or (b) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Lessor's Estate (except for the Owner
    Participant's beneficial interest in the
    Lessor's Estate) and no right, title or
    interest under the Trust Indenture Estate, is or shall be included in, or subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner
    Participant referred to in this Section
    7.01(v); or

        (vi)  the Owner Trustee, the Lessor's
    Estate, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant shall file any answer admitting or not contesting the material allegations of a petition filed against the Owner Trustee, the Lessor's Estate, the Owner Participant or any Person guaranteeing the obligations of the Owner Participant in any proceeding referred to in clause (vii) below or seek or consent or acquiesce in the appointment of any trustee, custodian, receiver or liquidator of the Owner Trustee, the Lessor's
    Estate, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant or of all or any substantial part of its properties; or

       (vii)  without the consent or acquiescence
    of the Owner Trustee, the Lessor's Estate, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant an order shall be entered
    constituting an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganiza-tion, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or any such petition shall be filed against the Owner Trustee, the Lessor's Estate, the Owner Participant or any
    Person guaranteeing the obligations of the Owner Participant and such petition shall not be dismissed within 60 days (or 90 days in the case of the Owner Participant), or, without the consent or acquiescence of the Owner Trustee, the Lessor's Estate, Owner
    Participant or any Person guaranteeing the obligations of the Owner Participant, an order shall be entered appointing a trustee, custodian, receiver or liquidator of the Owner Trustee, the Lessor's Estate, the Owner
    Participant or any Person guaranteeing the obligations of the Owner Participant, or of all or any substantial part of the properties of the Owner Trustee, the Lessor's Estate, the Owner Participant or any Person guaranteeing the obligations of the Owner
    Participant, and such order shall not be dismissed within 90 days; provided that an event referred to in this Section 7.01(vii) with respect to the Owner Participant shall not constitute an Indenture Event of Default if (a) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable, or
    (b) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Lessor's Estate (except for the Owner Participant's beneficial interest in the Lessor's Estate) and no right, title or interest under the Trust
    Indenture Estate is or shall be included in, or subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this
    Section 7.01(vii); or

      (viii)  at any time on or after the Exchange
    Date while the Aircraft is registered in the United States, the Owner Trustee, First Security, the Owner Participant or any Person guaranteeing the obligations of the Owner Participant shall do or fail to do any act expressly required by the Operative Agreements to be performed by the Owner
    Trustee or the Owner Participant, as the case may be, or shall meet or fail to meet any condition expressly required by the Operative Agreements to be satisfied by the Owner Trustee or the Owner
    Participant, or as the case may be, and as a result thereof the Lien of this Indenture shall cease to be a valid first priority perfected Lien on the Indenture Estate.

         SECTION 7.02.  Remedies.  (a)  If an
Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Indenture
Trustee may, and when required by the provisions of
Article IX or Section 7.02(c) hereof, shall (i) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this
Article VII and (ii) in the event such Indenture Event of Default is an Indenture Event of Default referred to in paragraph (a) of Section 7.01 hereof, exercise any and all of the remedies pursuant to Article 17 of the Lease. The Indenture Trustee may take possession of all or any part of the properties covered or intended to be covered by the Lien and security interest created hereby or pursuant hereto and may exclude the Owner Participant, the Owner Trustee, the Lessee and any transferee of the Lessee and all persons claiming under any of them wholly or partly therefrom. In addition, the Indenture Trustee may exercise any other right or remedy in lieu of or in addition to the foregoing that may be available to it under applicable law, or proceed by appropriate court action to enforce the terms hereof, of the Lease, or both, or to terminate or rescind the Lease. Without limiting any of the foregoing, it is understood and agreed that the Indenture Trustee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.

         While an Indenture Event of Default is in existence that is also an Event of Default and no other Indenture Event of Default exists, the Indenture
Trustee may only exercise remedies hereunder if the Indenture Trustee simultaneously commences the exercise of one or more remedies under clauses (i) through (vi) of Section 17.01(a) of the Lease (such as commencement of suit for overdue Basic Rent);
provided, however, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in
Section 1110(a)(1) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided, further, however, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay
Period subsequent to the expiration of the Section
1110 Period (A) results from an agreement by the Lessee during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to
Section 1110(b) of the Bankruptcy Code or (C) results from the Lessee's assumption during the Section 1110
Period with the approval of the relevant bankruptcy court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any Person or (E) is pursuant to a judicial stay pending the resolution of litigation with respect to the applicability of Section 1110 of the Bankruptcy
Code and there is either no Event of Default other than one arising solely from the Lessee's bankruptcy or any such other Event of Default has been cured;
provided, further, however, that the requirement to exercise one or more of such remedies under the Lease during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period based upon a judicial stay as provided in this clause (E) shall in any event cease to be applicable subsequent to the 120th day of such Continuous Stay Period; it being understood and agreed that the Indenture Trustee may take such action and commence such processes as it may determine are necessary or advisable to foreclose on the Lien of this Indenture but all such actions and processes shall, during such period, not be completed to effect a foreclosure. If the limitation upon cures of the Lessee's failure to pay Basic Rent as provided in Section 8.03(a) hereof would otherwise prohibit the Owner Participant or the Owner Trustee from making a payment to cure an Event of Default for purposes of clause (E) above, the Owner Participant or the Owner
Trustee shall nonetheless be entitled to make such payment. If the Indenture Trustee shall acquire title to the Aircraft through foreclosure during a Continuous Stay Period without having exercised one or more of such remedies under the Lease by virtue of the Continuous Stay Period having continued beyond its 120th day as provided above in clause (E) and the Indenture Trustee shall have received prior to the 183rd day subsequent to its acquisition of the title to the Aircraft, the proceeds from its sale of the Aircraft, the Indenture Trustee shall, notwithstanding any other provision of this Indenture, distribute to the Owner Trustee the amount, if any, by which such proceeds (net of the Indenture Trustee's costs and expenses (including the fees and expenses of counsel and other experts and agents retained by it), commissions and other costs and expenses with respect to such foreclosure, the maintenance and preservation of the Aircraft and such sale (including amounts in respect of any thereof paid by others to whom the Indenture Trustee has a reimbursement obligation) and any other amounts to which the Indenture Trustee is entitled pursuant to Section 9.11 hereof or otherwise) exceed an amount equal to the aggregate of the principal amount of the Certificates outstanding on the date of such foreclosure, together with interest accrued thereon to such foreclosure date and an amount equal to the amount of interest that would have accrued (at the rate per annum applicable under the Certificates) on such principal amount from the date of such foreclosure to the date of the distribution by the Indenture Trustee of such proceeds for the benefit of the Holders if such principal amount had remained outstanding. References in this subsection (iii) to particular sections of the Bankruptcy Code as in effect on the date of the amendment and restatement of this Indenture shall include any substantially similar successor provisions.

         (b)  Notwithstanding Section 7.02(c) hereof,
if an Indenture Event of Default referred to in clause
(v), (vi) or (vii) of Section 7.01 hereof shall have occurred, or an Event of Default referred to in clause
(e), (f) or (g) of Section 16.01 of the Lease shall have occurred, then and in every such case the unpaid principal of all outstanding Certificates, together with interest accrued but unpaid thereon and all other amounts due thereunder and hereunder, but without Make-Whole Premium, shall immediately and without further act become due and payable, without present-ment, demand, protest or notice, all of which are hereby waived.

         (c)  If any Indenture Event of Default not
described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Indenture Trustee may on its own accord or at the direction of Holders of not less than 25% in aggregate principal amount of Outstanding
Certificates, at any time, by written notice or notices to the Owner Trustee and, if after the Commencement Date, the Lessee, declare the principal of all the Certificates to be due and payable, whereupon the unpaid principal of all outstanding
Certificates, together with accrued but unpaid interest thereon and all other amounts due thereunder, but without Make-Whole Premium (except to the extent a Make-Whole Premium was theretofore payable by virtue of Section 6.02(b) hereof), shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Trust Indenture Estate, however, the Holders of a Majority in Interest of Certificate
Holders, by notice to the Indenture Trustee, the Owner
Trustee and, if after the Commencement Date, the Lessee, may rescind such declaration, whether made by the Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Indenture Trustee (other than pursuant to the Collateral Agreement) a sum sufficient to pay all overdue installments of interest on all Certificates
(together, to the extent permitted by law, with interest on such overdue installments of interest), the principal on any Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, or (y) all Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured or waived as provided in
Section 7.11 hereof. No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d)  Each Holder shall be entitled at any
sale to a credit against any purchase price bid at such sale by such Holder all or any part of the unpaid obligations owing to such Holder secured by the Lien of this Indenture.

         SECTION 7.03.  Return of Trust Indenture
Estate, etc. Subject to Section 7.02 hereof: (a) If an Indenture Event of Default shall have occurred and be continuing, at the request of the Indenture
Trustee, the Owner Trustee shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture
Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Trust
Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Owner
Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture
Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture
Trustee, to the entry of which judgment the Owner
Trustee hereby specifically consents, and (ii) pursue all or part of the Trust Indenture Estate wherever such Trust Indenture Estate may be found and may, in the name of the Owner Trustee or otherwise, enter any of the premises of the Lessee and search for and take possession of and remove the Trust Indenture Estate.
All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

         (b)  Upon every such taking of possession or
title, the Indenture Trustee may, from time to time, at the expense of the Trust Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Trust Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Trust Indenture Estate and to carry on the business and, without limiting the express provisions of Section 8.01 hereof, to exercise all rights and powers of the Owner Participant and the Owner Trustee relating to the Trust Indenture Estate, as the Indenture Trustee shall deem necessary or appropriate, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Trust Indenture
Estate or any part thereof as the Indenture Trustee may determine; and, except for Excepted Payments
(other than Excepted Payments payable to the Indenture
Trustee), the Indenture Trustee shall be entitled to collect and receive directly all rents (including
Rent), revenues, issues, income, products and profits of the Trust Indenture Estate and every part thereof without prejudice to the right of the Indenture
Trustee under any provision hereof to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such rents
(including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Trust Indenture
Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Trust
Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture
Trustee.

         (c)  If an Indenture Event of Default shall
have occurred and be continuing and the Indenture
Trustee shall be entitled to exercise remedies hereunder, and (other than with respect to Collateral) subject to Article VIII hereof, the Indenture Trustee, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, may sell, assign, transfer and deliver the whole or, from time to time, to the extent permitted by law, any part of the Trust Indenture Estate, or any part thereof, or interest therein, at any private sale or public auction, with or without demand, advertisement or notice, except as expressly provided for below in this
Section 7.03(c), for cash or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Indenture Trustee in its sole discretion may determine; provided, that any such action shall be at the time lawful and that all mandatory legal requirements shall be complied with. Other than with respect to Collateral, the Indenture Trustee shall, to the extent permitted by law, give the Owner Trustee, the Owner Participant and, if after the Exchange Date, the Lessee at least 30 days' notice of any public or private sale. Such notice, in the case of a public sale, shall state the time and place fixed for such sale. Any such public sale shall be held at such time or times within ordinary business hours as the Indenture Trustee shall fix in the notice of such sale. At any such sale, the Trust Indenture Estate may be sold in one lot as an entirety or in separate lots. The Indenture Trustee shall have and may exercise with respect to the Collateral any or all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New
York, and as otherwise granted herein or under any other applicable law. To the extent permitted by law, and notwithstanding anything herein to the contrary, the Owner Trustee expressly waives any notice of sale or other disposition of Collateral and all other rights or remedies of the Owner Trustee or formalities prescribed by law relative to sale or disposition of Collateral or exercise of any other right or remedy of the Indenture Trustee with respect to Collateral existing after default hereunder; and to the extent any such notice is required and cannot be waived, the Owner Trustee agrees that if such notice with respect to Collateral is given at least three (3) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

         The Indenture Trustee shall not be obligated to make any sale pursuant to notice provided as contemplated above. The Indenture Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for such sale, and any such sale may be made at any time or place to which the same may be so adjourned without further notice or publication. The
Indenture Trustee may exercise such right of sale without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or without including the Holders as parties to any suit or proceedings relating to the foreclosure of any part of the Trust Indenture Estate.
The Owner Trustee shall execute any and all such bills of sale, assignments and other documents, and perform and do all other acts and things requested by the Indenture Trustee in order to permit consummation of any sale of the Trust Indenture Estate in accordance with this Section 7.03(c) and to effectuate the transfer or conveyance referred to in the first sentence of this Section 7.03(c). Notwithstanding any other provision of this Indenture, the Indenture
Trustee shall not sell the Trust Indenture Estate or any part thereof unless the Certificates shall have been accelerated.

         (d)  To the extent permitted by applicable
law, the Indenture Trustee or any Holder may be a purchaser of the Trust Indenture Estate or any part thereof or any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise. The Indenture Trustee may apply against the purchase price therefor the amount then due hereunder or under any of the Certificates secured hereby and any Holder may apply against the purchase price therefor the amount then due to it hereunder, under any other Indenture Document or under the Certificates held by such Holder to the extent that such portion of the purchase price as it would have received had it been entitled to share any distribution thereof. The Indenture Trustee or any Holder or nominee thereof shall, upon any such purchase, acquire good title to the property so purchased, free of the Lien of this Indenture and, to the extent permitted by applicable law, free of all rights of redemption in the Owner Trustee or the Owner
Participant in respect of the property so purchased.

         (e) Subject to Article VIII hereof and if an Indenture Event of Default is continuing, the Owner
Trustee hereby irrevocably appoints and constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, and the Owner Trustee hereby ratifies and confirms all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

         (f) The Indenture Trustee shall, as a matter of right, be entitled to the appointment of a receiver
(who may be the Indenture Trustee or any successor or nominee) for all or any part of the Trust Indenture
Estate, whether such receivership be incidental to a proposed sale of the Trust Indenture Estate or the taking of possession thereof or otherwise, and the Owner Trustee hereby consents to the appointment of such receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Trust Indenture Estate shall be entitled to exercise all of the rights and powers of the Indenture Trustee with respect to the Trust Indenture
Estate.

         (g)  Any sale of the Trust Indenture Estate
or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall be a perpetual bar against the Owner
Trustee after the expiration of the period, if any, during which the Owner Trustee shall have the benefit of prepayment laws which may not be waived pursuant to
Section 7.13 hereof.

         SECTION 7.04.  Indenture Trustee May Prove
Debt. If the Owner Trustee shall fail to pay any amount payable hereunder or under the Certificates, the Indenture Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceed-ings to judgment or final decree, and may enforce any such judgment or final decree against the Owner
Trustee and collect in the manner provided by law out of the property of the Owner Trustee wherever situated, the moneys adjudged or decreed to be payable; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Section 7.03(c) hereof.

         In case there shall be pending proceedings relative to the Owner Trustee or the Lessor's Estate under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Lessor's
Estate or the Owner Trustee or its property, or in case of any other comparable judicial proceedings relative to the Lessor's Estate or the Owner Trustee, or to the creditors or property of the Lessor's Estate or the Owner Trustee, the Indenture Trustee, irrespective of whether the principal of the Certificates shall then be due and payable as therein or herein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

         (a)  to file and prove a claim or claims for
    the whole amount of principal, interest and other amounts owing and unpaid in respect of the Certificates or hereunder, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Owner Trustee or to the creditors or property of the Owner Trustee,

         (b)  unless prohibited by applicable law and
    regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

         (c)  to collect and receive any moneys or
    other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Indenture Trustee on their behalf;

and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to the Holders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture
Trustee except as a result of negligence or willful misconduct.

         Nothing contained herein shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and of asserting claims under this Indenture, under any of the Certificates or under the Collateral Agreement, may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

         In any proceedings brought by the Indenture
Trustee (and also any proceedings involving the interpretation of any provision of this Indenture or the Collateral Agreement to which the Indenture
Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Certifi-cates, and it shall not be necessary to make any Holders parties to any such proceedings.

         SECTION 7.05.  Remedies Cumulative.  Each and
every right, power and remedy given to the Indenture
Trustee specifically or otherwise in this Indenture or the Collateral Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or in the Collateral
Agreement or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or in the Collateral Agreement or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture
Trustee or the Holders, and the exercise or the beginning of the exercise of any power or remedy shall not constitute or be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee or of any Holder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Lessee or to be an acquiescence therein.

         SECTION 7.06.  Suits for Enforcement.  If an
Indenture Event of Default has occurred, has not been waived and is continuing, the Indenture Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.08 and
9.03 and Article XI hereof proceed to protect and enforce its rights and rights of the Holders by such appropriate judicial proceedings as the Indenture
Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or in the Collateral Agreement or to enforce any other legal or equitable right vested in the Indenture Trustee or the Holders by this Indenture or the Collateral Agreement or by law; provided, that any sale of any portion of the Trust Indenture Estate shall be done in accordance with Section 7.03(c) hereof.

         SECTION 7.07.  Discontinuance of Proceedings.
In case the Indenture Trustee or any Holder shall have instituted any proceeding to enforce any right, power or remedy under this Indenture or the Collateral
Agreement by foreclosure, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or such Holder, then and in every such case the Owner Trustee, the Indenture
Trustee, the Holders and the Lessee shall, subject to any determination in such proceeding, be restored to their former positions and rights hereunder with respect to the Trust Indenture Estate, and all rights, remedies and powers of the Indenture Trustee and the Holders shall continue as if no such proceeding had been instituted.

         SECTION 7.08.  Limitations on Suits by
Holders. No Holder of any Certificate shall have any right by virtue or by availing of any provision of this Indenture or the Collateral Agreement to insti-tute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or the Collateral Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or under the Collateral
Agreement, unless such Holder previously shall have given to the Indenture Trustee written notice of an Indenture Event of Default and of the continuance thereof, as hereinbefore provided, and the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates shall have made written request upon the Indenture Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Indenture
Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Indenture Trustee pursuant to Section
7.10 hereof; it being understood and intended, and being expressly covenanted by the Holder of each Certificate with every other Holder of each other
Certificate and the Indenture Trustee, that no one or more Holders shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Holder or the Lien of this Indenture or any part of the Trust Indenture Estate or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture or the Collateral Agreement, except in the manner provided herein or therein and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Indenture
Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 7.09.  Unconditional Right of Holders
to Receive Principal, Interest and Make-Whole
Premium, and to Institute Certain Suits.
Notwithstanding any other provision in this Indenture, in the Collateral Agreement or any Certificate, the right of any Holder to receive payment of the principal of and interest and Make-Whole Premium, if any, on such Certificate on or after the respective due dates and in the manner expressed in such Certificate, or, subject to Section 7.08 hereof, to institute suit for the enforcement of any such payment on or after such respective dates as provided herein, shall not be impaired or affected without the consent of such Holder.

         SECTION 7.10.  Control by Holders.  The
Majority in Interest of Certificate Holders shall have the right to direct the Indenture Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee by this Indenture or the Collateral
Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and the Indenture Trustee shall have received, to the extent provided in Sections 7.08 and 9.03 and Article XI hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Indenture Trustee; and provided further that (subject to the provisions of Section 9.02 hereof) the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Indenture Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Indenture Trustee shall determine that the action or proceedings so directed would involve the Indenture Trustee in personal liability or if the Indenture Trustee in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction shall be unduly prejudicial to the interests of Holders not joining in the giving of said direction, it being understood that (subject to Section 9.02 hereof) the Indenture Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Indenture Trustee in its discretion to take any action deemed proper by the Indenture Trustee and which is not inconsistent with the direction by the Majority in Interest of Certificate Holders or this Indenture.

         SECTION 7.11.  Waiver of Past Indenture
Default. Upon written instructions from the Majority in Interest of Certificate Holders, the Indenture
Trustee shall waive any past Indenture Default and its consequences and upon any such waiver such Indenture
Default shall cease to exist and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other
Indenture Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Holders, the Indenture
Trustee shall not waive any Indenture Default (a) in the payment of the principal of, or Make-Whole
Premium, if any, or interest on, or other amounts due under, any Certificate then Outstanding, or (b) in respect of a covenant or provision hereof which, under
Article XIII hereof, cannot be modified or amended without the consent of each Holder.

         SECTION 7.12.  Notice of Indenture Default.
The Indenture Trustee shall transmit to the Owner
Trustee, the Holders and to the Owner Participant notice of all Indenture Defaults actually known to a Responsible Officer of the Indenture Trustee, such notice to be transmitted by mail to the Holders within 90 days, and to the Owner Trustee and the Owner
Participant promptly after the occurrence thereof, unless such Indenture Default shall have been cured before the giving of such notice; provided that under no circumstances shall the Indenture Trustee give such notice to the Holders until the expiration of a period of 60 days from the occurrence of such Indenture
Default; and provided further that, except in the case of default in the payment of the principal of or interest on or any other amount due under any of the Certificates, the Indenture Trustee shall be protected in withholding such notice to the Holders if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Indenture
Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         SECTION 7.13.  Waiver of Appraisement, etc.;
Laws. The Owner Trustee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, redemption or prepayment law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the execution of any power granted herein or therein to the Indenture
Trustee, or the absolute sale of the Trust Indenture
Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article VII;
and the Owner Trustee for itself and all who may claim under it, so far as it or any of them now or hereafter lawfully may, hereby waives the benefit of all such laws. The Owner Trustee for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Trust
Indenture Estate marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Trust Indenture Estate as an entirety.

         If any law referred to in this Section 7.13 and now in force, of which the Owner Trustee or its successors might take advantage despite this Section
7.13, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 7.13.


                     Article VIII

             RIGHTS OF THE OWNER TRUSTEE
              AND THE OWNER PARTICIPANT

          SECTION 8.01.  Certain Rights of Owner
Trustee and Owner Participant.  (a)  Subject to
Section 13.01 hereof, without the consent of a Majority in Interest of Certificate Holders, the respective parties to the Participation Agreement, the Lease, the Modification Agreement (to the extent relating to timing or amounts of payment obligations), the Parts and Services Agreement (to the extent relating to timing or amounts of payment obligations), the Sales Agreement (to the extent relating to timing or amounts of payment obligations), and the Trust
Agreement may not modify, amend or supplement any of said agreements (or the form of the Lease prior to the Commencement Date), or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of this Section
8.01 may be taken without the consent of the Indenture
Trustee or of any Holder.

         (b)  Subject to the provisions of subsection
(c) of this Section 8.01, the respective parties to the Participation Agreement, the Lease, the Trust
Agreement, the Agreement to Lease, the Sales
Agreement, the Modification Agreement and the Parts and Services Agreement, at any time and from time to time without the consent of the Indenture Trustee or of any Holder may:

         (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease or the form of the Lease prior to the Commencement Date, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 8.01, the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease from and after the Commencement Date or, prior to the Commencement Date, the form of Lease attached to the Participation Agreement as Exhibit B:
    Article 2 (provided that, if in respect of the Term, the result thereof would not be to shorten the Term of the Lease to a period shorter than the period ending with the Maturity of any Certificate), Section 3.03 (except to the extent such Section relates to amounts payable (whether directly or pursuant to this Indenture) to Persons other than Holders and the Indenture
    Trustee in its individual capacity, Section 5.01,
    Article 6, Article 10 (except that further restrictions may be imposed on the Lessee),
    Article 11 (except that additional requirements may be imposed on the Lessee), Article 13 (except for Section 13.05 and except that additional insurance requirements may be imposed on the Lessee), Article 14 (except in order to increase the Lessee's liabilities or enhance the Lessor's rights thereunder), Article 15 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation Act),
    Section 16.01 (except that such consent of the Holders or the Indenture Trustee shall not be required to impose additional or more stringent
    Events of Default), Article 17 (except to impose additional remedies, Section 19.01 (except to impose additional requirements on the Lessee),
    Section 20.01, Article 22, Section 23.01 and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b);
    provided that in the event an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder; provided further that without the prior consent of the Owner Trustee, and whether or not an Indenture Event of Default shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Article 1 (to the extent any modification of a definition contained therein would result in a modification of the Lease not permitted by this proviso), Section 3.04, Articles 4, 5, 6 (to the extent such action would reduce the Lessee's obligations), 7, 8, 9, 10,
    11, 12, 13, 14, 15, 16, 17, 19 (insofar as it
    relates to Lessor), 20, 21 and 22 of the Lease, or any other Article or Section of the Lease to the extent such action shall affect the amount or timing of any amounts payable by the Lessee under the Lease whether contained in the form of Lease attached to the Participation Agreement as Exhibit B or in the Lease executed on the Commencement Date (as it may be subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee under
    Article 5; and provided further that the parties to the Lease may take any such action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Lessee's rights or obligations with respect to, Excepted Payments;

         (2)  modify, amend or supplement the Trust
    Agreement, or give any consent, waiver,
    authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely impact the interests of the Holders;

         (3)  modify, amend or supplement the
    Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 8.01 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver authorization or approval for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation
    Agreement as originally executed: Articles 6, 8 and 9 (insofar as such Articles 6, 8 and 9 relate to the Indenture Trustee and the Holders); and
    Article 7; and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b);

         (4)  modify, amend or supplement the Sales
    Agreement, Modification Agreement or the Parts and Services Agreement or give any consent, waiver, authorization or approval with respect thereto, except to the extent relating to timing or amounts of payment obligations thereunder; and

         (5)  modify, amend or supplement any of said
    agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided the making of any such other provision shall not adversely affect the interests of the Holders.

         (c)  No modification, amendment, supplement,
consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 8.01 and anything in such subsections or elsewhere in this Indenture to the contrary notwithstanding, shall, without the consent of the Holder of each outstanding
Certificate affected thereby,

         (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent, Stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders upon termination of the Lease with respect to the Aircraft payable under, or as provided in, the Lease as originally executed, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, and interest on the Certificates and Make-Whole
    Premium, if any, as the case may be, to be made from such installment of Basic Rent or Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, or any other amounts payable under, or as provided in, the Lease (or the form thereof prior to the Commencement Date) upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Loss Payment Date, of the Certificates at the time Outstanding or reduce the amount of Termination Value and any other amounts payable under, or as provided in, the Lease as originally executed upon termination of the Lease with respect to the Aircraft so that the same is less than the accrued interest on and principal as of the Lease Termination Date and Make-Whole Premium, if any, of Certificates at the time outstanding, or

         (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Lessee from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders upon the occurrence of an Event of Loss, or Termination
    Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed (or the form thereof prior to the Commencement Date), except for any such assignment pursuant to Section 2.12 hereof.

          SECTION 8.02.  Owner Participant's Right to
Elect to Prepay or Purchase the Certificates. (a) In the event that (A) at any time one or more Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Event of Default shall be an Event of Default under Section
16.01(a) of the Lease) and the Certificates shall not have been accelerated or (B) the Certificates shall have been accelerated pursuant to Section 7.02(b) or 7.02(c) hereof or after one or more Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more if such Event of Default shall be an Event of Default under Section 16.01(a) of the Lease), the Owner
Participant (or the Owner Trustee on behalf of the Owner Participant) may, but shall be under no obligation to, do either of the following:

         (1)  direct the Owner Trustee to cause the
    prepayment of all, but not less than all, of the Certificates then Outstanding by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a Prepayment Date which shall be a Rent Payment Date or monthly anniversary thereof and which shall be not less than 30 days after the date of such notice on which the Owner Trustee shall, in the manner provided for in Section 6.04 hereof, deposit the sum of amounts contemplated by paragraph "first" under Section 5.03 and the aggregate Prepayment
    Price of all such Certificates with the Indenture
    Trustee. If such payment by the Owner Trustee to the Indenture Trustee is made, the Certificates shall cease to accrue interest from and after the Prepayment Date, and after distribution of such payment to the Holders, the Indenture Trustee shall release the Trust Indenture Estate from the Lien of this Indenture; or

         (2)  purchase all, but not less than all, of
    the Outstanding Certificates by notifying the Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate a date which shall be a Rent Payment Date or monthly anniversary thereof and which shall be not less than 30 days after the date of such notice on which the Owner Trustee shall pay to the Indenture Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding Certificates, together with accrued interest on such amount to the date of purchase, the aggregate amount of any Make-Whole Premium in the case of a purchase pursuant to clause (A) above, plus all other sums due any Holder or the Indenture Trustee hereunder or under the Participation Agreement or the Lease. Upon receipt by the Indenture Trustee of such amount, each Holder will be deemed, whether or not Certificates shall have been delivered to the Indenture Trustee on such date, to have thereupon sold, assigned, transferred and conveyed (and, if such Holder is the Pass Through Trustee, shall promptly take such actions as the Owner
    Participant shall reasonably request to evidence such sale, assignment, transfer and conveyance) to the Owner Participant (without recourse or warranty of any kind except for its own acts), all of the right, title and interest of such Holder in and to the Trust Indenture Estate, this Indenture, and the Participation Agreement and all Certificates held by such Holder and the former Holders shall not be entitled to receive any interest on the principal amount of such Certificates after the date on which such purchase is effected (and payment of the purchase price is made), and the Owner Participant shall be deemed to have assumed (and shall promptly take such actions as any Holder shall reasonably request to evidence such assumption) all of such Holder's obligations under the Participation
    Agreement, the Certificates and this Indenture arising upon or subsequent to such sale. If the Owner Trustee shall so request, such Holder will comply with all the provisions of Section 2.06 of this Indenture to enable new Certificates to be issued to the Owner Participant in such authorized denominations as the Owner Participant shall request. All charges and expenses required pursuant to Section 2.06 hereof in connection with the issuance of any such new Certificates shall be borne by the Owner Participant.

         (b)  From and after the deposit by the Owner
Trustee of the applicable Prepayment Price or purchase price with the Indenture Trustee pursuant to Section
8.02(a) hereof, the Owner Trustee shall be entitled to exercise all remedies of the Indenture Trustee under
Article VII hereof as well as of the Lessor under the Lease.

          SECTION 8.03.  Certain Rights of Owner
Participant. (a) If (A) there shall occur an Event of Default under the Lease as a result of the Lessee's failure to make any payment of an installment of Basic
Rent, and (B) the Owner Trustee shall have paid or caused to be paid at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner
Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period provided for in Section 16.01(a) of the Lease all principal and interest on the Certificates then due
(as well as any interest on overdue principal and (to the extent permitted by applicable law) interest), but not including any principal or interest becoming due on account of such Event of Default, then the failure of the Lessee to make the payment of such installment of Basic Rent or of interest on account of such installment's being overdue shall not, constitute an Indenture Event of Default under Section 7.01(a) hereof and any declaration based solely on the same shall be deemed to be automatically rescinded.
Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee to declare the Lease to be in default or to exercise any rights and powers or pursue any remedies pursuant to Article 17 of the Lease or otherwise, except that the Owner
Trustee or the Owner Participant may attempt to recover any amount paid by it or them under this Indenture by demanding of the Lessee payment of such amount, or by commencing an action at law against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee pursuant to Section 17.01(a)(v), but only said Section 17.01(a)(v), of the Lease. Upon curing any such Event of Default pursuant to this Section
8.03, the Owner Trustee or the Owner Participant, as the case may be, shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated on an unsecured basis to all the rights of the Indenture Trustee under the Lease in respect of the payment giving rise to such cured Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment of Basic Rent (or interest thereon) actually made by the Lessee in respect of such cured payment upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner
Participant until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing.
Notwithstanding anything in this Indenture or the Lease to the contrary, the Owner Participant and the Owner Trustee collectively, shall not be entitled to cure more than six (6) Events of Default (no more than three (3) of which may be consecutive) occasioned by defaults in the payment of Basic Rent.

         (b)  If (A) there shall occur an Event of
Default under the Lease for any reason other than the Lessee's failure to make any payment of an installment of Basic Rent, (B) such Event of Default is curable by the payment of money and (C) the Owner Trustee shall have taken or caused to be taken such action necessary to cure and shall have cured such Event of Default prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner
Participant and (y) the sixth day subsequent to the expiration of the grace period, if any, provided with respect to such failure on the part of the Lessee in
Section 16.01 of the Lease then the failure of the Lessee to perform such covenant, condition or agreement, the observance or performance of which was accomplished by the Owner Trustee hereunder, shall not constitute an Indenture Event of Default under Sec-tion 7.01(a)(ii) hereof and any declaration based solely on the same shall be deemed to be automatically rescinded. Nothing contained in the preceding sentence shall be deemed to entitle the Owner Trustee or the Owner Participant to declare the Lease to be in default or to exercise any rights and powers or pursue any remedies pursuant to Article 17 of the Lease or otherwise, except that the Owner Trustee or the Owner
Participant may attempt to recover any amount paid by it or them in effecting such cure by demanding of the Lessee payment of such amount, or by commencing an action at law against the Lessee for the payment of such amount or taking appropriate action in a pending action at law against the Lessee pursuant to Sec-tion 17.01(a)(v), but only said Section 17.01(a)(v), of the Lease. Upon curing any such Event of Default pursuant to this Section 8.03(b), the Owner Trustee or the Owner Participant, as the case may be, shall be subrogated to all the rights of the Indenture Trustee under the Lease in respect of the payment, agreement or covenant giving rise to such Event of Default, and any right to any interest in respect of the same, and shall be entitled to any payment or other performance upon receipt by the Indenture Trustee; provided that no such amount shall be paid to the Owner Trustee or the Owner Participant until all amounts then due and payable to each Certificate Holder hereunder and thereunder shall have been paid in full and no Indenture Event of Default shall have occurred and be continuing.


                      Article IX

           CONCERNING THE INDENTURE TRUSTEE

          SECTION 9.01.  Acceptance of Trusts.  The
Indenture Trustee hereby accepts the trusts imposed upon it by this Indenture, and covenants and agrees to perform the same as expressed herein and agrees to receive and disburse all moneys constituting part of the Trust Indenture Estate in accordance with the terms hereof.

          SECTION 9.02.  Duties and Responsibilities
of the Indenture Trustee; During an Indenture Event of
Default; Prior to an Indenture Event of Default.  (a)
The Indenture Trustee, prior to the occurrence of an Indenture Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Indenture Event of Default has occurred (which has not been cured or waived) the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i)  prior to the occurrence of an Indenture
    Event of Default and after the curing or waiving of all Indenture Events of Default which may have occurred:

             (x)  the duties and obligations of the
         Indenture Trustee shall be determined solely by the express provisions of this Indenture, and the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read in to this Indenture against the Indenture Trustee; and

             (y)  in the absence of bad faith on the
         part of the Indenture Trustee, the Indenture
         Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificate or opinions which by any provision hereof are specifically required to be furnished to the Indenture
         Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

        (ii)  the Indenture Trustee shall not be
    liable for any error of judgment made in good faith by a Responsible Officer or Responsible
    Officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;
    and

       (iii)  the Indenture Trustee shall not be
    liable with respect to any action taken or not taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate principal amount of Outstanding Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Indenture Trustee shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         The Indenture Trustee will execute and the Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Trust Indenture Estate as may be specified from time to time in written instructions of the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed); provided that, notwithstanding the foregoing, the Indenture Trustee may execute and file or cause to be filed any financing statement which it from time to time deems appropriate.

          (b)  If any Event of Default shall have
occurred and be continuing and on request of the Holders of not less than 25% in aggregate principal amount of Outstanding Certificates and subject to indemnification, to the extent provided in Sections
7.08 and 9.03 and Article XI hereof, as it may require against the costs, expenses and liabilities to be incurred, the Indenture Trustee shall exercise such remedies under Article 17 of the Lease as shall be specified in such request.

          (c)  The Indenture Trustee agrees that it
will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article XI hereof) promptly take such action as may be necessary duly to discharge all Liens on any part of the Trust
Indenture Estate which result from claims against it in its individual capacity not related to the administration of the Trust Indenture Estate or any other transaction pursuant to this Indenture or any document included in the Trust Indenture Estate.

          (d)  The Indenture Trustee will execute and
deliver to the Lessee for filing in accordance with
Section 18 of the Lease any properly presented document, instrument or financing or continuation statement specified in any opinion delivered pursuant to Section 6.03(e) of the Participation Agreement.
The Indenture Trustee may rely on the act of presentation of any such document, instrument, financing or continuation statement as evidencing the fact that it is properly prepared and presented, provided that the Indenture Trustee shall promptly correct any error in any such document, instrument, financing or continuation statement of which a Responsible Officer of the Indenture Trustee has actual knowledge.

          (e)  The Indenture Trustee will furnish to
each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been fur-nished by the Lessee directly to such Holder.

          SECTION 9.03.  Certain Rights of the
Indenture Trustee.  Subject to Section 9.02 hereof:

         (a)  the Indenture Trustee may rely and
    shall be protected in acting or refraining from acting upon any resolution, officer's certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b)  any request, direction, order or demand
    of the Owner Trustee mentioned herein shall be sufficiently evidenced by an officer's certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustee may rely to prove or establish a matter set forth therein;

         (c)  the Indenture Trustee may consult with
    counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion of counsel;

         (d)  the Indenture Trustee shall be under no
    obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

         (e)  the Indenture Trustee shall not be
    liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

         (f)  prior to the occurrence of an Indenture
    Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of Certificate
    Holders; provided that, if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such inves-tigation is, in the opinion of the Indenture
    Trustee, not reasonably assured to the Indenture
    Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Owner Trustee or, if paid by the Indenture Trustee or any predecessor trustee, shall be repaid by the Owner
    Trustee upon demand; and

         (g)  the Indenture Trustee may execute any
    of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         SECTION 9.04.  Indenture Trustee Not
Responsible for Recitals, Disposition of Certificates or Application of Proceeds Thereof. The Indenture
Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates, except the Indenture Trustee's certificates of authentication. The Indenture
Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Certificates.
The Indenture Trustee shall not be accountable for the use or application by the Owner Trustee of any of the Certificates or of the proceeds thereof.

          SECTION 9.05.  Indenture Trustee and Agents
May Hold Certificates; Collections, etc.  The
Indenture Trustee or any agent of the Indenture
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Indenture
Trustee or such agent and may otherwise deal with the Owner Trustee and receive, collect, hold and retain collections from the Owner Trustee with the same rights it would have if it were not the Indenture
Trustee or such agent.

          SECTION 9.06.  Moneys Held by Indenture
Trustee. Subject to Sections 5.08 hereof and 14.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Owner Trustee nor, subject to
Section 5.08 hereof, the Indenture Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.

          SECTION 9.07.  Right of Indenture Trustee to
Rely on Officers' Certificate, etc.  Subject to
Sections 9.02 and 9.03 hereof, whenever in the administration of the trusts of this Indenture the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be specifically prescribed herein) may, in the absence of bad faith on the part of the Indenture Trustee, be deemed to be conclusively proved and established by an officer's certificate delivered to the Indenture
Trustee, and such certificate, in the absence of bad faith on the part of the Indenture Trustee, shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          SECTION 9.08.  Replacement Engines.  At any
time and from time to time any Engine which has been subject to an Event of Loss and which may, or which is required to, be replaced under Section 10.03, or 11.04 of the Lease by a Replacement Engine, shall be replaced in accordance with the provisions of this
Section 9.08 and the provisions of said Sections of the Lease, the Owner Trustee shall, from time to time, direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing such Engine as appropriate from the Lien of this Indenture and the Indenture Trustee shall execute and deliver such instrument as aforesaid without recourse or warranty, but only upon receipt by or deposit with the Indenture
Trustee of the following:

         (1) A written request from the Owner Trustee requesting such release and specifically describing the Engine(s) to be so released.

         (2)  A certificate signed by a duly
    authorized officer of the Lessee stating the following:

              (i)  a description of the Engine subject
         to the Event of Loss including the
         manufacturer's serial number;

             (ii)  a description of the Replacement
         Engine including the manufacturer's name, the engine model and serial number;

            (iii)  that on the date of the Indenture
         and Security Agreement Supplement relating to the Replacement Engine the Owner Trustee will be the legal owner of such Replacement Engine free and clear of all Liens except Liens permitted under Section 6.01 of the Lease, and that such Replacement Engine will on such date be in at least as good operating condition and repair as required by the terms of the Lease;

             (iv)  that the value of the Replacement
         Engine as of the date of such certificate is not less than the value of the Engine to be released (assuming such Engine was in the condition and repair required to be maintained under the Lease);

              (v)  that the release of the Engine
         subject to the Event of Loss will not impair the security of the Indenture in contravention of any of the provisions of this Indenture;

             (vi)  that upon such replacement, the
         Lien of this Indenture will apply to the Replacement Engine; and

            (vii)  that each of the conditions
         specified in Section 10.03 or 11.04 of the Lease with respect to such Replacement Engine has been satisfied.

         (3)  The appropriate instruments (i)
    transferring to the Owner Trustee title to the Replacement Engine to be received as consideration for the Engine to be released and
    (ii) assigning to the Owner Trustee the benefit of all manufacturer's and vendor's warranties, if any, generally available with respect to such Replacement Engine, and an Indenture and Security
    Agreement Supplement subjecting such Replacement
    Engine to the Trust Agreement and to the Lien of this Indenture.

         (4)  The opinion of Davis Polk & Wardwell,
    special counsel to the Lessee, or other counsel reasonably satisfactory to the Indenture Trustee, stating that:

              (i)  the certificates, opinions and
         other instruments and/or property which have been or are therewith delivered to and deposited with the Indenture Trustee conform to the requirements of this Indenture and the Lease and, upon the basis of such application, the property so sold or disposed of may be properly released from the Lien of this Indenture and all conditions precedent herein provided for relating to such release have been complied with; and

             (ii)  the Replacement Engine has been
         validly subjected to the Lien of this
         Indenture and covered by the Lease, the
         instruments subjecting such Replacement
         Engine to the Lease and to the Lien of this Indenture, as the case may be, have been duly filed for recordation pursuant to the Avia-tion Act or any other law then applicable to the registration of the Aircraft, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the title of the Owner Trustee to, and to establish and perfect the Lien of this Indenture on, such Replacement Engine and the Indenture Trustee should be entitled to the benefits of Section
         1110 of the Bankruptcy Code with respect to such Replacement Engine, provided, that such opinion need not be to the effect specified in the foregoing clause to the extent that the benefits of such Section 1110 would not have been, by reason of a change in law or governmental interpretation thereof after the date hereof, available to the Indenture
         Trustee with respect to the Aircraft
         immediately prior to such substitution had such Event of Loss not occurred.

          SECTION 9.09.  Indenture and Security
Agreement Supplement for Replacements. In the event of the substitution of a Replacement Engine as contemplated by Section 10.03 or Article 11 of the Lease, the Owner Trustee and the Indenture Trustee agree for the benefit of the Holders and the Lessee, subject to fulfillment of the conditions precedent and compliance by the Lessee with its obligations set forth in Section 10.03 or Article 11 of the Lease, to execute and deliver an Indenture and Security
Agreement Supplement as contemplated by Sec-tion 9.08(3) hereof and, provided no Event of Default shall have occurred and be continuing, execute and deliver to the Lessee an appropriate instrument releasing the Engine being replaced from the Lien of this Indenture.

          SECTION 9.10.  Effect of Replacement.  In
the event of the substitution of a Replacement Engine as contemplated by Section 10.01 or Article 11 of the Lease and Section 9.08 hereof, all provisions of this Indenture relating to the Engine or Engines being replaced shall be applicable to such Replacement
Engine or Engines with the same force and effect as if such Replacement Engine or Engines were the same engine or engines, as the case may be, as the Engine or Engines being replaced but for the Event of Loss with respect to the Engine being replaced.

          SECTION 9.11.  Compensation.  The Owner
Trustee covenants and agrees to pay, and the Indenture
Trustee shall be entitled to receive, reasonable fees, compensation and payment or reimbursement for its reasonable advances, expenses and disbursements
(including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Trust Indenture Estate and shall have a priority claim on the Trust Indenture Estate for the payment of such compensation, advances, expenses and disbursements to the extent that such compensation, advances, expenses and disbursements shall not be paid by the Lessee or the Owner Participant, and shall have the right to use or apply any moneys held by it hereunder in the Trust Indenture Estate toward such payments; provided that, so long as the Lease is in effect, the Indenture Trustee shall not make any claim for payment under this Section 9.11 against the Owner
Trustee without first making demand on the Lessee for payment of such claim. The Indenture Trustee agrees that it shall have no right against any Holder, First
Security or (except as provided in the Participation
Agreement) to the Owner Participant for any fee as compensation for its services as trustee under this Indenture.


                      Article X

                CONCERNING THE HOLDERS

         SECTION 10.01.  Evidence of Action Taken by
Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, if expressly required herein, to the Owner Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 9.02 and 9.03 hereof) conclusive in favor of the Indenture Trustee and the Owner Trustee, if made in the manner provided in this Article.

          (b)  For the purpose of determining the
Holders entitled to vote or consent to any direction, waiver or other action of such Holders under
Section 7.10 or 7.11 hereof, the Lessee may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Indenture Trustee. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.

          SECTION 10.02.  Proof of Execution of
Instruments and of Holding of Certificates. Subject to Sections 9.02 and 9.03 hereof, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Indenture
Trustee. The holding of Certificates shall be proved by the Register or by a certificate of the Registrar.

          SECTION 10.03.  Holders to Be Treated as
Owners. Prior to due presentment for registration of transfer of any Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the Person in whose name such Certificate shall be registered upon the Register as the absolute owner of such Certificate (whether or not such Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Certificate and for all other purposes; and neither the Owner Trustee nor the Indenture Trustee
(nor any agent of the Owner Trustee or the Indenture
Trustee) nor the Paying Agent, if any, nor the Registrar nor the Lessee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Certificate.

         SECTION 10.04.  Certificates Owned by Owner
Trustee, Owner Participant and the Lessee Deemed Not
Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Certificates have concurred in any direction, consent or waiver under this Indenture, Certificates which are owned by the Owner Trustee, the Owner Participant, First Security, the Lessee or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner
Trustee, the Owner Participant, First Security or the
Lessee shall be disregarded and deemed not to be Outstanding for the purpose of any such determination;
provided that for the purpose of determining whether the Indenture Trustee shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Indenture Trustee has actual knowledge that certain Certificates are so owned by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, First Security shall such Certificates be so disregarded; and provided further that if all Certificates which would be deemed Outstanding in the absence of the foregoing provision are owned by the Owner Trustee, the Owner Participant, First Security or the Lessee or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, First Security or the Lessee, then such Certificates shall be deemed Outstanding for the purpose of any such determination. Certificates so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Owner
Trustee, the Owner Participant, First Security or the
Lessee or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Owner Trustee, the Owner Participant, First Security or the Lessee. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustee in accordance with such advice, unless the Lessee, the Owner
Trustee, First Security, or the Owner Participant are actually named in the Register. Upon request of the Indenture Trustee, the Owner Trustee, the Owner
Participant, First Security and the Lessee shall furnish to the Indenture Trustee promptly an officer's certificate listing and identifying all Certificates, if any, known by the Owner Trustee, the Owner
Participant, First Security or the Lessee to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 9.02 and 9.03 hereof, the Indenture Trustee shall be entitled to accept such officer's certificate as conclusive evidence of the facts set forth therein and of the fact that all Certificates not listed therein are outstanding for the purpose of any such determination.

          SECTION 10.05.  Right of Revocation of
Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustee, as provided in Section 10.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action, any Holder of a Certificate, the serial number of which is shown by the evidence to be included among the serial numbers of the Certificates the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Certificate. Except as aforesaid, any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Certificate and of any Certificates issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Certificate or otherwise. Any action taken by the Holders of the percentage in aggregate principal amount of the Certificates specified in this Indenture in connection with such action shall be conclusively binding upon the Owner Trustee, the Indenture Trustee and the Holders of all the Certificates.

         SECTION 10.06.  ERISA Plan Prohibition.  No
employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Internal Revenue
Code of 1986, as amended, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Certificates. The purchase by any person of any Certificate constitutes a representation by such person to the Lessee, the Owner
Participant, the Owner Trustee and the Indenture
Trustee that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Certificate with assets of an ERISA Plan.



                      Article XI

             INDEMNIFICATION OF INDENTURE
               TRUSTEE BY OWNER TRUSTEE

         The Owner Trustee, not individually but
solely in its capacity as Owner Trustee under the Trust Agreement, hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustee, in its individual capacity, and its successors, assigns, agents and servants solely from the Lessor's Estate, with respect to the claims of the Indenture Trustee for payment or reimbursement under
Section 9.11 hereof and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Indenture
Trustee on or measured by any compensation received by the Indenture Trustee for its services under this Indenture), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture
Trustee (whether or not also agreed to be indemnified against by any other person under any other document) in any way relating to or arising out of this Indenture, or any other Indenture Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, modification, maintenance, sale, return or other disposition of the Aircraft or any Engine (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Indenture
Estate or the action or inaction of the Indenture
Trustee hereunder, except only (a) in the case of willful misconduct or gross negligence of the Indenture Trustee in the performance of its duties hereunder, (b) as may result from the inaccuracy of any representation or warranty of the Indenture
Trustee in the Participation Agreement, (c) as other-wise provided in Section 9.02(c) hereof or (d) as otherwise excluded by the terms of Article 8 or
Article 9 of the Participation Agreement from the Lessee's general indemnity to the Indenture Trustee under said Section; provided that so long as the Lease is in effect, the Indenture Trustee shall not make any claim under this Article XI for any claim or expense indemnified by the Lessee under the Participation
Agreement without first making demand on the Lessee for payment of such claim or expense. The Indenture
Trustee shall be entitled to indemnification, from the Trust Indenture Estate, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article XI to the extent not reimbursed by the Lessee or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same the Indenture Trustee shall have a prior Lien on the Trust Indenture Estate. The indemnities contained in this Article XI shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustee. Upon payment in full by the Owner Trustee of any indemnity pursuant to this Article XI, the Owner Trustee shall, so long as no Indenture Event of Default shall have occurred and be continuing, be subrogated to the rights of the Indenture Trustee, if any, in respect of the matter as to which the indemnity was paid.


                     Article XII

                  SUCCESSOR TRUSTEES

         SECTION 12.01.  Notice of Successor Owner
Trustee. In the case of any appointment of a successor to the Owner Trustee pursuant to the Trust
Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Owner Trustee pursuant to the Trust
Agreement, the successor Owner Trustee shall give prompt written notice thereof to the Indenture
Trustee.

         SECTION 12.02.  Resignation and Removal of
Indenture Trustee; Appointment of Successor.  (a)  The
Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner Trustee, the Owner
Participant, the Lessee and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Majority in Interest of the Certificate
Holders or the Owner Trustee, with the consent of the Lessee and the Majority in Interest of the Certificate
Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Lessee, the Owner Trustee, the Owner Participant, and the Indenture Trustee, and the Indenture Trustee shall promptly notify each Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In the case of the resignation or removal of the Indenture Trustee, the Majority in Interest of the Certificate Holders, or the Owner Trustee, with the consent of the Lessee and the Majority in Interest of the Certificate Holders, may appoint a successor
Indenture Trustee by an instrument signed by such Holders. If a successor Indenture Trustee shall not have been appointed within 90 days after such notice of resignation or removal, the Indenture Trustee, the Owner Trustee, the Lessee, the Owner Participant, or any Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor
Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as provided above.

         (b) In case at any time any of the following shall occur:

         (i)  the Indenture Trustee shall cease to be
    eligible in accordance with the provisions of
    Section 12.03 hereof and shall fail to resign after written request therefor by the Owner
    Trustee or by any such Holder; or

        (ii)  the Indenture Trustee shall become
    incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then the Owner Trustee may remove the Indenture
Trustee and, with the consent of the Lessee, appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Owner
Trustee, one copy of which instrument shall be delivered to the Indenture Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.13 hereof, the Pass Through
Trustee (if it is a Holder) or any other Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 12.04 hereof. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor
Indenture Trustee appointed as provided above within one year from the date of appointment by such court.

         SECTION 12.03.  Persons Eligible for
Appointment as Indenture Trustee. There shall at all times be an Indenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus, in the case of the original Indenture Trustee or an affiliate of the original Indenture Trustee, of at least $10,000,000 and in any other case of at least
$75,000,000, if there is such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms. Such corporate trustee shall be a citizen of the United States as defined in Section
101(16) of the Aviation Act, and shall be authorized under such laws to exercise corporate trust powers and shall be subject to supervision of examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 12.02 hereof.

         SECTION 12.04.  Acceptance of Appointment by
Successor Trustee. Any successor trustee appointed as provided in Section 12.02 hereof shall execute and deliver to the Owner Trustee, the Lessee, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Owner Trustee or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to
Section 14.04 hereof, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Owner Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Article XI hereof.

         No successor trustee shall accept appointment as provided in this Section 12.04 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.03 hereof.

         Upon acceptance of appointment by a successor trustee as provided in this Section 12.04, the successor trustee shall mail notice thereof by first-class mail to the Holders at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Lessee and the Owner Trustee. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
12.02 hereof.

         SECTION 12.05.  Merger, Conversion,
Consolidation or Succession to Business of Indenture
Trustee.  Any corporation into which the Indenture
Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Indenture Trustee, shall be the successor to the Indenture Trustee hereunder, provided that, anything herein to the contrary notwithstanding, such corporation shall be eligible under the provisions of
Section 12.03 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Certificates shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor
Indenture Trustee and deliver such Certificates so authenticated; and, in case at that time any of the Certificates shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Certificates either in the name of any predecessor hereunder or in the name of the successor
Indenture Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Certificates or in this Indenture provided that the certificate of the Indenture Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor
Indenture Trustee or to authenticate Certificates in the name of any predecessor Indenture Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 12.06.  Appointment of Separate
Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Trust Indenture Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

         (b)  The Indenture Trustee and, at the
request of the Indenture Trustee, the Owner Trustee, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Trust
Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustee, or the Indenture Trustee and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustee subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be.
Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

         (c)  All provisions of this Indenture which
are for the benefit of the Indenture Trustee
(including without limitation Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 12.06.

         (d)  Every additional trustee and separate
trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustee shall act, subject to the following provisions and conditions:

         (i)  all powers, duties, obligations and
    rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised solely by the Indenture Trustee;

        (ii)  all other rights, powers, duties and
    obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed and exercised or performed by the Indenture
    Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

       (iii)  no power hereby given to, or
    exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

        (iv)  no trustee hereunder shall be
    personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Indenture Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

         (e)  Any request, approval or consent in
writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

         (f)  Notwithstanding any other provision of
this Section 12.06, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustee hereunder.




                     Article XIII

          SUPPLEMENTS AND AMENDMENTS TO THIS
         TRUST INDENTURE AND OTHER DOCUMENTS

         SECTION 13.01.  Supplemental Indentures
Without Consent of Holders. The Owner Trustee (when authorized by the Owner Participant) and the Indenture
Trustee, without consent of the Holders, may enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture
    Trustee as security for the Certificates;

         (b)  to evidence the succession of another
    corporation to the Owner Trustee or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Owner Trustee herein and in the Certificates;

         (c)  to add to the covenants of the Owner
    Trustee such further covenants, restrictions, conditions or provisions as it and the Indenture
    Trustee shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein;
    provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture
    Event of Default or may limit the remedies available to the Indenture Trustee upon such an Indenture Event of Default or may limit the right of not less than the Majority in Interest of Certificate Holders to waive such an Indenture
    Event of Default;

         (d)  to surrender any rights or power
    conferred herein upon the Owner Trustee or the Owner Participant;

         (e)  to cure any ambiguity or to correct or
    supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Owner Trustee may deem necessary or desirable and which shall not adversely affect the interests of the Holders;

         (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject Replacement Engines to the Lien of this Indenture in accordance with the provisions hereof or with the Lease or to release from the Lien of this Indenture property that has been substituted on or removed from the Aircraft as contemplated in Section 3.07 hereof;
    provided that supplements to this Indenture entered into for the purpose of subjecting
    Replacement Engines to the Lien of this Indenture need only be executed by the Owner Trustee and the Indenture Trustee;

         (g)  to provide for the issuance under this
    Indenture of Certificates in coupon form
    (including Certificates registrable as to principal only) and to provide for exchangeability of such Certificates with
    Certificates issued hereunder in fully registered form, and to make all appropriate changes for such purpose;

         (h)  to effect the re-registration of the
    Aircraft pursuant to Section 6.03(b) of the Participation Agreement; and

         (i)  to add, eliminate or change any
    provision hereunder so long as such action shall not adversely affect the interests of the Holders.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 13.02.  Supplemental Indentures With
Consent of Holders. With the consent (evidenced as provided in Article X) of the Majority in Interest of Certificate Holders, the Owner Trustee (when authorized by the Owner Participant) and the Indenture
Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall (a) modify any of the provisions of Section 7.11 hereof or this Section
13.02, (b) reduce the amount or extend the time of payment of any amount owing or payable under any Certificate or reduce the interest payable on any Certificate (except that only the consent of the Holder of a Certificate shall be required for any decrease in any amounts of or the rate of interest payable on such Certificate or any extension for the time of payment of any amount payable under such Certificate), or alter or modify the provisions of
Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as between the Holder and the Owner Trustee or the Owner Participant or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a Make-Whole
Premium shall be payable, or alter the currency in which any amount payable under any Certificate is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder, (c) reduce, modify or amend any indemnities in favor of any Holder or in favor of or to be paid by the Owner Participant or Owner Trustee
(except as consented to by each Person adversely affected thereby), or (d) create or permit the creation of any Lien on the Trust Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein (or, with respect to Collateral as defined in the Collateral Agreement or the Letter of Credit, in the Collateral Agreement), or deprive any Holder of the benefit of the Lien of this Indenture or the Collateral Agreement on the Trust Indenture Estate, except as provided in Section 7.02 hereof or in connection with the exercise of remedies under
Article VII.  This Section 13.02 shall not apply to
any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Section
13.06 hereof.

         Upon the request of the Owner Trustee (at the direction of the Owner Participant) and upon the filing with the Indenture Trustee of evidence of the consent of Holders and other documents, if any, required by Section 10.01, the Indenture Trustee shall join with the Owner Trustee and the Lessee in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Owner
Trustee, the Indenture Trustee and the Lessee of any supplemental indenture pursuant to the provisions of this Section, the Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 13.03.  Effect of Supplemental
Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture
Trustee, the Owner Trustee, the Lessee and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 13.04.  Documents to Be Given to
Indenture Trustee. The Indenture Trustee, subject to the provisions of Sections 9.02 and 9.03, may receive an officer's certificate and an opinion of counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

         SECTION 13.05.  Notation on Certificates in
Respect of Supplemental Indentures. Certificates authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustee as to any matter provided for by such supplemental indenture. If the Owner Trustee or the Indenture Trustee shall so determine, new
Certificates so modified as to conform, in the opinion of the Owner Trustee and the Indenture Trustee, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Owner
Trustee, authenticated by the Indenture Trustee and delivered in exchange for the Outstanding
Certificates.

         SECTION 13.06.  No Request Necessary for
Lease Supplement or Indenture and Security Agreement
Supplement.  Notwithstanding anything contained in
Section 13.02 hereof, no written request or consent of the Indenture Trustee, any Holder or the Owner
Participant pursuant to Section 13.02 hereof shall be required to enable the Owner Trustee to enter into any supplement to the Lease with the Lessee pursuant to the terms of the Lease to subject a Replacement Engine thereto or to execute and deliver an Indenture and Security Agreement Supplement pursuant to the terms hereof.


                     Article XIV

       SATISFACTION AND DISCHARGE OF INDENTURE;
                   UNCLAIMED MONEYS

         SECTION 14.01.  Satisfaction and Discharge of
Indenture; Termination of Indenture. If at any time after (a) the Owner Trustee shall have paid or caused to be paid the principal of and interest and Make-
Whole Premium (if any) on all the Certificates outstanding hereunder, as and when the same shall have become due and payable, or (b) the Owner Trustee shall have delivered to the Indenture Trustee for cancellation all Certificates theretofore authenticated (other than any Certificates which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 hereof) or (c) (i) all such Certificates not theretofore delivered to the Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for prepayment within one year under arrangements satisfactory to the Indenture
Trustee for the giving of notice of prepayment by the Indenture Trustee in the name and at the expense of the Owner Trustee, and (ii) the Owner Trustee shall have irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee as trust funds
(other than pursuant to the Collateral Agreement) the entire amount in cash (other than moneys repaid by the Indenture Trustee or any paying agent to the Owner
Trustee in accordance with Section 14.04 hereof) or Government obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay at maturity all such Certificates not theretofore delivered to the Indenture Trustee for cancellation, including principal and interest and Make-Whole
Premium (if any) due or to become due to such date of maturity as the case may be, and if, in any such case, the Owner Trustee shall also pay or cause to be paid all other sums then payable hereunder by the Owner
Trustee, then this Indenture shall cease to be of further effect (except as to (A) rights of registration of transfer and exchange, and the Owner Trustee's right of optional prepayment pursuant to
Section 6.02(a)(ii) hereof, (B) substitution of mutilated, defaced, destroyed, lost or stolen
Certificates, (C) rights of Holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (D) the rights, obligations, indemnities and immunities of the Indenture Trustee hereunder and (E) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of the Owner Trustee accompanied by an officer's certificate and an opinion of counsel and at the cost and expense of the Owner Trustee, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture. The Owner Trustee agrees to reimburse and indemnify the Indenture Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Indenture
Trustee for any services thereafter reasonably and properly rendered by the Indenture Trustee in connection with this Indenture or the Certificates.

         Upon (or at any time after) payment in full to the Indenture Trustee, as trust funds, of the principal of and interest on and Make-Whole Premium, if any, and all other amounts due hereunder and under all Certificates and provided that there shall then be no other amounts due to the Holders and the Indenture
Trustee hereunder, under the Collateral Agreement or under the Participation Agreement, or otherwise secured hereby, the Owner Trustee shall direct the Indenture Trustee to execute and deliver to or as directed in writing by the Owner Trustee an appropriate instrument releasing the Aircraft from the Lien of this Indenture and releasing the Indenture
Documents from the assignment thereof hereunder, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Owner Trustee's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trustee to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustee of all property forming a part of the Trust Indenture Estate and the final distribution by the Indenture Trustee of all moneys or other property or proceeds constituting part of the Trust
Indenture Estate in accordance with the terms hereof.
Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         If, in connection with any purchase of the Aircraft by the Lessee pursuant to the Lease, the Lessee shall pay any Secured Obligation owed by the Owner Participant pursuant to the Participation
Agreement to the Holders or the Indenture Trustee in order to release the Lien of this Indenture with respect to the Aircraft, upon payment in full to the Holders and the Indenture Trustee of all Secured
Obligations, the Lessee shall be subrogated to the position of the Holders or the Indenture Trustee, as the case may be, with respect to such Person's rights to recover the amounts paid from the Owner
Participant.

         SECTION 14.02.  Application by Indenture
Trustee of Funds Deposited for Payment of
Certificates. Subject to Section 14.04 hereof, all moneys deposited with the Indenture Trustee pursuant to Section 14.01 hereof shall be held in trust and applied by it to the prompt payment, either directly or through any Paying Agent, to the Holders of the particular Certificates for the payment or prepayment of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal, interest and Make-Whole
Premium, if any, but such money need not be segregated from other funds except to the extent required by law.

         SECTION 14.03.  Repayment of Moneys Held by
Paying Agent. Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying
Agent under the provisions of this Indenture shall, upon demand of the Owner Trustee, be repaid to it or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

         SECTION 14.04.  Transfer of Moneys Held by
Indenture Trustee and Paying Agent Unclaimed for Two
Years and Eleven Months. Any moneys deposited with or paid to the Indenture Trustee or any Paying Agent for the payment of the principal of or interest or Make-
Whole Premium on any Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal, interest or Make-Whole Premium shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Owner Trustee by the Indenture Trustee or such Paying Agent and the Holder of such Certificate, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owner Trustee for any payment which such Holder may be entitled to collect, and all liability of the Indenture Trustee, or any Paying Agent with respect to such moneys shall thereupon cease.


                      ARTICLE XV

                    MISCELLANEOUS

         SECTION 15.01.  Capacity in Which Acting.
Each of First Security (or its permitted successors or assigns) and the Indenture Trustee acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other
Operative Agreements, and, in the case of First
Security (or its permitted successors or assigns), in the Trust Agreement.

         SECTION 15.02.  No Legal Title to Trust
Indenture Estate in Holders. No Holder shall have legal title to any part of the Trust Indenture Estate.
No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Holder in and to the Trust Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Trust Indenture
Estate.

         SECTION 15.03.  Sale of Trust Indenture
Estate by Indenture Trustee is Binding. Any sale or other conveyance of all or any part of the Trust
Indenture Estate by the Indenture Trustee made pursuant to the terms of this Indenture or of the Lease shall bind the Lessee, the Owner Trustee, the Holders and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Owner Trustee, the Owner Participant and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture
Trustee.

         SECTION 15.04.  Indenture for Benefit of
Owner Trustee, Indenture Trustee, Owner Participant and Holders. Nothing in this Indenture, whether express or implied, shall be construed to give to any person other than First Security, the Owner Trustee, the Lessee, the Indenture Trustee, as trustee and in its individual capacity, the Owner Participant, and the Holders any legal or equitable right, remedy or claim under or in respect of this Indenture.

         SECTION 15.05.  No Action Contrary to the
Lessee's Rights Under the Lease. Notwithstanding any of the provisions of this Indenture or the Trust
Agreement to the contrary, after the Commencement Date and so long as no Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee will take any affirmative acts that interfere with the peaceful and quiet possession and enjoyment of the Aircraft by the Lessee.

          SECTION 15.06.  Notices.  Unless otherwise
expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex or telecopy, and (a) if to the Owner Trustee, addressed to it at its office at 79 South Main Street, Salt Lake City, Utah 84111, Attention, Corporate Trust
Department (with a copy to the Owner Participant at the address provided for notice pursuant to Section
14.01 of the Participation Agreement), (b) if personally delivered to the Indenture Trustee, addressed to it at its office at Suite 900, 600
Peachtree Street, N.E., Atlanta, Georgia 30308
(telecopier (404) 607-6362), Attention:  Corporate
Trust Lease Administration or (c) if to the Owner
Participant or the Lessee, addressed to such party at such address as such party shall have furnished by notice to the Owner Trustee and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party if any, set forth on the signature pages of the Participation Agreement. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given
(unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other
Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Owner Trustee and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 15.07.  Officer's Certificates and
Opinions of Counsel; Statements to Be Contained
Therein. Upon any application or demand by the Lessee or the Owner Trustee to the Indenture Trustee to take any action under any of the provisions of this Indenture, the Lessee or the Owner Trustee, as the case may be, shall furnish to the Indenture Trustee upon request (a) an officer's certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Indenture, and (b) an opinion of counsel reasonably satisfactory to the Indenture Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Any certificate, statement or opinion of an officer of First Security may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters information with respect to which is in the possession of the Lessee or First Security, upon the certificate, statement or opinion of or representations by an officer or officers of the Lessee or First Security, as the case may be, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Lessee or First Security or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Lessee or the Owner
Trustee, as the case may be, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Indenture
Trustee shall contain a statement that such firm is independent.

         SECTION 15.08.  Severability.  Any provision
of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15.09.  No Oral Modifications or
Continuing Waivers. No terms or provisions of this Indenture or the Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or of any Certificate shall be effective only in the specific instance and for the specific purpose given.

         SECTION 15.10.  Successors and Assigns.  All
covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Holder shall bind the successors and assigns of such Holder. This Indenture and the Trust
Indenture Estate shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Indenture to the Trust Agreement shall mean the Trust
Agreement as amended and supplemented from time to time to the extent permitted hereby and thereby.

         SECTION 15.11.  Headings.  The headings of
the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 15.12.  Normal Commercial Relations.
Anything contained in this Indenture to the contrary notwithstanding, the Owner Participant, the Indenture
Trustee and any Holder, or any bank or other affiliate of any such party, may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Lessee fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         SECTION 15.13.  Governing Law; Counterpart
Form.  THIS INDENTURE AND EACH CERTIFICATE SHALL IN
ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK,
INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND
PERFORMANCE. This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed this ____ day of __________, 1994 by their respective officers thereunto duly authorized and acknowledge that this Indenture has been made and delivered in The City of New York, and this Indenture shall be effective only upon such execution and delivery.

                        FIRST SECURITY BANK OF UTAH,
                        NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           except as otherwise expressly
                           provided herein, but solely as
                           Owner Trustee



                         By: ________________________________
                               Title:



                      NATIONSBANK OF GEORGIA,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity,
                           except as otherwise expressly
                           provided herein, but solely
                           as Indenture Trustee



                         By: ________________________________
                               Title:





                                    Exhibit A to
                                    Trust Indenture and
                                    Security Agreement



     Indenture and Security Agreement Supplement


         Indenture and Security Agreement Supplement
(FEDERAL EXPRESS CORPORATION TRUST [______]) dated
________ __, 199_, of FIRST SECURITY BANK OF UTAH,
NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee (herein called the "Owner
Trustee") under the Trust Agreement dated as of September 1, 1993 as amended and restated as of March 1, 1994 (as at any time further amended, herein called the "Trust Agreement"), between First Security
Bank of Utah, National Association and the Owner
Participant named therein.


                 W I T N E S E T H :


         WHEREAS, the Trust Agreement provides for the execution and delivery of this Indenture and Security
Agreement Supplement which shall particularly describe the Aircraft and any replacement airframe or Replacement Engine included in the property covered by the Trust Agreement.

         WHEREAS, the Trust Indenture and Security
Agreement (Federal Express Corporation Trust
[_______]) dated as of March 1, 1994 (herein called the "Indenture") between the Owner Trustee and NationsBank of Georgia, National Association, as
Indenture Trustee (herein called the "Indenture
Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Indenture being used herein with the same meanings) and any Replacement Engine included in the Trust Indenture
Estate, and shall specifically mortgage such Aircraft or Replacement Engine, as the case may be, to the Indenture Trustee.

         WHEREAS, the Indenture has been duly
recorded pursuant to the Federal Aviation Act of 1958, as amended, on _______ __, 199_, as one document and has been assigned Conveyance No. ______;

         NOW, THEREFORE, this Supplement witnesseth, that, to secure the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all outstanding
Certificates under the Indenture and all other amounts due hereunder and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions for the benefit of the Holders and the Indenture Trustee contained in the Indenture, in the Lease, in the Participation Agreement and the Certificates, and the prompt payment of any and all amounts from time to time owing under the Participation Agreement by the Owner Trustee, the
Owner Participant or the Lessee to the Holders or the Indenture Trustee and for the uses and purposes and subject to the terms and provisions of the Indenture and the Certificates, and in consideration of the premises and of the covenants contained in the Indenture, and of the purchase of the Certificates by the Holders, and of the sum of $1 paid to the Owner
Trustee by the Indenture Trustee at or before the delivery of the Indenture, the receipt of which is hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in, and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a security interest in, and confirm, unto the Indenture
Trustee, its successors and assigns, in trust for the equal and ratable security and benefit of the Holders, in the trust created by the Indenture, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property:


                       Airframe
                       --------

       One (1) Airframe identified as follows:

                                 FAA            Manufacturer's
                             Registration          Serial
Manufacturer     Model          Number             Number
- ------------     -----       ------------       --------------




together with all appliances, equipment, instruments and accessories (including, without limitation, radio and radar) from time to time belonging thereto, owned by the Owner Trustee and installed in or appurtenant to said aircraft.



                   Aircraft Engines
                   ----------------

Two (2) Engines, each such engine having 750 or more rated takeoff horsepower or the equivalent thereof, identified as follows:

                                       Manufacturer's
                                          Serial
Manufacturer        Model                 Number
- ------------        -----              --------------




together with all equipment and accessories belonging thereto, by whomsoever manufactured, owned by the Owner Trustee and installed in or appurtenant to said engines.

         Together with all substitutions, replacements and renewals of the property described above, and all property which shall hereafter become physically attached to or incorporated in the property described above, whether the same are now owned by the Owner
Trustee or shall hereafter be acquired by it.

         As further security for the obligations
referred to above and secured by the Indenture and hereby, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders, in the trust created by the Indenture, all of the estate, right, title and interest of the Owner
Trustee in, to and under the Lease and Lease
Supplement (other than Excepted Payments, if any) covering the property described above.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

         This Supplement shall be construed as
supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

         This Supplement is being delivered in the State of New York.

         AND, FURTHER, the Owner Trustee hereby
acknowledges that the Aircraft/Engines referred to in this Supplement and the aforesaid Lease Supplement has been delivered to the Owner Trustee and is included in the property of the Owner Trustee and covered by all the terms and conditions of the Trust Agreement, subject to the Lien of the Indenture.

         IN WITNESS WHEREOF, the Owner Trustee has caused this Supplement to be duly executed as of the date first written above by one of its officers thereunto duly authorized.

                        FIRST SECURITY BANK OF UTAH,
                        NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but solely as Owner Trustee



                         By __________________________
                            Title:





                                        Exhibit B to
                                      Trust Indenture and
                                      Security Agreement

                [Form of Certificate]


    THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
 THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE
  SOLD OR OFFERED FOR SALE IN CONTRAVENTION OF SAID ACT


No. ______                            $ _______________


             EQUIPMENT TRUST CERTIFICATE
     (FEDERAL EXPRESS CORPORATION TRUST [_____])

             FIRST SECURITY BANK OF UTAH,
                NATIONAL ASSOCIATION,
     not in its individual capacity but solely as
         OWNER TRUSTEE UNDER TRUST AGREEMENT
DATED AS OF SEPTEMBER 1, 1993, AS AMENDED AND RESTATED
                AS OF MARCH 1, 1994


Interest Rate               Maturity
- -------------               --------



         First Security Bank of Utah, National
Association, not in its individual capacity but solely as Owner Trustee (herein in such capacity called the "Owner Trustee") under that certain Trust Agreement dated as of September 1, 1993, between the Owner
Participant named therein and First Security Bank of Utah, National Association as amended and restated as of March 1, 1994 (herein as such Trust Agreement may be further amended or supplemented from time to time called the "Trust Agreement"), hereby promises to pay to NationsBank of South Carolina, National
Association, as Pass Through Trustee, or registered assigns, the principal sum of
_______________________________  Dollars, payable as
set forth below for the Maturity specified above, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the principal outstanding from time to time, semiannually on each March 23 and September 23, on said principal sum in like coin or currency at the rate per annum set forth above from the March 23 or the September
23, as the case may be, next preceding the date of this Certificate to which interest on the Certificates has been paid or duly provided for, unless the date hereof is a date to which interest on the Certificates has been paid or duly provided for, in which case from the date of this Certificate. Notwithstanding the foregoing, if the date hereof is after any March 8 or September 8 and before the following March 23 or September 23, as the case may be, this Certificate shall bear interest from such March 23 and September 23; provided that, if the Owner Trustee shall default in the payment of interest due on such March 23 or September 23, then this Certificate shall bear interest from the next preceding March 23 or September 23 to which interest on this Certificate has been paid or duly provided for. The interest so payable on any March 23 or September 23 will, except as otherwise provided in the Indenture referred to below, be paid to the person in whose name this Certificate is registered at the close of business on the March 8 or September 8 preceding such March 23 or September 23, whether or not such day is a Business Day.

         This Certificate shall bear interest at the Past Due Rate on any principal hereof and on any other amount payable hereunder or under the Indenture which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

         Principal and interest and other amounts due hereunder shall be payable at the office or agency of NationsBank of Georgia, National Association (the
"Indenture Trustee") for such purpose; provided that, at the option of the Indenture Trustee, interest may be paid by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Register. If any amount payable under this Certificate, or under the Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without (provided that payment is made on such next succeeding Business Day) additional interest thereon for the period of such extension.

         No employee benefit plan subject to Title I of the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), or individual retirement account or plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or any trust established under any such plan or account
(hereinafter collectively referred to as an "ERISA
Plan"), may acquire or hold any of the Certificates.
The acquiring by any person of any Certificate shall be deemed to constitute a representation by such person to the Lessee, the Owner Participant, the Owner
Trustee and the Indenture Trustee or their respective successors, as the case may be, that such person is not an ERISA Plan and that such person is not acquiring, and has not acquired, such Certificate with assets of an ERISA Plan.

         First Security and NationsBank of Georgia,
National Association are not acting individually hereunder, but solely as Owner Trustee and Indenture
Trustee, respectively.

         This Certificate is one of a duly authorized issue of Certificates issued and to be issued under the Trust Indenture and Security Agreement (Federal
Express Corporation Trust [__]) dated as of March 1,
1994 (herein as amended, supplemented or modified from time to time called the "Indenture"), between the Owner Trustee and the Indenture Trustee, designated as Equipment Trust Certificates (Federal Express
Corporation Trust [__]) limited in aggregate initial principal amount to $________________ consisting of the following aggregate principal amounts of Certificates with the interest rates per annum and maturities shown:



                       Initial
                      Aggregate
                      Principal
Maturity               Amount          Interest Rate
- --------              ---------        -------------


                     $                         7.53%
                     $                         7.89%
                     $                         8.40%


          Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Owner Trustee, the Owner Participant, the Lessee, the Indenture
Trustee and the Holders, and the terms upon which the Certificates are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

         Capitalized terms not otherwise defined
herein shall have the meanings ascribed to them in the Indenture.

         The principal amounts of the Certificates are payable as follows. The Certificates with a Maturity of September 23, 2006 are subject to redemption in part, pro rata (based on the face amount hereof) commencing on _________, ____, the Certificates with a Maturity of September 23, 2008 are subject to redemption in part, pro rata, commencing on _________, ____, and the Certificates with a Maturity of March 23, 2010 are subject to redemption in part, pro rata commencing on __________, ____ in each case through mandatory sinking fund redemptions providing for the redemption on the Sinking Fund Redemption Dates of the aggregate principal amounts set forth below, together with interest accrued thereon to the applicable
Sinking Fund Redemption Date, but without Make-Whole
Premium.

                         Principal Amount
                         ----------------

                 Certificates with    Certificates with   Certificates with
 Sinking Fund    a Maturity of        a Maturity of       a Maturity of
Redemption Date  September 23, 2006   September 23, 2008  March 23, 2010
- ---------------  ------------------   -----------------   -----------------

       [See Appendix A for Sinking Fund Redemption Date information for the relating thirteen (13) Aircraft]


                 ==================   =================   =================
       TOTAL


         Except as expressly provided in the
Indenture, all payments of principal, Make-Whole
Premium, if any, and interest and other amounts to be made to the Holder hereof by or at the behest of the Owner Trustee hereunder or under the Indenture shall be made only from the income and proceeds from the Lessor's Estate to the extent included in the Trust
Indenture Estate and only to the extent that the Owner
Trustee shall have sufficient income or proceeds from the Lessor's Estate to the extent included in the Trust Indenture Estate to enable the Indenture Trustee to make such distributions in accordance with the terms of the Indenture; provided that under the Lease, the Lessee is obligated to pay or cause to be paid, to the extent such payments are not required to be made from the assets subject to the Lien of this Indenture or the income and proceeds received by the Indenture
Trustee therefrom, any net loss arising from the investment of funds held by the Indenture Trustee which but for an Event of Default would be payable to Lessee, and each Holder hereof, by its acceptance of this Certificate, agrees that it will (except as aforesaid) look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to the Holder hereof as provided above and that none of the Owner Participant, First Security
Bank of Utah, National Association or the Indenture
Trustee is personally liable to the Holder hereof for any amounts payable or any liability under this Certificate or under the Indenture, except as expressly provided in the Indenture (in the case of First Security Bank of Utah, National Association, the
Owner Trustee and the Indenture Trustee) or as expressly provided in the Participation Agreement (in the case of the Owner Participant).

         The Certificates are subject to prepayment in the following circumstances at the price determined as set forth below.

         (i)  If an Event of Loss occurs with respect
    to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe (unless such Event of Loss relates to the Engines and, pursuant to Section 11.04 of the Lease and Section 9.08 of the Indenture,
    Replacement Engine(s) are substituted therefor).

        (ii)  If the Lessee, pursuant to Section
    4.02(a)(C) or 4.02(a)(D) of the Lease, gives notice of purchase of the Aircraft (and Section
    2.12 of the Indenture shall not be applicable in connection with such purchase).

       (iii)  If the Owner Participant or the Owner
    Trustee on behalf of the Owner Participant, gives notice of prepayment to the Indenture Trustee pursuant to Section 8.02 of the Indenture.

        (iv)  If the Lessee, pursuant to Section
    10.01 of the Lease, gives notice of a voluntary termination for obsolescence or surplus, but subject to Section 6.02(c) of Indenture.

        [(v)  Intentionally Omitted]

        (vi)  If (A) a Deemed Event of Loss occurs
    or (B) a Pre-Funding Event of Loss occurs.

         In the case of a prepayment of the
Certificates pursuant to clause (ii) or (iv) above, the Lessee, in accordance with and subject to the terms (including timing of notice) of Section 4.02(a) or Section 10.01 of the Lease or Section 15 of the Participation Agreement, as the case may be, shall give irrevocable written notice to the Owner Trustee and the Indenture Trustee and to the Holders of all of the Certificates specifying the Business Day on which the Owner Trustee is directed to prepay the Certificates. In the case of a prepayment pursuant to clause (i) above, the Certificates shall be prepaid on the Loss Payment Date as defined in Section 11.02 of the Lease. In the case of a prepayment pursuant to clause (iii) above, the Certificates shall be prepaid on the date designated in the notice of prepayment required by Section 8.02 of the Indenture. In the case of a prepayment of the Certificates pursuant to clauses (ii) and (iv) above, the Certificates shall be prepaid in full on the Termination Date. In the case of a prepayment of the Certificates pursuant to
Section 6.02(a)(vi)(A) above, the Certificates shall be prepaid on the fourth Frankfurt Business Day after the Cut-off Date. In the case of a prepayment of the Certificates pursuant to Section 6.02(a)(vi)(B) above, the Certificates shall be prepaid (i) in the case of a Pre-Funding Event of Loss, notice of which is received by the Indenture Trustee at least five Frankfurt
Business Days prior to the Scheduled Commencement
Date, on the Scheduled Commencement Date, or (ii) in the case of any other Pre-Funding Event of Loss, on the fourth Frankfurt Business Day after the Cut-off
Date. The day on which the Certificates are to be prepaid is herein referred to as the "Prepayment
Date". On or prior to the Prepayment Date, immediately available funds shall be deposited with the Indenture Trustee in an amount in respect of the Certificates equal to:

         (1)  in the event of a prepayment of the
Certificates (1) pursuant to clause (i), clause (iii)
(if clause (B) of Section 8.02(a) of the Indenture is applicable), or clause (vi) above, the sum of (i) the aggregate principal amount of such Certificates then outstanding, (ii) accrued interest on the Certificates to the Prepayment Date and (iii) all other aggregate sums due any Certificate Holder or the Indenture
Trustee under the Indenture or under the Participation
Agreement or the Lease, or the sum of (2) in the event of a prepayment of the Certificates pursuant to clause
(ii), (iii) (if clause (A) of Section 8.02(a) of the
Indenture is applicable), or (iv) above, the sum of the amounts specified in clauses (i), (ii) and (iii) of the preceding clause (1) plus the Make-Whole
Premium in respect of all Certificates (the aggregate amount required to be paid pursuant to this sentence being herein referred to as the "Prepayment Price").

         If, in accordance with and subject to the satisfaction of the conditions set forth in Section
7.11 of the Participation Agreement, the Lessee shall assume all of the obligations of the Owner Trustee hereunder, under the Certificates and all other
Operative Agreements, the Owner Participant and the
Owner Trustee shall (except for prior acts) be released and discharged from any further obligations hereunder and under the Certificates and all other
Operative Agreements (except any obligations that have accrued prior to such assumption).

         If an Indenture Event of Default under the Indenture shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived the Majority in Interest of Holders. Any such consent or waiver shall be conclusive and binding upon the Holder of this Certificate and upon all future
Holders and owners of this Certificate and any Certificate that may be issued in exchange or substitution therefor, whether or not any notation thereof is made upon this Certificate or such other
Certificates. Moreover, if, and only if, an Event of Default shall occur, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease.

         The Owner Trustee or the Owner Participant may cure a default by the Lessee under the Lease arising from the failure of the Lessee to make any Basic Rent payments under the Lease if such failure of the Lessee to make such payment of Basic Rent shall not constitute the fourth consecutive such failure or seventh subsequent cumulative such failure. The
Owner Trustee or the Owner Participant may cure any other default by the Lessee in the performance of its obligations under the Lease which can be cured by the payment of money by making such payment on behalf of the Lessee.

         At any time (A) one or more Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if such Event of Default shall be an Event of Default under Section 16.01 of the Lease) and the Certificates shall not have been accelerated or (B) the Certificates have been accelerated pursuant to Section 7.02(b) or 7.02(c) of the Indenture or after one or more Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more if such Event of Default shall be an Event of Default under Section 16.01 of the Lease), the Owner
Participant (or the Owner Trustee on behalf of the Owner Participant) may:

         (1)  direct the Owner Trustee to cause the
         prepayment of all the Certificates by
         notifying the Indenture Trustee of such
         election and depositing the sum of amounts contemplated by paragraph "first" under
         Section 5.03 of the Indenture and the
         aggregate Prepayment Price of all such
         Certificates with the Indenture Trustee for distribution to the Holders; or

         (2)  purchase all of the Outstanding
         Certificates by paying to the Indenture
         Trustee an amount equal to the aggregate unpaid principal amount of all Outstanding
         Certificates, plus accrued interest to the date of purchase and any Make-Whole Premium
         (in the case of a purchase pursuant to clause
         (A) of Section 8.02(a) of the Indenture) plus all other sums due any Holder or the Indenture Trustee under the Indenture, the Participation Agreement or the Lease.

         The right of the Holder hereof to institute an action for any remedy under the Indenture is subject to certain restrictions specified in the Indenture, except that the right of the Holder of this Certificate to receive payment of the principal of and interest and Make-Whole Premium, if any, on this Certificate on or after the respective due dates, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Holder.

         The Certificates are issuable only as
registered Certificates without coupons in denominations of $1,000 and integral multiples thereof. So long as any of the Certificates remain
Outstanding, the Indenture Trustee will maintain an office or agency where the Certificates may be presented for payment and a facility or agency in New
York, New York where the Certificates may be presented for registration of transfer and for exchange as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein, this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Indenture
Trustee, or at the office or agency maintained for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Indenture Trustee duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same Maturity and interest rate and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein, the Certificates are exchangeable for an equal aggregate principal amount of Certificates of the same Maturity and interest rate and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Indenture Trustee, or at an office or agency maintained for such purpose.

         No service charge shall be levied for any such registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, any agent of the Owner Trustee or the Indenture Trustee, the Paying Agent, if any, the Registrar and the Lessee may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for all purposes whether or not this Certificate is overdue, and neither the Owner
Trustee, the Indenture Trustee (nor any agent of the Owner Trustee or the Indenture Trustee), nor the Paying Agent, if any, the Registrar nor the Lessee shall be affected by notice to the contrary.

         As provided in the Indenture, the Indenture and the Certificates shall be construed in accordance with and governed by the laws of the State of New
York.

         This Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized officers on the certificate below.

         IN WITNESS WHEREOF, the Owner Trustee has caused this Equipment Trust Certificate (Federal
Express Corporation Trust [_____]) to be duly executed in its corporate name by its officer thereunto duly authorized.


Dated:


                        FIRST SECURITY BANK OF UTAH,
                        NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but solely as Owner Trustee



                         By _____________________________
                               Authorized Officer


             [FORM OF INDENTURE TRUSTEE'S
            CERTIFICATE OF AUTHENTICATION]



         This is one of the Equipment Trust
Certificates (Federal Express Corporation Trust
[_____]) referred to in the within-mentioned
Indenture.


Dated:


                         NATIONSBANK OF GEORGIA,
                           NATIONAL ASSOCIATION,
                           not in its individual capacity
                           but solely as Indenture Trustee


                         By ______________________________
                               Authorized Signatory




                      SCHEDULE I

             [Intentionally left blank.]





                     SCHEDULE II

                     DEFINITIONS


GENERAL PROVISIONS

         The following terms shall have the following meanings for all purposes of each Operative Agreement which specifically incorporates this Schedule, referred to below, unless otherwise defined in such Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any such Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

         Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

         Act or Federal Aviation Act.  The Federal
Aviation Act of 1958, as amended from time to time, and the regulations promulgated pursuant thereto.

         Additional Insureds.  As defined in
Article 13 of the Lease.

         Aeronautics Authority or FAA.  As
appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United
States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency located in the United States succeeding to the functions of any of the foregoing.

         Affiliate. With respect to any Person, any partner of such Person or any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person or such partner whether through the ownership or voting securities or by contract or otherwise.

         After-Tax Basis.  A basis such that any
payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all federal, state, local and foreign income taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received. In the case of amounts payable to the Lessor, the Owner Participant or any partner of the Owner Participant, or any corporate affiliate of any partner of the Owner
Participant, it shall be presumed that such Person is at all times subject to federal income tax at the maximum marginal rate generally applicable to corporations from time to time and actual state, local and foreign income taxes.

         Agreement to Lease. The Original Agreement to Lease, as amended and restated as of March 1, 1994, among Lufthansa, the Lessee and the Lessor.

         Air Carrier. Any air carrier which is a United States "domestic air carrier" as defined in
Part 121 of the Federal Aviation Regulations, and any
"foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under
Section 402 of the Act.

         Aircraft.  The Airframe together with the two
Engines whether or not any of such Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft.

         Aircraft Cost. The amount specified as the Aircraft Cost for the Aircraft on Schedule I to the Agreement to Lease (as in effect on the Closing Date).

         Airframe.  The Airbus Model A310-203 aircraft
(excluding the Engines or engines from time to time installed thereon) contemplated by the Participation
Agreement to be leased on the Commencement Date by the Lessor to the Lessee pursuant to the Lease, and having the manufacturer's serial number ________________ and, on and after the Commencement Date, the United States
FAA Registration Number specified in the initial Lease
Supplement, including all Parts.

         Ancillary Agreements. Any written agreement between parties to the Agreement to Lease Operative
Agreements or Operative Agreements entered into on the Closing Date or at any time thereafter in connection with the transactions contemplated by the Operative
Agreements, as amended from time to time.

         Appraisal. The appraisal delivered pursuant to Section 4.01(l) of the Participation Agreement.

         Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

         Bankruptcy Default.  An event specified in
Section 16.01(e), (f) or (g) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Basic Rent. The aggregate periodic rent payable throughout the Basic Term pursuant to
Section 3.01 of the Lease.

         Basic Term. The period commencing at the beginning of the day on the Commencement Date and ending at the end of the day on the day immediately preceding the date 15 years from the Commencement
Date, or such earlier date on which the Lease shall be terminated as provided therein.

         Beneficial Interest. The interest of the Owner Participant under the Trust Agreement.

         Bills of Sale.  Has the meaning set forth in
Section 4.02(d)(v) of the Participation Agreement.

         Business Day. Any day on which commercial banks are not authorized or required to close in New
York City and Memphis, Tennessee, and so long as the Lien of the Indenture is in effect, in Atlanta, Georgia, and Columbia, South Carolina, and thereafter in Salt Lake City, Utah.

         Certificates or Equipment Trust Certificates.
The Equipment Trust Certificates (Federal Express
Corporation Trust ___) issued by the Owner Trustee pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

         Citizen of the United States. A citizen of the United States as defined in Section 101(16) of the Act, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

         Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters occurs pursuant to the Underwriting
Agreement.

         Closings. The closing with respect to the acquisition of the Pass Through Certificates by the Underwriters and the closing with respect to the acquisition of the Certificates by the Pass Through
Trusts.

         Code.  Except as otherwise provided,
references to the Code shall mean the Internal Revenue
Code of 1986, as amended from time to time.

         Collateral. Has the meaning set forth in the Collateral Agreement.

         Collateral Agreement.  The Collateral
Agreement (Trust ______), dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as amended or modified from time to time.

         Commencement Date. The date on which the Aircraft is leased by the Lessor to the Lessee under the Lease, which date shall also be the date of the initial Lease Supplement.

         Commission or SEC.  The Securities and
Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of the Participation
Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the body performing such duties on such date.

         Company.  Federal Express Corporation, a
Delaware corporation, and its permitted successors and assigns hereunder.

         Corporate Base Rate. The rate announced from time to time by The Chase Manhattan Bank, N.A. or any successors thereto at its head office at New York, New
York, as its Corporate Base Rate.

         Corporate Trust Office.  The office of the
Indenture Trustee at which the Indenture Trustee's corporate trust business shall be administered which the Indenture Trustee shall have specified by notice in writing to the Lessee, the Owner Trustee and the Holders.

         Cut-off Date. The earlier to occur of (i) the date which is 365 days after the Scheduled
Commencement Date, or any earlier Business Day (but in no event earlier than the Scheduled Commencement Date) specified as the Cut-off Date by the Owner Trustee in an irrevocable written notice (including, without limitation, in any such notice contemplated by Section
12 of the Agreement to Lease) given to the Indenture
Trustee not less than 30 days prior thereto and (ii)
30 days after the date of any Pre-Funding Termination
Notice in accordance with Section 3 of the Agreement to Lease.

         DA. Deutsche Aerospace Airbus GmbH, a German corporation, its successor and permitted assigns.

         Debt Portion. The amount specified as such on Schedule IV to the Participation Agreement.

         Debt Rate. The weighted average rate of interest applicable from time to time to the Certificates, but in no event less than 8% per annum.

         Deemed Event of Loss. If the Exchange Date does not occur on or prior to the Cut-off Date.

         Default. Any event or condition, which with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         Delivery Notice.  Notice of the Aircraft's
Commencement Date, given by the Owner Participant as provided in Section 3.01 of the Participation
Agreement and including any notice with respect to a postponed Commencement Date given by the Owner
Participant pursuant to Section 3.02 of the Participation Agreement.

         Demand Note.  Each of the Promissory Notes
(D-_______), dated the Closing Date, from Lufthansa in the form of Exhibit E to the Participation Agreement, and in an aggregate principal amount specified under "Demand Note Principal Amount" in Schedule IV to the
Participation Agreement.

         Demand Note Collateral. Has the meaning set forth in the Collateral Agreement.

         Dollars and $. The lawful currency of the United States of America.

         Engine.  Each of the two General Electric
CF6-80A3 engines, more fully described in the initial
Lease Supplement (or, prior to the Commencement Date, in Exhibit A to the Agreement to Lease opposite the Airframe), whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 7.02(a)(vii), 10.03,
11.03, 11.04 or 12.02 of the Lease, together with all Parts. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the Lien of the Indenture, such replaced
Engine shall cease to be an "Engine" under the Lease.

         ERISA.  The Employee Retirement Income
Security Act of 1974, as amended.

         Event of Default.  Each of the events
specified in Article 16 of the Lease.

         Event of Loss. Event of Loss means any of the following events on or after the Commencement Date with respect to the Aircraft, the Airframe or any
Engine: (i) loss of such property or its use (A) for a period in excess of 120 days or to the end of the Term, if less, due to theft or disappearance, or
(B) for a period in excess of 60 days or to the end of the Term, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the expiration of the Term or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Term, provided that no Event of Loss shall be deemed to have occurred, and the Term shall be extended automatically for a period of up to six months beyond the end of the Term in the event that the Aircraft, the Airframe or Engine is requisitioned by the Government pursuant to an activation as part of the Civil Reserve Air Fleet
Program described in Section 7.02(a)(iv) of the Lease;
and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model
A310-203 aircraft equipped with engines of the same make and model as the Engines for a period of six (6) consecutive months, unless the Lessee, prior to the expiration of such six (6) month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of one (1) year, unless the Lessee, prior to the expiration of such one (1) year period shall have conformed the Aircraft to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Lessee; provided, that if there is a conflict between the operation of clause (iv) above and Section 12.05 of the Lease (by reference to Section 12.04(ix) thereof), such
Section 12.05 of the Lease shall control. The date of such Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the end of the Term, if less due to theft or disappearance, or loss for a period in excess of 60 days, or to the end of the Term, if less due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or to the end of the Term),
(ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. On or after the Commencement Date, an Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

         Exchange Act.  The Securities Exchange Act of
1934, as amended.

         Exchange Date. The date, on or after the Commencement Date, on which the Indenture Trustee releases the Debt Portion pursuant to Section 7(e) of the Collateral Agreement.

         Excepted Payments. Collectively, (i) all right, title and interest of the Owner Participant or the Owner Trustee in, to and under the Tax Indemnity
Agreement and any moneys due or to become due under the Tax Indemnity Agreement and payments of Supplemental Rent or other payments by the Lessee in either case solely in respect of the Tax Indemnity
Agreement, (ii) indemnity payments and interest thereon and other amounts paid or payable by the Lessee to the Owner Participant or to the Owner
Trustee in its individual capacity or any of their respective Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors, assigns, directors, officers, employees, agents or servants pursuant to Articles 8, 9 or 10 of the Participation
Agreement or any corresponding payment of Supplemental
Rent under the Lease; (iii) proceeds of public liability insurance or governmental indemnities in lieu thereof in respect of the Aircraft payable to the Owner Participant or the Owner Trustee, in its individual capacity, or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, as a result of insurance claims made, or losses suffered, by, or amounts in respect of such indemnities paid for the benefit of, the Owner
Participant or the Owner Trustee in its individual capacity or any of their Affiliates (other than the Owner Trustee in its capacity as trustee and the trust created pursuant to the Trust Agreement), successors or assigns, directors, officers, employees, agents or servants, either pursuant to the Lease (which shall include proceeds of any self-insurance by the Lessee) or maintained by the Owner Trustee or the Owner
Participant and not required to be maintained under the Lease; (iv) proceeds of any insurance in respect of the Aircraft (not required by Section 13 of the Lease) which is separately acquired and paid for by the Owner Participant (directly or through the Owner
Trustee) or the Lessor in accordance with Section
13.05 of the Lease); (v) indemnity payments payable by the Owner Participant to the Owner Trustee in its individual capacity pursuant to Section 6.01 of the Trust Agreement; (vi) Transaction Costs or other expenses paid or payable by the Lessee to, or for the benefit of, the Indenture Trustee, First Security or the Owner Participant pursuant to Section 10.01 of the Participation Agreement; (vii) if the Lessee has assumed the obligations of the Owner Trustee pursuant to Section 7.12 of the Participation Agreement and
Section 2.12 of the Indenture, the amount payable as purchase price pursuant to Section 4.02(a), (c) or (d) of the Lease; (viii) the right to enforce, and the proceeds of any such enforcement of, any right to receive the proceeds of any of the amounts referred to in clauses (i) through (vii) above, and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause
(viii); and (ix) any payments in respect of interest to the extent attributable to the payments referred to in clauses (i) through (vii) above.

         Expense and Expenses. Have the meanings specified in Section 9.01(a) of the Participation
Agreement.

         FAA Bill of Sale. Has the meaning set forth in Section 4.02(d)(iv) of the Participation Agreement.

         Fair Market Rental. An amount determined on the basis of, and equal in amount to, the rental which would be obtained in an arm's-length transaction between an informed and willing lessee and an informed and willing lessor unaffiliated with such lessee, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to Article 12 of the Lease. Fair Market Rental shall be determined in accordance with the provisions of Section 4.03 of the Lease.

         Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. Unless otherwise provided in the applicable provisions of any Operative Agreement, in such determination it shall be assumed that the Aircraft is in the condition required under the Lease in the case of return of the Aircraft pursuant to
Article 12 of the Lease. Fair Market Value shall be determined in accordance with the provisions of
Section 4.03 of the Lease.

         Frankfurt Business Day. A day which is a Business Day and is a day (other than a Saturday or Sunday) on which commercial banks in Frankfurt, Germany are generally open for the conduct of business.

         Geneva Convention.  The International
Convention on the Recognition of Rights in Aircraft
(Geneva 1948).

         Government. The United States of America or an agency or instrumentality thereof.

         Government Obligations. Direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.

         Holder of a Certificate; Holder. As of any particular time, the Person in whose name a Certificate shall be registered as payee with the Indenture Trustee.

         Indemnification Agreement.  The
Indemnification Agreement, dated the date of the Underwriting Agreement, among the Lessee, Lufthansa, the LC Bank and the Underwriters.

         Indemnitee. Each of the Owner Trustee, in its individual capacity and as Owner Trustee and Lessor, the Owner Participant, the Indenture Trustee
(after the Exchange Date), in its individual capacity and as Indenture Trustee and any successor (including any trustee which may succeed to the Lessor's interest under the Lease), Affiliate, assign, officer, director, employee, agent and servant of any of the foregoing, the Lessor's Estate (except to the extent comprised prior to the Exchange Date of the Trust
Indenture Estate) and (after the Exchange Date) the
Trust Indenture Estate and the officers, directors, employees, agents and servants of Lufthansa and the General Partner of the Owner Participant.

         Indenture.  The Trust Indenture and Security
Agreement (Federal Express Corporation Trust _____) dated as of March 1, 1994, between the Owner Trustee and the Indenture Trustee, as supplemented by the Indenture and Security Agreement Supplement No. 1, and any amendment or supplement thereto entered from time to time.

         Indenture and Security Agreement Supplement;
Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

         Indenture Default. Any event which, with the giving of notice or lapse of time, or both, would be an Indenture Event of Default.

         Indenture Documents.  The Indenture, the
Collateral Agreement, the Letter of Credit, the
Demand Notes, the Sales Agreement (to the extent relating to the Aircraft), the Parts and Services
Agreement (to the extent relating to the Aircraft), the Bills of Sale, the Modification Agreement (to the extent relating to the Aircraft), the Lease, the Participation Agreement, the Agreement to Lease
(to the extent relating to the Aircraft), the Trust
Agreement (to the extent relating to the Aircraft or the Lessor's Estate) and the Certificates.

         Indenture Event of Default. Each of the events specified in Section 7.01 of the Indenture.

         Indenture Trustee.  NationsBank of Georgia,
National Association, a national banking association, not in its individual capacity but solely as Indenture
Trustee under the Indenture and each other Person which may from time to time be acting as successor trustee under the Indenture.

         Indenture Trustee's Liens.  Any Lien on the
Trust Indenture Estate resulting from (i) claims against the Indenture Trustee not related to the administration of the Trust Indenture Estate or any transactions pursuant to the Indenture or any Indenture Document or (ii) any act or omission of the Indenture Trustee which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements.

         Independent Appraisal.  An appraisal
conducted pursuant to Section 4.03 of the Lease.

         Independent Investment Banker.  An
independent investment banking institution of national standing appointed by the Lessee that is independent in fact, does not have any direct financial interests, or any material indirect financial interest, in the Lessee or any Affiliate of the Lessee, and is not connected with the Lessee or any Affiliate of the Lessee, as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date (or purchase date) or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture
Trustee.

         Interest Payment Date.  Each March 23 and
September 23, commencing September 23, 1994.

         Issuance Date. For any Pass Through Trust, the date of the issuance of the related Pass Through
Certificates.

         LC Bank.  Westdeutsche Landesbank
Girozentrale, New York Branch.

         Lease.  The Lease Agreement (Federal Express
Corporation Trust _____), in the form of Exhibit B to the Participation Agreement, dated as of the Commencement Date or prior thereto, between the Lessor and the Lessee, as said Lease may from time to time be supplemented or amended, or its terms waived or modified, to the extent permitted by, and in accordance with, the terms of the Indenture, including, without limitation, supplementation by the Lease Supplement.

         Lease Supplement. The Lease Supplement, substantially in the form of Exhibit A to the Lease, entered into between the Lessor and the Lessee.

         Lessee.  Federal Express Corporation, a
Delaware corporation, and any successors or permitted assigns in its capacity as lessee under the Lease.

         Lessee Documents.  Each of the Operative
Agreements and Ancillary Agreements to which the Lessee is or is to be a party; provided, however, that for purposes of Section 6.01 of the Participation
Agreement, Lessee Documents shall not include the Lease or any Lease Supplement prior to the Commencement Date.

         Lessor.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity but solely as Owner
Trustee under the Trust Agreement, and its successors and permitted assigns.

         Lessor's Estate. All estate, right, title and interest of the Owner Trustee in and to any Additional Collateral, the Aircraft, the Lease, any
Lease Supplement, the Participation Agreement and the other Indenture Documents, any warranty with respect to the Airframe and the Engines, all amounts of Basic
Rent and Supplemental Rent, including without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of the Owner
Trustee, for its own account or in its individual capacity, the Owner Participant or the Indenture
Trustee), and requisition, indemnity or other payments of any kind for or with respect to the Aircraft
(except amounts owing to the Owner Participant, to the Indenture Trustee, to the Owner Trustee in its individual capacity or to any of their respective directors, officers, employees and agents pursuant to Articles 8 and 9 of the Participation Agreement).
Notwithstanding the foregoing, "Lessor's Estate" shall
(i) include all items of property purported to be covered by the Trust Indenture Estate and (ii) not include any Excepted Payment.

         Lessor's Liens. Liens on the Lessor's Estate or the Trust Indenture Estate, arising as a result of
(i) claims against or liabilities of the Lessor, in its individual capacity or as Owner Trustee, or the Owner Participant, in each case not related to the transactions contemplated by the Operative Agreements,
(ii) any act or omission of the Lessor in its individual capacity or as Owner Trustee, and, in the case of the Lessor in its individual capacity, arising from its gross negligence or willful misconduct either not related to the transactions contemplated by or expressly prohibited under the Operative Agreements and any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (iii) Taxes or Expenses imposed against the Lessor, in its individual capacity or as Owner Trustee, the Owner Participant, Lessor's Estate or the trust created by the Trust
Agreement which are not indemnified against by the Lessee pursuant to the Tax Indemnity Agreement or the Participation Agreement, (iv) claims against the Lessor or the Owner Participant arising from the voluntary transfer by the Lessor or the Owner
Participant of its interests in the Aircraft or the Lessor's Estate other than a transfer of the Aircraft or the Lessor's Estate pursuant to Section 4.02(a) or Articles 10 or 11 of the Lease and other than a transfer pursuant to the exercise of the remedies set forth in Article 17 of the Lease or (v) claims against the Lessor or the Owner Participant (or any Affiliate of either) relating to the Modification Agreement, the Agreement to Lease, the Sales Agreement, the Demand
Note, the Collateral Agreement, the Sub-subcontract
(as defined in the Agreement to Lease) or the Parts and Services Agreement.

         Letter of Credit.  The Irrevocable Letter of
Credit, dated the Closing Date, in the form of Exhibit G to the Participation Agreement and with a Stated Amount equal to the amount specified under "Letter of Credit Stated Amount" on Schedule IV to the
Participation Agreement, from the LC Bank to the Indenture Trustee.

         Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

         Liquid Collateral. Has the meaning set forth in the Collateral Agreement.

         Lufthansa.  Deutsche Lufthansa
Aktiengesellschaft.

         Lufthansa Side Letter.  The letter, dated the
Closing Date, substantially in the form of Exhibit J to the Participation Agreement, among Lufthansa, the Indenture Trustee and the Pass Through Trustee.

         Majority in Interest of Certificate Holders.
As of a particular date of determination, the Holders of more than 50% of the aggregate unpaid principal amount of all Certificates outstanding as of such date excluding for purposes of this definition any Certificates held by (i) the Owner Participant unless all Certificates then outstanding shall be held by the Owner Participant, (ii) the Lessee or (iii) any
Affiliate of either.

         Make-Whole Premium. An amount determined as of the Business Day before the applicable Prepayment
Date or date of purchase, as the case may be, which an Independent Investment Banker determines to be equal to the excess of (i) the present values of all remaining scheduled payments of principal on the Certificate to be prepaid or purchased and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such Prepayment
Date or date of purchase, as the case may be) to the Maturity of such Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment Banker over
(ii) the unpaid principal amount of such Certificate.

         Maturity. With respect to any Certificate, the date on which the final principal amount of such Certificate is scheduled to be due and payable.

         Modification Agreement.  The Original
Modification Agreement, as amended by Amendment No. 1 thereto, dated as of March 1, 1994, among the Lessor, the Owner Participant, Lufthansa and DA.

         Modification Cost. The amount set forth in the "Total" column for the Aircraft in the Rate
Schedule on Exhibit E to the Modification Agreement.

         Moody's.  Moody's Investors Service, Inc.

         Net Proceeds. The amount specified as such on Schedule IV to the Participation Agreement.

         Non-U.S. Person. Any Person other than (i) a citizen or resident of the United States, as defined in section 7701(a)(30) of the Code (for purposes of this definition, the "United States"), (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or therein, or
(iii) any estate or trust that is subject to United
States federal income taxation regardless of the source of its income.

         Obsolete Parts. Parts which the Lessee in good faith determines to be obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

         OP Guarantee.  The Guarantee, if any, by
Lufthansa in the form of Exhibit I to the Participation Agreement.

         Operative Agreements.  The Modification
Agreement, the Agreement to Lease, the Participation
Agreement, the Trust Agreement, the Trust Agreement
Supplement, the Bills of Sale, the Lease, any Lease
Supplement, any Ancillary Agreement which by its terms is an Operative Agreement, the Certificates outstanding at the time of reference, the Indenture, any Indenture and Security Agreement Supplement, the Collateral
Agreement, the Demand Note, the Parts and Services
Agreement, the Indemnification Agreement, the Pass
Through Agreement and the Series Supplements, the Pass
Through Certificates outstanding at the time of reference, the Sales Agreement, the OP Guarantee (if any) and the Tax Indemnity Agreement, each as amended from time to time.

         Options Agreement. The letter agreement dated September 1, 1993 between DA and the Lessee relating, inter alia, to the sale by DA to the Lessee of certain cargo conversion kits and the acknowledgement and agreement by DA of certain rights of the Lessee under the Modification Agreement.

         Outstanding.  When used with respect to
Certificates, as of the date of determination and subject to the provisions of Section 10.04 of the Indenture, all Certificates theretofore executed and delivered under the Indenture, with the exception of the following:

         (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
    Section 2.08 of the Indenture or otherwise;

        (ii) Certificates for which prepayment money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates pursuant to
    Section 14.01 of the Indenture; provided, that if such Certificates are to be prepaid, notice of such prepayment has been duly given pursuant to the Indenture or provision therefor satisfactory to the Indenture Trustee has been made; and

       (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to Article II of the Indenture.

         Original Agreement to Lease. The Agreement to Lease, dated as of September 1, 1993 among Lufthansa, the Lessee and the Lessor.

         Original Agreements. The Original Agreement to Lease, the Original Modification Agreement, the
Original Parts and Services Agreement, the Original
Sales Agreement and the Original Trust Agreement.

         Original Modification Agreement.  The
Aircraft Modification and Maintenance Agreement, dated as of September 1, 1993, among the Lessor, Lufthansa and DA.

         Original Parts and Services Agreement.  The
Parts and Services Agreement, dated as of September 1,
1993, between the Owner Trustee and Lufthansa.

         Original Sales Agreement.  The Sales
Agreement for Aircraft, dated as of September 1, 1993, between the Owner Trustee and Lufthansa.

         Original Trust Agreement.  The Trust
Agreement, dated as of September 1, 1993, between the Owner Participant and the Owner Trustee in its individual capacity.

         Owner Participant. The trustor originally named in the Trust Agreement and any successor thereto, and any Person to which Owner Participant transfers, in accordance with the Trust Agreement and the Participation Agreement, its right, title and interest in and to the Operative Agreements and the Lessor's Estate.

         Owner Trustee.  First Security Bank of Utah,
National Association, a national banking association, not in its individual capacity except as otherwise expressly stated, but solely as Owner Trustee under the Trust Agreement, and its successors and permitted assigns.

         Participation Agreement.  The Participation
Agreement (Federal Express Corporation Trust _____), dated as of March 1, 1994, among the Lessee, the Owner
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as, Owner Trustee, the Owner Participant, the Pass Through
Trustee, not in its individual capacity except as otherwise expressly stated therein, but solely as Pass
Through Trustee, the Indenture Trustee, not in its individual capacity except as otherwise expressly stated therein but solely as Indenture Trustee and the LC Bank, as amended, modified or supplemented, or the terms thereof waived.

         Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or, so long as title thereto shall be vested in the Lessor, prior to replacement thereof in accordance with the Lease, which may be removed therefrom.

         Parts and Services Agreement.  The Original
Parts and Services Agreement, as amended by Amendment
No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Parts Cost.  The cost of the parts and
services with respect to the Aircraft pursuant to
Article 4 of the Parts and Services Agreement.

         Pass Through Agreement.  The Pass Through
Trust Agreement dated as of March 1, 1994 between the Lessee and the Pass Through Trustee, as such Pass
Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

         Pass Through Certificates.  Any of the 1994
Pass Through Certificates, Series A310-A1, 1994 Pass
Through Certificates, Series A310-A2, or 1994 Pass
Through Certificates, Series A310-A3, in each case as issued by the related Pass Through Trust; and "Pass
Through Certificates" means all of the Pass Through
Certificates issued by each of the Pass Through
Trusts.

         Pass Through Closing Excess Amount. The excess of the principal amount of the Certificates issued on the Closing Date over the Net Proceeds.

         Pass Through Trust.  The Federal Express Pass
Through Trust, 1994-A310-A1, Federal Express Pass
Through Trust, 1994-A310-A2 or Federal Express Pass
Through Trust, 1994-A310-A3, in each case formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement; and "Pass
Through Trusts" means all of such Pass Through
Trusts.

         Pass Through Trustee.  NationsBank of South
Carolina, National Association, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through
Trust, and its successors and permitted assigns as Pass Through Trustee thereunder.

         Past Due Rate. In respect of (A) any amount payable to the Owner Participant or the Owner Trustee a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2.5% plus the Debt
Rate and (B) any principal of or interest on any Certificate or any other amount payable under the Indenture, any Certificate or any other Operative
Agreement that is not paid when due (whether at Maturity, by acceleration, by optional or mandatory prepayment or otherwise) to any Holder, the Indenture
Trustee or the Pass Through Trustee, a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to (i) in the case of any such amount payable to the Holder of any Certificate, 2.5% plus the interest rate applicable to such Certificate and
(ii) in the case of any other such amount, 2.5% plus the weighted average rate of interest from time to time payable with respect to the Certificates (or if no Certificates are then outstanding, such weighted average rate at the time immediately preceding the final payment with respect thereto).

         Paying Agent.  Has the meaning set forth in
Section 3.04 of the Indenture.

         Payment Date.  Any Interest Payment Date or
Sinking Fund Redemption Date.

         Payment Default.  Any event specified in
Section 16.01(a) or 16.01(b) of the Lease which with the giving of notice or lapse of time or both would constitute an Event of Default.

         Permitted Investments. Those investments enumerated in Section 23.01(a) (i), (ii), (iii) and
(iv) of the Lease.

         Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government
(federal, state, local, foreign or any agency, instrumentality, division or body thereof).

         Pre-Funding Event of Loss.  Any of the
following events prior to the Exchange Date with respect to the Aircraft, the Airframe or any Engine:
(i) loss of such property or its use (A) for a period in excess of 120 days or to the Cut-off Date, if less, due to theft or disappearance, or (B) for a period in excess of 60 days or to the Cut-off Date, if less, due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever
(provided, however, that failure to properly complete any work contemplated by the Modification Agreement shall not constitute the basis for a Pre-Funding Event of Loss); (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss;
(iii) (1) condemnation, confiscation or seizure of, or requisition of title to such property by the Government, any foreign government or purported government or any agency or instrumentality thereof, such Pre-Funding Event of Loss being deemed to occur on the date of any such condemnation, confiscation, seizure or requisition of title, or (2) requisition of use of such property (A) by a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days (or such shorter period ending on the earlier of the Cut-off Date or on the date on which an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss shall occur), or (B) by the Government for a period extending beyond the Cut-off Date; and (iv) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all Airbus Model A310-203 aircraft equipped with engines of the same make and model as the Engines for a period ending on or after the Cut-off Date. The date of such Pre-Funding Event of Loss shall be the date of (i) loss of such property or its use thereof for a period in excess of 120 days, or to the Cut-off Date, if less, due to theft or disappearance; or loss for a period in excess of 60 days, or to the Cut-off Date, if less, due to damage beyond economic repair; or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement or as otherwise contemplated by clause
(iii)(2)(A) above), (ii) an insurance settlement on the basis of total loss with respect to such property,
(iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (iv) above. A
Pre-Funding Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Pre-Funding
Event of Loss occurs with respect to the Airframe.

         Pre-Funding Prepayment Date. Has the meaning as set forth in Section 6(c) of the Collateral
Agreement.

         Pre-Funding Termination Notice. Has the meaning set forth in Section 3 of the Agreement to Lease.

         Prepayment Date. Has the meaning specified in Section 6.02(b) of the Indenture.

         Prepayment Price. Has the meaning specified in Section 6.02(b) of the Indenture.

         Proposed Termination Date. The proposed date of termination of the Lease as specified by the Lessee in its notice given pursuant to Section 10.01 thereof.

         Purchase Price. The amount set forth in the "Purchase Price in U.S. Dollars" column for the Aircraft on Exhibit B to the Sales Agreement.

         Record Date. With respect to any payment under the Indenture means the 15th calendar day prior to the date such payment is due.

         Recourse Amount. Has the meaning specified in Section 16.10 of the Participation Agreement.

         Register.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Registrar.  Has the meaning set forth in
Section 3.02 of the Indenture.

         Remaining Weighted Average Life.  For any
Certificate, as of any determination date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining mandatory sinking fund redemption payment of principal, including the payment due on the Maturity of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such determination date, and the date on which such payment is scheduled to be made, by
(b) the then outstanding principal amount of such Certificate.

         Renewal Rent. The amount payable by the Lessee as rent in accordance with Section 4.01 of the Lease during any Renewal Term.

         Renewal Term. One term of two years with respect to which the Lessee has exercised its option to renew the Lease pursuant to Section 4.01(a) thereof.

         Rent. All payments due from the Lessee under the Lease as Basic Rent, Renewal Rent and Supplemental
Rent, collectively.

         Rent Payment Date.  Each March 23 and
September 23, commencing on the first such date after the Commencement Date, and continuing thereafter during the Term.

         Replacement Engine.  A General Electric
CF6-80A3 engine of the same or of equal or greater value and utility as the Engine being replaced, together with all Parts relating to such engine;
provided, however, that such Engine shall be of the same model as other Engines then subject to the Lease.

         Responsible Officer. With respect to the Owner Trustee (except for purposes of the Trust
Agreement) or the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such Person to perform obligations under the Operative Agreements, and with respect to any other party, any corporate officer or other employee of a party who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative
Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative
Agreement with respect thereto.

         Sales Agreement.  The Original Sales
Agreement as amended by Amendment No. 1 thereto, dated as of March 1, 1994, between the Owner Trustee and Lufthansa.

         Scheduled Commencement Date.  ______________,
199_.

         Securities Act. The Securities Act of 1933, as amended.

         Secured Obligations. Has the meaning set forth in the Granting Clause of the Indenture.

         Series Supplement.  The Series Supplement
1994-A310-A1 to be executed and delivered by the Lessee and the Pass Through Trustee, the Series Supplement
1994-A310-A2 to be executed and delivered by the Lessee and the Pass Through Trustee or the Series Supplement 1994-A310-A3 to be executed and delivered by the Lessee and the Pass Through Trustee, in each case as such Series
Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means all of such Series Supplements.

         Sinking Fund Redemption Date.  Has the
meaning specified in Section 6.06 of the Indenture.

         Sinking Fund Redemption Price.  Has the
meaning specified in Section 6.06 of the Indenture.

         Special Aviation Counsel.  Daugherty, Fowler
& Peregrin.

         S&P.  Standard & Poor's Corporation.

         Stipulated Loss Value.  As of any Stipulated
Loss Value Determination Date during the Basic Term, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in
Schedule III to the Lease under the heading
"Stipulated Loss Value Factor" opposite such date, and
(ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon; and during any Renewal Term, the amount determined pursuant to Section 4.01(b) of the Lease.

         Stipulated Loss Value Determination Date.
Each date set forth on Schedule III of the Lease under the heading "Stipulated Loss Value Factors".

         Supplemental Rent. All amounts, liabilities and obligations which the Lessee assumes or agrees to perform or pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or an Ancillary Agreement to the Lessor or others, including, without limitation, payment of any Make-
Whole Premium payable by the Lessor under the Indenture that is required to be paid by the Lessee pursuant to Section 3.02 of the Lease, payments of Stipulated Loss Value and amounts calculated by reference to Termination Value and all amounts required to be paid by the Lessee under the agreements, covenants and indemnities contained in the Lease or in the Participation Agreement or the Tax
Indemnity Agreement or other Ancillary Agreement, but excluding (i) Basic Rent and (ii) any such amounts, liabilities and obligations to the extent such amounts, liabilities or obligations arise out of or relate to the period prior to execution of the Lease
Supplement with respect to the Aircraft.

         Tax.  Has the meaning set forth in Section
8.01(a) of the Participation Agreement.

         Tax Attribute Period. The period commencing on the first day of the taxable year of the Owner
Participant in which the Commencement Date occurs and ending on the last day of the seventh succeeding taxable year of the Owner Participant; provided, however, that if the Lessee breaches its representation set forth in Section 4(a) of the Tax
Indemnity Agreement and as a result it is required to pay an indemnity pursuant to said Agreement the Tax
Attribute Period shall be the period over which the Owner Participant is required to depreciate the Aircraft for purposes of calculating the indemnity payable pursuant to Section 5 of the Tax Indemnity
Agreement.

         Tax Indemnity Agreement.  The Tax Indemnity
Agreement, dated as of the Commencement Date, among the Lessee, and the Owner Participant and the partners listed on the Schedule A thereto, as from time to time modified, amended or supplemented pursuant to its applicable provisions.

         Term.  The Basic Term and, if renewed
pursuant to Section 4.01 of the Lease, the Renewal
Term, or the period commencing on the Commencement
Date and ending on such earlier date on which the Lease is terminated pursuant to its terms.

         Termination Date. A Rent Payment Date during the Basic Term that is on or after the end of the Tax
Attribute Period in the case of Article 10 of the Lease and in the case of Section 4.02 of the Lease, the date specified in the notice from the Lessee given pursuant to such Section.

         Termination Value. As of any Termination Date, the greater of (i) the amount determined by multiplying the Aircraft Cost by the percentage set forth in Schedule
IV to the Lease under the heading "Termination Value Factor" opposite such Termination Date, and (ii) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.

         Transaction Costs. Those costs and expenses set forth in Section 10.01(a) of the Participation
Agreement.

         Treasury Yield.  (i)  In the case of a
Certificate having a Maturity within one year after the Prepayment Date or purchase date, as the case may be, the average yield to maturity on a government bond equivalent basis of the applicable United States
Treasury Bill due the week of Maturity of such Certificate, and (ii) in the case of a Certificate having a Maturity one year or more after the Prepayment Date or purchase date, as the case may be, the average yield of the most actively traded United
States Treasury Note (as reported by Cantor Fitzgerald
Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Lessee) corresponding in maturity to the Remaining
Weighted Average Life of such Certificate (or, if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment
Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m. New York time, on the second Business Day preceding the Prepayment Date or purchase date, as the case may be.

         Trust Agreement.  The Original Trust
Agreement, as amended and restated as of March 1, 1994, and as amended or supplemented pursuant to its applicable provisions and in accordance with the other
Operative Agreements (including, without limitation, as supplemented by any Trust Agreement Supplement).

         Trust Agreement Supplement.  The Trust
Agreement Supplement (as defined in the Trust
Agreement) relating to the Aircraft.

         Trust Indenture Act. The Trust Indenture Act of 1939, as amended.

         Trust Indenture Estate; Indenture Estate.
The property, rights and privileges described in the Granting Clause of the Indenture, other than
(A) Excepted Payments, including, without limitation all right, title and interest of the Owner Participant in, to and under the Tax Indemnity Agreement and any moneys due and to become due under the Tax Indemnity
Agreement, all as provided in the Indenture, and
(B) rights granted to the Owner Trustee or the Owner
Participant under the Indenture, including without limitation under Section 2.05, 7.02, 8.01, 8.02, 8.03,
13.01 and 13.02 thereof, and the Letter of Credit and any rights thereunder.

         Underwriters. The several Underwriters named in the Underwriting Agreement.

         Underwriting Agreement.  The Underwriting
Agreement dated March 16, 1994 among the Lessee,
Lufthansa, the Owner Participant, Goldman, Sachs &
Co. and Merrill Lynch, Pierce, Fenner & Smith.

         United States or US.  The United States of
America.

         U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 401 or Section 418 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.



                                                     APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust A


                                 Certificates               Certificates                Certificates
      Sinking Fund             with a Maturity             with a Maturity            with a Maturity
    Redemption Date           of March 23, 1998           of March 23, 2007          of March 23, 2009
    ---------------           -----------------           -----------------          -----------------
March 23, 1995                          531,256                           0                          0
September 23, 1995                      551,258                           0                          0
March 23, 1996                          572,013                           0                          0
September 23, 1996                      593,549                           0                          0
March 23, 1997                          615,897                           0                          0
September 23, 1997                      639,085                           0                          0
March 23, 1998                          663,136                           0                          0
September 23, 1998                            0                     688,114                          0
March 23, 1999                                0                     715,260                          0
September 23, 1999                            0                     743,477                          0
March 23, 2000                                0                     772,808                          0
September 23, 2000                            0                     803,295                          0
March 23, 2001                                0                     834,985                          0
September 23, 2001                            0                     867,925                          0
March 23, 2002                                0                     902,165                          0
September 23, 2002                            0                     937,755                          0
March 23, 2003                                0                     974,750                          0
September 23, 2003                            0                   1,013,204                          0
March 23, 2004                                0                   1,053,174                          0
September 23, 2004                            0                   1,094,722                          0
March 23, 2005                                0                   1,137,909                          0
September 23, 2005                            0                   1,182,799                          0
March 23, 2006                                0                   1,229,461                          0
September 23, 2006                            0                   1,277,963                          0
March 23, 2007                                0                   1,038,927                    289,419
September 23, 2007                            0                           0                  1,381,521
March 23, 2008                                0                           0                  1,439,545
September 23, 2008                            0                           0                  1,500,006
March 23, 2009                                0                           0                  2,575,302
September 23,2009                             0                           0                          0
March 23, 2010                                0                           0                          0
                                      ---------                  ----------                  ---------
           Total                      4,166,194                  17,268,693                  7,185,793



                                                APPENDIX A
                                 SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust B


                                 Certificates           Certificates                Certificates
      Sinking Fund             with a Maturity         with a Maturity            with a Maturity
    Redemption Date           of March 23, 2003     of September 23, 2007        of March 23, 2009
    ---------------           -----------------     ---------------------      ---------------------
March 23, 1995                          562,121                         0                          0
September 23, 1995                      583,285                         0                          0
March 23, 1996                          605,246                         0                          0
September 23, 1996                      628,033                         0                          0
March 23, 1997                          651,679                         0                          0
September 23, 1997                      676,214                         0                          0
March 23, 1998                          701,674                         0                          0
September 23, 1998                            0                   728,092                          0
March 23, 1999                                0                   756,815                          0
September 23, 1999                            0                   786,672                          0
March 23, 2000                                0                   817,706                          0
September 23, 2000                            0                   849,964                          0
March 23, 2001                                0                   883,495                          0
September 23, 2001                            0                   918,349                          0
March 23, 2002                                0                   954,578                          0
September 23, 2002                            0                   992,236                          0
March 23, 2003                          794,071                   237,295                          0
September 23, 2003                            0                 1,070,639                          0
March 23, 2004                                0                 1,112,875                          0
September 23, 2004                            0                 1,156,778                          0
March 23, 2005                                0                 1,202,413                          0
September 23, 2005                            0                 1,249,848                          0
March 23, 2006                                0                 1,299,155                          0
September 23, 2006                            0                 1,350,407                          0
March 23, 2007                                0                 1,403,680                          0
September 23, 2007                            0                    11,348                  1,447,674
March 23, 2008                                0                         0                  1,520,307
September 23, 2008                            0                         0                  1,584,160
March 23, 2009                                0                         0                  3,119,539
September 23,2009                             0                         0                          0
March 23, 2010                                0                         0                          0
                                      ---------                ----------                  ---------
           Total                      5,202,323                17,782,345                  7,671,680





                                                     APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION

Federal Express Corporation Trust C


                                 Certificates           Certificates                Certificates
      Sinking Fund             with a Maturity         with a Maturity            with a Maturity
    Redemption Date           of March 23, 2003     of September 23, 2007        of March 23, 2009
    ---------------           -----------------     ---------------------      ---------------------
March 23, 1995                          564,171                         0                          0
September 23, 1995                      585,413                         0                          0
March 23, 1996                          607,453                         0                          0
September 23, 1996                      630,324                         0                          0
March 23, 1997                          654,056                         0                          0
September 23, 1997                      678,681                         0                          0
March 23, 1998                          704,233                         0                          0
September 23, 1998                            0                   730,748                          0
March 23, 1999                                0                   759,576                          0
September 23, 1999                            0                   789,541                          0
March 23, 2000                                0                   820,688                          0
September 23, 2000                            0                   853,065                          0
March 23, 2001                                0                   886,718                          0
September 23, 2001                            0                   921,699                          0
March 23, 2002                                0                   958,060                          0
September 23, 2002                            0                   995,856                          0
March 23, 2003                        1,035,128                         0                          0
September 23, 2003                            0                 1,074,115                          0
March 23, 2004                                0                 1,116,489                          0
September 23, 2004                            0                 1,160,535                          0
March 23, 2005                                0                 1,206,318                          0
September 23, 2005                            0                 1,253,907                          0
March 23, 2006                                0                 1,303,374                          0
September 23, 2006                            0                 1,354,792                          0
March 23, 2007                                0                 1,408,238                          0
September 23, 2007                            0                   639,183                    824,576
March 23, 2008                                0                         0                  1,523,643
September 23, 2008                            0                         0                  1,587,636
March 23, 2009                                0                         0                  3,293,851
September 23,2009                             0                         0                          0
March 23, 2010                                0                         0                          0
                                      ---------                ----------                  ---------
           Total                      5,459,459                18,232,902                  7,229,706






                                                     APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust D


                                 Certificates           Certificates              Certificates
      Sinking Fund             with a Maturity         with a Maturity          with a Maturity
    Redemption Date           of March 23, 1998       of March 23, 2007      of September 23, 2009
    ---------------           -----------------       -----------------      ---------------------
March 23, 1995                          302,984                       0                          0
September 23, 1995                      575,400                       0                          0
March 23, 1996                          597,063                       0                          0
September 23, 1996                      619,543                       0                          0
March 23, 1997                          642,879                       0                          0
September 23, 1997                      667,073                       0                          0
March 23, 1998                          692,177                       0                          0
September 23, 1998                            0                 718,249                          0
March 23, 1999                                0                 746,584                          0
September 23, 1999                            0                 776,037                          0
March 23, 2000                                0                 806,651                          0
September 23, 2000                            0                 838,474                          0
March 23, 2001                                0                 871,551                          0
September 23, 2001                            0                 905,934                          0
March 23, 2002                                0                 941,673                          0
September 23, 2002                            0                 978,822                          0
March 23, 2003                                0               1,017,437                          0
September 23, 2003                            0               1,057,575                          0
March 23, 2004                                0               1,099,296                          0
September 23, 2004                            0               1,142,663                          0
March 23, 2005                                0               1,187,741                          0
September 23, 2005                            0               1,234,598                          0
March 23, 2006                                0               1,283,303                          0
September 23, 2006                            0               1,333,929                          0
March 23, 2007                                0               1,169,107                    217,412
September 23, 2007                            0                       0                  1,441,807
March 23, 2008                                0                       0                  1,502,362
September 23, 2008                            0                       0                  1,565,462
March 23, 2009                                0                       0                  1,631,211
September 23,2009                             0                       0                  1,952,210
March 23, 2010                                0                       0                          0
                                      ---------              ----------                  ---------
           Total                      4,097,109              18,109,624                  8,310,464



                                                     APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust E


                                 Certificates           Certificates                Certificates
      Sinking Fund             with a Maturity         with a Maturity            with a Maturity
    Redemption Date           of March 23, 2004     of September 23, 2007      of September 23, 2009
    ---------------           -----------------     ---------------------      ---------------------
March 23, 1995                           91,178                         0                          0
September 23, 1995                      569,564                         0                          0
March 23, 1996                          591,008                         0                          0
September 23, 1996                      613,260                         0                          0
March 23, 1997                          636,349                         0                          0
September 23, 1997                      660,308                         0                          0
March 23, 1998                          685,168                         0                          0
September 23, 1998                            0                    710,965                         0
March 23, 1999                                0                    739,012                         0
September 23, 1999                            0                    768,166                         0
March 23, 2000                                0                    798,471                         0
September 23, 2000                            0                    829,970                         0
March 23, 2001                                0                    862,713                         0
September 23, 2001                            0                    896,747                         0
March 23, 2002                                0                    932,123                         0
September 23, 2002                       81,332                    887,563                         0
March 23, 2003                        1,006,972                          0                         0
September 23, 2003                    1,044,885                          0                         0
March 23, 2004                          528,213                    555,994                         0
September 23, 2004                            0                  1,126,047                         0
March 23, 2005                                0                  1,170,469                         0
September 23, 2005                            0                  1,216,644                         0
March 23, 2006                                0                  1,264,641                         0
September 23, 2006                            0                  1,314,531                         0
March 23, 2007                                0                  1,366,389                         0
September 23, 2007                            0                  1,420,262                         0
March 23, 2008                                0                          0                 1,476,324
September 23, 2008                            0                          0                 1,538,329
March 23, 2009                                0                          0                 1,602,939
September 23,2009                             0                          0                 2,129,755
March 23, 2010                                0                          0                         0
                                      ---------                 ----------                 ---------
             Total                    6,508,237                 16,860,707                 6,747,347






                                                       APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION

Federal Express Corporation Trust F


                                 Certificates               Certificates                Certificates
      Sinking Fund             with a Maturity             with a Maturity            with a Maturity
    Redemption Date         of September 23, 2004       of September 23, 2008      of September 23, 2009
    ---------------         ---------------------       ---------------------      ---------------------


March 23, 1995                                  0                           0                          0
September 23, 1995                        569,081                           0                          0
March 23, 1996                            590,507                           0                          0
September 23, 1996                        612,739                           0                          0
March 23, 1997                            635,809                           0                          0
September 23, 1997                        659,747                           0                          0
March 23, 1998                            684,587                           0                          0
September 23, 1998                              0                     710,362                          0
March 23, 1999                                  0                     738,385                          0
September 23, 1999                              0                     767,515                          0
March 23, 2000                                  0                     797,793                          0
September 23, 2000                              0                     829,266                          0
March 23, 2001                                  0                     861,981                          0
September 23, 2001                        895,986                           0                          0
March 23, 2002                            929,720                           0                          0
September 23, 2002                        964,724                           0                          0
March 23, 2003                          1,001,046                           0                          0
September 23, 2003                      1,038,735                           0                          0
March 23, 2004                          1,077,843                           0                          0
September 23, 2004                      1,118,395                           0                          0
March 23, 2005                                  0                   1,160,533                          0
September 23, 2005                              0                   1,206,316                          0
March 23, 2006                                  0                   1,253,905                          0
September 23, 2006                              0                   1,303,372                          0
March 23, 2007                                  0                   1,354,790                          0
September 23, 2007                              0                   1,408,236                          0
March 23, 2008                                  0                   1,463,791                          0
September 23, 2008                              0                     764,379                    757,132
March 23, 2009                                  0                           0                  1,583,493
September 23,2009                               0                           0                  2,612,217
March 23, 2010                                  0                           0                          0
                                        ---------                  ----------                  ---------
           Total                       10,778,919                  14,620,624                  4,952,842







                                                      APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION

Federal Express Corporation Trust G


                                 Certificates               Certificates                Certificates
      Sinking Fund             with a Maturity             with a Maturity            with a Maturity
    Redemption Date         of September 23, 2004         of March 28, 2008        of September 23, 2009
    ---------------         ---------------------         -----------------        ---------------------
March 23, 1995                                  0                         0                            0
September 23, 1995                        512,009                         0                            0
March 23, 1996                            531,287                         0                            0
September 23, 1996                        551,290                         0                            0
March 23, 1997                            572,046                         0                            0
September 23, 1997                        593,583                         0                            0
March 23, 1998                            615,932                         0                            0
September 23, 1998                              0                   639,121                            0
March 23, 1999                                  0                   664,335                            0
September 23, 1999                              0                   690,543                            0
March 23, 2000                                  0                   717,785                            0
September 23, 2000                              0                   746,101                            0
March 23, 2001                                  0                   775,535                            0
September 23, 2001                        806,130                         0                            0
March 23, 2002                            836,481                         0                            0
September 23, 2002                        867,974                         0                            0
March 23, 2003                            900,654                         0                            0
September 23, 2003                        934,563                         0                            0
March 23, 2004                            969,750                         0                            0
September 23, 2004                      1,006,235                         0                            0
March 23, 2005                                  0                 1,044,146                            0
September 23, 2005                              0                 1,085,338                            0
March 23, 2006                                  0                 1,128,155                            0
September 23, 2006                              0                 1,172,660                            0
March 23, 2007                                  0                 1,218,922                            0
September 23, 2007                              0                 1,267,008                            0
March 23, 2008                                  0                 1,316,969                            0
September 23, 2008                              0                         0                    1,368,947
March 23, 2009                                  0                         0                    1,426,443
September 23,2009                               0                         0                    2,553,940
March 23, 2010                                  0                         0                            0
                                        ---------                ----------                    ---------
           Total                        9,697,934                12,466,618                    5,349,330






                                                     APPENDIX A
                                      SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust H


                                 Certificates           Certificates                Certificates
      Sinking Fund             with a Maturity         with a Maturity            with a Maturity
    Redemption Date           of March 23, 2006     of September 23, 2008      of September 23, 2009
    ---------------           -----------------     ---------------------      ---------------------
March 23, 1995                                0                         0                          0
September 23, 1995                      507,767                         0                          0
March 23, 1996                          526,885                         0                          0
September 23, 1996                      546,722                         0                          0
March 23, 1997                          567,306                         0                          0
September 23, 1997                      588,665                         0                          0
March 23, 1998                          610,828                         0                          0
September 23, 1998                            0                   633,826                          0
March 23, 1999                                0                   658,831                          0
September 23, 1999                            0                   684,821                          0
March 23, 2000                                0                   711,838                          0
September 23, 2000                            0                   739,920                          0
March 23, 2001                                0                   769,109                          0
September 23, 2001                            0                   799,451                          0
March 23, 2002                                0                   830,989                          0
September 23, 2002                            0                   863,772                          0
March 23, 2003                          897,848                         0                          0
September 23, 2003                      931,652                         0                          0
March 23, 2004                          966,728                         0                          0
September 23, 2004                    1,003,126                         0                          0
March 23, 2005                        1,040,893                         0                          0
September 23, 2005                    1,080,083                         0                          0
March 23, 2006                          581,643                   539,079                          0
September 23, 2006                            0                 1,163,915                          0
March 23, 2007                                0                 1,209,831                          0
September 23, 2007                            0                 1,257,559                          0
March 23, 2008                                0                 1,307,170                          0
September 23, 2008                            0                 1,358,713                          0
March 23, 2009                                0                         0                  1,412,340
September 23, 2009                            0                         0                  2,903,837
March 23, 2010                                0                         0                          0
                                      ---------                ----------                  ---------
                              Total   9,850,146                13,528,824                  4,316,177



                                                   APPENDIX A
                                    SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust I


                                Certificates            Certificates                Certificates
      Sinking Fund             with a Maturity          with a Maturity            with a Maturity
    Redemption Date         of September 23, 2005    of September 23, 2008        of March 23, 2010
    ---------------         ---------------------    ---------------------        -----------------
March 23, 1995                                 0                          0                        0
September 23, 1995                       386,443                          0                        0
March 23, 1996                           526,836                          0                        0
September 23, 1996                       546,672                          0                        0
March 23, 1997                           567,254                          0                        0
September 23, 1997                       588,611                          0                        0
March 23, 1998                           610,772                          0                        0
September 23, 1998                             0                    633,768                        0
March 23, 1999                                 0                    658,770                        0
September 23, 1999                             0                    684,759                        0
March 23, 2000                                 0                    711,772                        0
September 23, 2000                             0                    739,852                        0
March 23, 2001                           769,039                          0                        0
September 23, 2001                       797,993                          0                        0
March 23, 2002                           828,038                          0                        0
September 23, 2002                       859,214                          0                        0
March 23, 2003                           891,563                          0                        0
September 23, 2003                       925,130                          0                        0
March 23, 2004                           959,961                          0                        0
September 23, 2004                       996,104                          0                        0
March 23, 2005                         1,033,607                          0                        0
September 23, 2005                       920,551                    151,939                        0
March 23, 2006                                 0                  1,113,177                        0
September 23, 2006                             0                  1,157,092                        0
March 23, 2007                                 0                  1,202,739                        0
September 23, 2007                             0                  1,250,187                        0
March 23, 2008                                 0                  1,299,507                        0
September 23, 2008                             0                  1,350,752                        0
March 23, 2009                                 0                          0                1,404,060
September 23,2009                              0                          0                1,463,031
March 23, 2010                                 0                          0                1,646,212
                                       ---------                 ----------                ---------
                              Total   12,207,788                 10,954,314                4,513,303




                                                 APPENDIX A
                                  SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust J


                              Certificates               Certificates                Certificates
      Sinking Fund          with a Maturity             with a Maturity            with a Maturity
    Redemption Date        of March 23, 2006         of September 23, 2008        of March 23, 2010
    ---------------        ------------------        ---------------------        -----------------
March 23, 1995                             0                             0                         0
September 23, 1995                    98,583                             0                         0
March 23, 1996                       523,496                             0                         0
September 23, 1996                   543,206                             0                         0
March 23, 1997                       563,658                             0                         0
September 23, 1997                   584,879                             0                         0
March 23, 1998                       606,900                             0                         0
September 23, 1998                         0                       629,750                         0
March 23, 1999                             0                       654,593                         0
September 23, 1999                         0                       680,417                         0
March 23, 2000                             0                       707,260                         0
September 23, 2000                         0                       735,161                         0
March 23, 2001                       764,163                             0                         0
September 23, 2001                   792,934                             0                         0
March 23, 2002                       822,788                             0                         0
September 23, 2002                   853,766                             0                         0
March 23, 2003                       885,910                             0                         0
September 23, 2003                   919,265                             0                         0
March 23, 2004                       953,875                             0                         0
September 23, 2004                   989,789                             0                         0
March 23, 2005                     1,027,054                             0                         0
September 23, 2005                 1,065,723                             0                         0
March 23, 2006                       624,327                       481,486                         0
September 23, 2006                         0                     1,148,349                         0
March 23, 2007                             0                     1,193,651                         0
September 23, 2007                         0                     1,240,741                         0
March 23, 2008                             0                     1,289,688                         0
September 23, 2008                         0                     1,340,547                         0
March 23, 2009                             0                             0                 1,393,452
September 23,2009                          0                             0                 1,451,977
March 23, 2010                             0                             0                 1,920,457

                                  ----------                    ----------                 ---------
                      Total       12,620,316                    10,101,643                 4,765,886




                                                 APPENDIX A
                                  SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust K


                             Certificates              Certificates                Certificates
     Sinking Fund          with a Maturity            with a Maturity            with a Maturity
    Redemption Date        of March 23, 2006        of September 23, 2008        of March 23, 2010
    ---------------        -----------------        ---------------------        -----------------
March 23, 1995                             0                            0                        0
September 23, 1995                         0                            0                        0
March 23, 1996                       575,706                            0                        0
September 23, 1996                   597,381                            0                        0
March 23, 1997                       619,873                            0                        0
September 23, 1997                   643,211                            0                        0
March 23, 1998                       667,428                            0                        0
September 23, 1998                         0                      692,556                        0
March 23, 1999                             0                      719,878                        0
September 23, 1999                         0                      748,277                        0
March 23, 2000                             0                      777,797                        0
September 23, 2000                   808,481                            0                        0
March 23, 2001                       838,920                            0                        0
September 23, 2001                   870,505                            0                        0
March 23, 2002                       903,280                            0                        0
September 23, 2002                   937,288                            0                        0
March 23, 2003                       972,577                            0                        0
September 23, 2003                 1,009,195                            0                        0
March 23, 2004                     1,047,191                            0                        0
September 23, 2004                 1,086,618                            0                        0
March 23, 2005                     1,127,529                            0                        0
September 23, 2005                 1,169,980                            0                        0
March 23, 2006                     1,130,081                       83,909                        0
September 23, 2006                         0                    1,259,890                        0
March 23, 2007                             0                    1,309,592                        0
September 23, 2007                         0                    1,361,256                        0
March 23, 2008                             0                    1,414,957                        0
September 23, 2008                         0                    1,470,759                        0
March 23, 2009                             0                            0                1,528,799
September 23,2009                          0                            0                1,593,009
March 23, 2010                             0                            0                2,376,125
                                  ----------                    ---------                ---------
                       Total      15,005,244                    9,838,871                5,497,933



                                                   APPENDIX A
                                    SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust L

                                Certificates               Certificates                Certificates
     Sinking Fund             with a Maturity             with a Maturity            with a Maturity
    Redemption Date         of September 23, 2006       of September 23, 2008        of March 23, 2010
    ---------------         ---------------------       ---------------------        -----------------
March 23, 1995                                  0                           0                        0
September 23, 1995                              0                           0                        0
March 23, 1996                            519,250                           0                        0
September 23, 1996                        538,799                           0                        0
March 23, 1997                            599,085                           0                        0
September 23, 1997                        580,135                           0                        0
March 23, 1998                            601,977                           0                        0
September 23, 1998                              0                     624,641                        0
March 23, 1999                                  0                     649,283                        0
September 23, 1999                              0                     674,898                        0
March 23, 2000                            701,522                           0                        0
September 23, 2000                        727,935                           0                        0
March 23, 2001                            755,342                           0                        0
September 23, 2001                        783,780                           0                        0
March 23, 2002                            813,289                           0                        0
September 23, 2002                        843,910                           0                        0
March 23, 2003                            875,683                           0                        0
September 23, 2003                        908,653                           0                        0
March 23, 2004                            942,863                           0                        0
September 23, 2004                        978,362                           0                        0
March 23, 2005                          1,015,198                           0                        0
September 23, 2005                      1,053,420                           0                        0
March 23, 2006                          1,093,081                           0                        0
September 23, 2006                        498,350                     635,846                        0
March 23, 2007                                  0                   1,178,084                        0
September 23, 2007                              0                   1,224,559                        0
March 23, 2008                                  0                   1,272,868                        0
September 23, 2008                              0                   1,323,069                        0
March 23, 2009                                  0                           0                1,375,279
September 23,2009                               0                           0                1,433,040
March 23, 2010                                  0                           0                2,390,258
                                       ----------                   ---------                ---------
                              Total    14,790,634                   7,583,248                5,198,577





                                                   APPENDIX A
                                    SINKING FUND REDEMPTION DATE INFORMATION


Federal Express Corporation Trust M

                                Certificates               Certificates                Certificates
     Sinking Fund             with a Maturity             with a Maturity            with a Maturity
    Redemption Date         of September 23, 2006       of September 23, 2008        of March 23, 2010
    ---------------         ---------------------       ---------------------        -----------------
March 23, 1995                                  0                           0                        0
September 23, 1995                              0                           0                        0
March 23, 1996                            515,742                           0                        0
September 23, 1996                        535,160                           0                        0
March 23, 1997                            555,308                           0                        0
September 23, 1997                        576,216                           0                        0
March 23, 1998                            597,910                           0                        0
September 23, 1998                              0                     620,422                        0
March 23, 1999                                  0                     644,897                        0
September 23, 1999                              0                     670,338                        0
March 23, 2000                            261,715                     435,068                        0
September 23, 2000                        723,800                           0                        0
March 23, 2001                            751,051                           0                        0
September 23, 2001                        779,328                           0                        0
March 23, 2002                            808,670                           0                        0
September 23, 2002                        839,117                           0                        0
March 23, 2003                            870,709                           0                        0
September 23, 2003                        903,492                           0                        0
March 23, 2004                            937,508                           0                        0
September 23, 2004                        972,805                           0                        0
March 23, 2005                          1,009,431                           0                        0
September 23, 2005                      1,047,437                           0                        0
March 23, 2006                          1,086,873                           0                        0
September 23, 2006                        843,425                     284,329                        0
March 23, 2007                                  0                   1,170,767                        0
September 23, 2007                              0                   1,216,953                        0
March 23, 2008                                  0                   1,264,962                        0
September 23, 2008                              0                   1,314,851                        0
March 23, 2009                                  0                           0                1,366,736
September 23,2009                               0                           0                1,424,139
March 23, 2010                                  0                           0                2,611,087
                                       ----------                   ---------                ---------
                              Total    14,615,697                   7,622,587                5,401,962
                                       ==========                   =========                =========